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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-213316

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale thereof is not permitted.

Subject to Completion
Preliminary Prospectus Supplement, dated January 17, 2017

PROSPECTUS SUPPLEMENT
(To Prospectus Dated August 25, 2016)

$100,000,000

           % Senior Convertible Notes Due 2022

New York Mortgage Trust, Inc. is offering to the public $100,000,000 aggregate principal amount of its         % Senior Convertible Notes due 2022, which we refer to in this prospectus supplement as the notes. The notes will be our senior unsecured obligations.

The notes will be convertible, at the noteholders' option, into shares of our common stock initially at a conversion rate of             shares of our common stock per $1,000 principal amount of notes (equivalent to a conversion price of approximately $             per share of our common stock based on a $1,000 principal amount of notes), subject to adjustment as described in this prospectus supplement, at any time on or prior to the close of business on the business day immediately preceding the maturity date. In the event of certain types of fundamental changes, we will increase the conversion rate by a number of additional shares.

The notes will bear interest at a rate of         % per year, payable semi-annually in arrears on January 15 and July 15 of each year, commencing July 15, 2017. The notes will mature on January 15, 2022.

We may not redeem the notes at our option prior to maturity. The noteholders may require us to repurchase all or a portion of their notes upon a fundamental change at a cash repurchase price equal to 100% of the principal amount plus accrued and unpaid interest (including additional interest, if any) through, but excluding, the repurchase date. No sinking fund is provided for the notes.

The notes are new securities, and there is currently no established market for the notes. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. We do not intend to apply for a listing of the notes on any securities exchange or for quotation of the notes on any quotation system.

Our common stock is traded on the Nasdaq Global Select Market under the symbol "NYMT". The last reported sale price of our common stock on the Nasdaq Global Select Market on January 13, 2017 was $6.80 per share.

Investing in the notes and the common stock issuable upon conversion of the notes involves a high degree of risk. See "Risk Factors" beginning on page S-7 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Per Note	Total[1]
Price to the public[2]	%	$
Underwriting discounts and commissions	%	$
Proceeds to us (before expenses)%		$

1
Assumes no exercise of the underwriter's over-allotment option.

2
Plus accrued interest, if any, from             , 2017.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriter has an option to purchase up to an additional $15,000,000 aggregate principal amount of notes to cover over-allotments, if any, on the same terms and conditions set forth above within 13 days of the date of this prospectus supplement.

Delivery of the notes will be made on or about           , 2017, only in book-entry form through The Depository Trust Company.

Nomura

The date of this prospectus supplement is              , 2017.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus. We have not, and the underwriter has not, authorized anyone to provide you with different information.

        We are not, and the underwriter is not, making an offer of the notes covered by this prospectus supplement and the accompanying prospectus in any jurisdiction where the offer is not permitted.

        You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of the offering, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. Before you buy any of the notes, it is important for you to read and consider the information contained in this prospectus supplement and the accompanying prospectus together with additional information described under the headings "Information Incorporated by Reference" and "Where You Can Find More Information."

        If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus or any documents incorporated by reference herein or therein that is filed with the Securities and Exchange Commission, or the SEC, prior to the date of this prospectus supplement, you should rely on the information set forth in this prospectus supplement.

        In this prospectus supplement, we refer to New York Mortgage Trust, Inc., a Maryland corporation, together with its consolidated subsidiaries, as "we," "us," "the Company," or "our," unless we specifically state otherwise or the context indicates otherwise. In addition, the following defines certain of the commonly used terms in this prospectus supplement.

  •
  "Agency ARMs" refers to Agency RMBS comprised of adjustable-rate and hybrid adjustable-rate RMBS;

  •
  "Agency fixed-rate RMBS" refers to Agency RMBS comprised of fixed-rate RMBS;

  •
  "Agency IOs" refers to IOs that represent the right to the interest components of the cash flow from a pool of residential mortgage loans issued or guaranteed by a GSE or an agency of the U.S. government, such as the Government National Mortgage Association, or Ginnie Mae;

  •
  "Agency RMBS" refers to RMBS representing interests in or obligations backed by pools of mortgage loans issued or guaranteed by a GSE or an agency of the U.S. government;

  •
  "ARMs" refers to adjustable-rate residential mortgage loans;

  •
  "CMBS" refers to commercial mortgage-backed securities comprised of commercial mortgage pass-through securities, as well as IO or PO securities that represent the right to a specific component of the cash flow from a pool of commercial mortgage loans;

  •
  "Consolidated K-Series" refers to, as of September 30, 2016 and December 31, 2015, five separate Freddie Mac-sponsored multi-family loan K-Series securitizations, of which we, or one of our special purpose entities, own the first loss PO securities and certain IO securities;

  •
  "distressed residential loans" refers to pools of performing and re-performing fixed-rate and adjustable-rate, fully amortizing, interest-only and balloon, seasoned mortgage loans secured by first liens on one- to four-family properties;

  •
  "GSE" refers to a federally chartered corporation, such as the Federal National Mortgage Association, or Fannie Mae, or the Federal Home Loan Mortgage Corporation, or Freddie Mac;

  •
  "IOs" refers collectively to interest only and inverse interest only mortgage-backed securities that represent the right to the interest component of the cash flow from a pool of mortgage loans;

  •
  "multi-family CMBS" refers to CMBS backed by commercial mortgage loans on multi-family properties;

S-ii

  •
  "non-Agency RMBS" refers to RMBS backed by prime jumbo residential mortgage loans, including re-performing and non-performing loans;

  •
  "POs" refers to mortgage-backed securities that represent the right to the principal component of the cash flow from a pool of mortgage loans;

  •
  "residential securitized loans" each refer to prime credit quality residential ARM loans held in securitization trusts;

  •
  "RMBS" refers to residential mortgage-backed securities comprised of adjustable-rate, hybrid adjustable-rate, fixed-rate, interest only and inverse interest only, and principal only securities;

  •
  "Variable Interest Entity" and "VIE" refers to an entity in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties; and

  •
  "Consolidated VIEs" refers to VIEs where we are the primary beneficiary, as we have both the power to direct the activities that most significantly impact the economic performance of the VIE and a right to receive benefits or absorb losses of the entity that could be potentially significant to the VIE.

S-iii

 FORWARD-LOOKING STATEMENTS

        When used in this prospectus supplement and in the accompanying prospectus and in the documents incorporated herein and therein by reference, in future filings with the SEC or in press releases or other written or oral communications issued or made by us, statements which are not historical in nature, including those containing words such as "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "would," "could," "goal," "objective," "will," "may" or similar expressions, are intended to identify "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, as such, may involve known and unknown risks, uncertainties and assumptions.

        Forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. The following factors are examples of those that could cause actual results to vary from our forward-looking statements: changes in interest rates and the market value of our securities, changes in credit spreads, the impact of the downgrade of the long-term credit ratings of the United States, Fannie Mae, Freddie Mac and Ginnie Mae; market volatility; changes in the prepayment rates on the mortgage loans underlying our investment securities; increased rates of default and/or decreased recovery rates on our assets; delays in identifying and acquiring our targeted assets; our ability to borrow to finance our assets; changes in government laws, regulations or policies affecting our business, including actions taken by the U.S. Federal Reserve and the U.S. Treasury and those relating to Fannie Mae, Freddie Mac or Ginnie Mae; our ability to maintain our qualification as a real estate investment trust for federal tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. These and other risks, uncertainties and factors, including the risk factors described herein and in Part I, Item 1A—"Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2015, as updated by those risk factors included in our subsequent filings with the SEC under the Exchange Act, could cause our actual results to differ materially from those projected in any forward-looking statements we make. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time, and it is not possible to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Exchange Act, and, in accordance with those requirements, file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information, as well as the registration statement and the exhibits and schedules thereto, can be inspected at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such materials may be obtained from the SEC at prescribed rates. Information about the operation of the public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy statements and other information regarding registrants, including us, that file such information electronically with the SEC. The address of the SEC's website is www.sec.gov. Our common stock, $0.01 par value per share, our 7.75% Series B Cumulative Redeemable Preferred Stock, $0.01 par value per share, or the Series B Preferred Stock, and our 7.875% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share, or the Series C Preferred Stock, are listed on the Nasdaq Global

S-iv

Select Market. We do not intend to apply for a listing of the notes on any securities exchange or for quotation of the notes on any quotation system. Our corporate website is located at www.nymtrust.com. Our internet website and the information contained therein or connected thereto do not constitute a part of this prospectus supplement, the accompanying prospectus or any amendment or supplement thereto.

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus, which form a part of the registration statement, do not contain all of the information set forth in the registration statement and its exhibits and schedules, certain parts of which are omitted in accordance with the SEC's rules and regulations. For further information about us and the notes, we refer you to the registration statement and to such exhibits and schedules. Statements contained in this prospectus supplement and the accompanying prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

S-v

 INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus supplement and the accompanying prospectus the information we file with the SEC, which means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that the offering of the securities by means of this prospectus supplement and the accompanying prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement and the accompanying prospectus. In addition, any statement in a filing that we make with the SEC that adds to, updates or changes information contained in an earlier filing that we made with the SEC shall be deemed to modify and supersede such information contained in the earlier filing.

        We incorporate by reference the following documents or information filed with the SEC and any subsequent filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to completion of the offering of the notes described in this prospectus supplement and the accompanying prospectus (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2015;

  •
  our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2016, June 30, 2016 and September 30, 2016;

  •
  our Current Reports on Form 8-K filed on March 18, 2016, April 19, 2016, May 3, 2016 (solely with respect to Item 1.01 thereto), May 13, 2016, May 16, 2016, June 13, 2016, June 16, 2016 (solely with respect to Items 5.02 and 8.01 and Exhibit 99.2 thereto), July 6, 2016, August 25, 2016, September 15, 2016 and December 15, 2016;

  •
  the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2015 from our definitive proxy statement on Schedule 14A filed on March 31, 2016; and

  •
  the description of our common stock in our Registration Statement on Form 8-A filed on June 3, 2008, including any amendment or report filed for the purpose of updating such description.

        We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus are delivered, upon his or her written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus supplement and the accompanying prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request those documents from us by writing to New York Mortgage Trust, Inc., c/o Investor Relations, 275 Madison Avenue, New York, New York 10016 or by calling Investor Relations at (646) 216-2363.

S-vi

SUMMARY

        The following summary is qualified in its entirety by the more detailed information included elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. Because this is a summary, it may not contain all of the information that is important to you. You should read the entire prospectus supplement and the accompanying prospectus, including the section entitled "Risk Factors" and the documents incorporated by reference herein before making an investment decision.

 The Company

        We are a real estate investment trust, or REIT, for federal income tax purposes, in the business of acquiring, investing in, financing and managing primarily mortgage-related assets and financial assets. Our objective is to deliver long-term, stable distributions to our stockholders over changing economic conditions through a combination of net interest margin and net realized capital gains from a diversified investment portfolio. Our portfolio includes credit sensitive assets and investments sourced from distressed markets in recent years that create the potential for capital gains, as well as more traditional types of mortgage-related investments that generate interest income.

        Our investment portfolio includes residential mortgage loans, including second mortgages and loans sourced from distressed markets, non-Agency RMBS, multi-family CMBS, preferred equity and joint venture equity investments in, and mezzanine loans to, owners of multi-family properties, equity and debt securities issued by entities that invest in residential and commercial real estate and Agency RMBS. During the past year, we have undertaken to transition our portfolio to one focused increasingly on residential and multi-family credit assets. Consistent with this approach to capital allocation, we acquired an additional $324.3 million of residential and multi-family credit assets during the nine-month period ended September 30, 2016, while reducing our net capital allocated to Agency RMBS by approximately 20%. Subject to market conditions, we intend to continue to reduce our investment in Agency RMBS in future periods and to redeploy capital from such asset sales to credit sensitive assets. Subject to maintaining our qualification as a REIT, we also may opportunistically acquire and manage various other types of mortgage-related and financial assets that we believe will compensate us appropriately for the risks associated with them, including, without limitation, collateralized mortgage obligations and securities issued by newly originated residential securitizations, including credit sensitive securities from these securitizations.

        We seek to achieve a balanced and diverse funding mix to finance our assets and operations. We currently rely primarily on a combination of short-term borrowings, such as repurchase agreements with terms typically of 30 days, longer term repurchase agreement borrowing with terms between one year and 18 months and longer term structured financings, such as securitizations, with terms longer than one year.

        We internally manage a portion of our portfolio, including Agency ARMs, fixed-rate Agency RMBS, non-Agency RMBS, residential securitized loans, second mortgage loans, multi-family CMBS and preferred equity and joint venture equity investments in, and mezzanine loans to, owners of multi-family properties. In addition, as part of our investment strategy, we also utilize certain external investment managers to manage specific asset types that we target or own. Accordingly, Headlands Asset Management, LLC provides investment management services with respect to our investments in certain distressed residential loans, and The Midway Group, L.P. provides investment management services with respect to our investments in Agency IOs.

        We have elected to be taxed as a REIT for federal income tax purposes and have complied, and intend to continue to comply, with the provisions of the Internal Revenue Code of 1986, as amended, or the Code, with respect thereto. Accordingly, we do not expect to be subject to federal income tax on our REIT taxable income that we currently distribute to our stockholders if certain asset, income, distribution and ownership tests and recordkeeping requirements are fulfilled. Even if we maintain our qualification as a REIT, we expect to be subject to some federal, state and local taxes on our income generated in our taxable REIT subsidiaries.

        Our principal executive offices are located at 275 Madison Avenue, New York, New York 10016, and our telephone number is (212) 792-0107. Our website is www.nymtrust.com. Our website and the information contained at or connected to our website do not constitute a part of this prospectus supplement or the accompanying prospectus.

Recent Developments

  Preliminary Estimate of Book Value Per Common Share as of December 31, 2016

        The preliminary estimate set forth below contains forward-looking statements. You should not place undue reliance on such preliminary estimate because it may prove to be materially inaccurate. The preliminary estimate has not been compiled or examined by our independent auditors, and it is subject to revision upon completion of our internal closing process and normal review and the preparation of our audited consolidated financial statements as of and for the year ended December 31, 2016, including all disclosures required by GAAP, and as our independent auditors conduct their audit of these financial statements. While we believe that such preliminary estimate is based on reasonable assumptions, actual results may vary, and such variations may be material.

        We estimate that, when finally determined and after adjusting for the $0.24 common dividend per share we announced on December 15, 2016, our net book value per common share as of December 31, 2016 will be in the range of $6.10 to $6.18, reflecting a modest decrease from our book value per common share of $6.34 at September 30, 2016. During the fourth quarter of 2016, market volatility resulted in higher interest rates and wider credit spreads.

  At-the-Market Offering Program Update

        During the quarter ended December 31, 2016, we issued 1,905,206 shares of our common stock at an average price of $6.87 per share under our at-the-market offering program, resulting in net proceeds to us of approximately $12.8 million. For the period January 1, 2017 to January 10, 2017, we issued and sold 87,737 shares of our common stock at an average price of $6.68 per share under our at-the-market offering program, resulting in net proceeds to us of approximately $0.6 million.

The Offering

Issuer	New York Mortgage Trust, Inc., a Maryland corporation.
Securities Offered
$100,000,000 aggregate principal amount of % Senior Convertible Notes due 2022, which we refer to as the notes. We have also granted the underwriter an option to purchase up to an additional $15,000,000 aggregate principal amount of notes solely to cover over-allotments, if any.
Maturity	The notes will mature on January 15, 2022, unless previously repurchased or converted in accordance with their terms prior to such date.
Interest Rate	% per annum. Interest will be payable in cash on January 15 and July 15 of each year, beginning July 15, 2017.
Ranking
The notes will be our senior unsecured obligations and will rank senior in right of payment to our subordinated debentures and any of our other indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to any of our liabilities that are not so subordinated; effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities of our subsidiaries.

As of September 30, 2016, our total outstanding indebtedness was approximately $1.23 billion, which is comprised of $671.8 million of short-term repurchase agreement borrowings (with terms generally of less than 30 days), $182.0 million of repurchase agreement borrowings under a master repurchase agreement that expires on December 15, 2017, $96.1 million of residential collateralized debt obligations, $232.4 million of securitized debt and $45.0 million of subordinated debentures. Of our total outstanding indebtedness as of September 30, 2016, an aggregate of approximately $1.18 billion was secured indebtedness. In addition, as of September 30, 2016, our subsidiaries had $299.4 million of other liabilities (including trade payables) to which the notes would have been structurally subordinated. After giving effect to the issuance of the notes (assuming no exercise of the underwriter's over-allotment option) and the use of proceeds therefrom, our total outstanding indebtedness would have been approximately $1.33 billion as of September 30, 2016.

As of September 30, 2016, we owned 100% of the first loss securities of the Consolidated K-Series, which is comprised of five Freddie Mac-sponsored multi-family K-Series securitizations, of which we, or one of our special purpose subsidiaries, own the first loss securities. We determined that the securitizations comprising the Consolidated K-Series were VIEs and that we are the primary beneficiary of these securitizations. Accordingly, we are required to consolidate the Consolidated K-Series' underlying multi-family loans and related debt, income and expense in our financial statements. As a result of this consolidation, at September 30, 2016, our condensed consolidated balance sheet includes approximately $6.9 billion of multi-family collateralized debt obligations. Our investment in the Consolidated K-Series is limited to the multi-family CMBS comprised of first loss tranche PO securities and or/certain IOs issued by these securitizations with an aggregate net carrying value of $307.5 million as of September 30, 2016. We do not have any claims to the assets (other than the securities represented by our first loss pieces) or obligations for the liabilities of the Consolidated K-Series.
No Redemption	The notes will not be redeemable at our option prior to maturity.
Conversion Rights
Noteholders may convert their notes, in multiples of $1,000 principal amount, at the applicable conversion rate at their option at any time on or prior to the close of business on the business day immediately preceding the stated maturity date.

The initial conversion rate for the notes is shares of our common stock per $1,000 principal amount of notes, equivalent to a conversion price of approximately $ per share of common stock based on a $1,000 principal amount of notes, subject to adjustment upon the occurrence of certain events as described under "Description of the Notes—Conversion Rights—Conversion Rate Adjustments."
Upon any conversion, subject to certain exceptions, you will not receive any cash payment representing accrued and unpaid interest. See "Description of the Notes—Conversion Rights."
Adjustment to Conversion Rate Upon a Non-Stock Change of Control
If and only to the extent holders elect to convert their notes in connection with a fundamental change described in "Description of the Notes—Fundamental Change Put," which we refer to as a "make-whole fundamental change," we will increase the conversion rate by a number of additional shares determined by reference to the table in "Description of the Notes—Conversion Rights—Adjustment to Conversion Rate Upon a Make-Whole Fundamental Change," based on the effective date of, and the price paid (or deemed paid) per share of our common stock in, such make-whole fundamental change.

If holders of our common stock receive only cash in connection with certain make-whole fundamental changes, the price paid (or deemed paid) per share will be the cash amount paid per share. Otherwise, the price paid (or deemed paid) per share will be equal to the average of the closing sale prices of our common stock on the five trading days prior to, but excluding, the effective date of such make-whole fundamental change.
Fundamental Change Repurchase Right of Holders
If we undergo a fundamental change (as defined in this prospectus supplement), prior to maturity, noteholders will have the right, at their option (subject to certain conditions), to require us to repurchase for cash some or all of their notes at a repurchase price equal to 100% of the principal amount of the notes being repurchased, plus accrued and unpaid interest (including additional interest, if any) to, but not including, the fundamental change repurchase date. See "Description of the Notes—Fundamental Change Put."
Events of Default
If there is an event of default under the notes, the principal amount of the notes, plus accrued and unpaid interest (including additional interest, if any), may be declared immediately due and payable, subject to certain conditions set forth in the indenture. These amounts automatically become due and payable in the case of certain types of bankruptcy or insolvency events of default involving us.
Absence of a Public Market for the Notes
The notes will be new securities, and there is currently no established market for the notes. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. The underwriter has advised us that it currently intends to make a market in the notes. However, it is not obligated to do so, and it may discontinue any market making with respect to the notes without notice.
We do not intend to apply for a listing of the notes on any securities exchange or for quotation of the notes on any quotation system.
Use of Proceeds	We expect to use the net proceeds of this offering to acquire our targeted assets and for general working capital purposes, which may include the repayment of indebtedness. See "Use of Proceeds."
Federal Income Tax Considerations
For a discussion of the federal income tax consequences of purchasing, owning and disposing of the notes and any common stock received upon conversion of the notes, please see the section entitled "Additional Material Federal Income Tax Considerations."

Original Issue Discount	The notes are being issued with original issue discount, or "OID," for U.S. federal income tax purposes. Accordingly, U.S. holders will be required to include OID in gross income for U.S. federal income tax purposes in advance of the receipt of cash attributable to that income regardless of the holders' method of tax accounting. See "Additional Material Federal Income Tax Considerations—U.S. Federal Income Tax Consequences to U.S. Holders—Stated Interest and OID on the Notes."
Trustee, Paying Agent and Conversion Agent	U.S. Bank National Association
Risk Factors
An investment in the notes and the shares of our common stock into which the notes are convertible is subject to risks. Please refer to "Risk Factors" and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before investing in the notes and the common stock into which the notes are convertible.

RISK FACTORS

        Investing in the notes and the shares of our common stock into which the notes are convertible involves a high degree of risk. Please see the risks described below in addition to the risk factors included in our most recent annual report on Form 10-K and other information that we file from time to time with the SEC. Such risks are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially adversely affect us and the market value of the notes and the shares of our common stock into which the notes are convertible. The risks described below and in our other filings with the SEC could affect our business, financial condition, liquidity, results of operations, prospects and the market value of the notes and the shares of our common stock into which the notes are convertible. In such a case, you may lose all or part of your original investment. You should consider carefully the risks described below and in these reports, as well as other information and data set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before making an investment decision with respect to the notes.

 Risks Related to the Offering

There are material limitations in estimating our results for prior periods before the completion of our internal closing process and normal review and our external auditor's audit procedures for such periods.

        The preliminary estimate of book value per common share set forth in this prospectus supplement under the heading "Summary—The Company—Recent Developments—Preliminary Estimate of Book Value Per Common Share as of December 31, 2016" is not a comprehensive statement of our financial results as of or for the year ended December 31, 2016, remains subject to the completion of our internal closing process and normal review for the period and has not been reviewed or audited by our independent registered public accounting firm. Our audited consolidated financial statements as of and for the year ended December 31, 2016 will not be available until after this offering is completed, and, consequently, will not be available to you prior to investing in this offering. The final financial statements as of and for the year ended December 31, 2016 may vary from our expectations and may be materially different from the preliminary estimate we have provided due to completion of our closing procedures, reviewing adjustments and other developments that may arise between now and the time the financial results as of and for the year ended December 31, 2016 are finalized. Accordingly, investors should not place undue reliance on such preliminary estimate.

The notes are effectively subordinated to our secured debt and any liabilities of our subsidiaries.

        The notes will rank senior in right of payment to our subordinated debentures and any of our other indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to any of our liabilities that are not so subordinated; effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities of our subsidiaries. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure debt ranking senior in right of payment to the notes will be available to pay obligations on the notes only after the secured debt has been repaid in full from these assets. There may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding. The indenture governing the notes will not prohibit us from incurring additional senior debt or secured debt, nor will it prohibit any of our subsidiaries from incurring additional liabilities.

        As of September 30, 2016, our total outstanding indebtedness was approximately $1.23 billion, which is comprised of $671.8 million of short-term repurchase agreement borrowings (with terms generally of less than 30 days), $182.0 million of repurchase agreement borrowings under a master repurchase agreement that expires on December 15, 2017, $96.1 million of residential collateralized debt obligations, $232.4 million of securitized debt and $45.0 million of subordinated debentures. Of our total outstanding indebtedness as of September 30, 2016, an aggregate of approximately $1.18 billion was secured indebtedness. In addition, as of September 30, 2016, our subsidiaries had $299.4 million of other liabilities (including trade payables) to which the notes would have been structurally subordinated. After giving effect to the issuance of the notes (assuming no exercise of the underwriter's over-allotment option) and the use of proceeds therefrom, our total outstanding indebtedness would have been approximately $1.33 billion as of September 30, 2016.

        As of September 30, 2016, we owned 100% of the first loss securities of the Consolidated K-Series, which is comprised of five Freddie Mac-sponsored multi-family K-Series securitizations, of which we, or one of our special purpose subsidiaries, own the first loss securities. We determined that the securitizations comprising the Consolidated K-Series were VIEs and that we are the primary beneficiary of these securitizations. Accordingly, we are required to consolidate the Consolidated K-Series' underlying multi-family loans and related debt, income and expense in our financial statements. As a result of this consolidation, at September 30, 2016, our condensed consolidated balance sheet includes approximately $6.9 billion of multi-family collateralized debt obligations. Our investment in the Consolidated K-Series is limited to the multi-family CMBS comprised of first loss tranche PO securities and or/certain IOs issued by these securitizations with an aggregate net carrying value of $307.5 million as of September 30, 2016. We do not have any claims to the assets (other than the securities represented by our first loss pieces) or obligations for the liabilities of the Consolidated K-Series.

Recent and future regulatory actions and other events may adversely affect the trading price and liquidity of the notes.

        We expect that many investors in, and potential purchasers of, the notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the notes. Investors would typically implement such a strategy by selling short our common stock underlying the notes and dynamically adjusting their short position while continuing to hold the notes. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of or in addition to short selling our common stock.

        The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common stock). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a "Limit Up-Limit Down" program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the notes to effect short sales of our common stock, borrow our common stock or enter into swaps on our common stock could adversely affect the trading price and the liquidity of the notes.

The market price of our common stock could be substantially affected by various factors.

        The market price of our common stock depends on many factors, which may change from time to time, including:

  •
  prevailing interest rates, increases in which may have an adverse effect on the market price of our common stock;

  •
  trading prices of common and preferred equity securities issued by REITs and other similar companies;

  •
  the yield from dividends on our common stock as compared to yields on other financial instruments;

  •
  general economic and financial market conditions;

  •
  government action or regulation;

  •
  the financial condition, performance and prospects of us and our competitors;

  •
  changes in financial estimates or recommendations by securities analysts with respect to us, our competitors or our industry;

  •
  our issuance of additional equity or debt securities; and

  •
  actual or anticipated variations in quarterly operating results of us and our competitors.

        The market price of our common stock could also be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common stock. Because the notes are convertible into shares of our common stock, volatile or depressed prices of our common stock could have a similar effect on the trading price of the notes. Noteholders who receive shares of our common stock upon conversion of their notes will be subject to the risk of volatile market prices and wide fluctuations in the market price of shares of our common stock. In addition, many of the factors listed above are beyond our control. These factors may cause the market price of shares of our common stock to decline, regardless of our financial condition, results of operations, business or prospects. It is impossible to assure you that the market price of shares of our common stock will not fall in the future.

Future issuances and sales of our common stock in the public market, or the perception that such issuances and sales could occur, could lower the market price of our common stock and adversely impact the trading price of the notes.

        Issuances and sales of a substantial number of shares of our common stock or other equity-related securities, or the perception that such issuances and sales could occur, could depress the market price of shares of our common stock or the trading price of the notes, or both, and impair our ability to raise capital through the sale of additional securities. In addition, a substantial number of shares of our common stock is reserved for issuance upon the vesting of equity incentive awards and upon conversion of the notes. We cannot predict the size of future issuances of our common stock or the effect, if any, that such issuances may have on the market price of our common stock.

        In addition, the market price of our common stock could be adversely affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in our company and by hedging or arbitrage trading activity that may occur involving shares of our common stock. This hedging or arbitrage could, in turn, adversely affect the market price of the notes.

Despite our current debt levels, we may still incur substantially more debt or take other actions which could have the effect of diminishing our ability to make payments on the notes when due.

        Despite our current consolidated debt levels, we and our subsidiaries may be able to incur substantial additional debt in the future, subject to the restrictions contained in our debt instruments, some of which may be secured debt. We will not be restricted under the terms of the indenture governing the notes from incurring additional debt, securing existing or future debt, recapitalizing our debt or taking a number of other actions that are not limited by the terms of the indenture governing the notes that could have the effect of diminishing our ability to make payments on the notes when due.

We may not have the ability to raise the funds necessary to repurchase the notes upon a fundamental change, and our future indebtedness may contain limitations on our ability to pay cash upon repurchase of the notes.

        Holders of the notes will have the right to require us to repurchase their notes upon the occurrence of a fundamental change at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, as described under "Description of the Notes—Fundamental Change Put." However, we may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of notes surrendered therefor. In addition, our ability to repurchase the notes may be limited by law, by regulatory authority or by agreements governing our future indebtedness. Our failure to repurchase notes at a time when the repurchase is required by the indenture would constitute a default under the indenture. A default under the indenture or the fundamental change itself could also lead to a default under agreements governing our future indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the notes.

Failure to comply with covenants in our existing or future financing agreements could result in cross-defaults under some of our financing agreements, which could jeopardize our ability to pay the notes.

        Various risks, uncertainties and events beyond our control could affect our ability to comply with the covenants and maintain the financial tests and ratios required by the agreements governing our financing arrangements. Failure to comply with any of the covenants in our existing or future financing agreements could result in a default under those agreements and under other agreements containing cross-default provisions. A default would permit lenders to cease to make further extensions of credit, accelerate the maturity of the debt under these agreements and foreclose upon any collateral securing that debt. Under these circumstances, we might not have sufficient funds or other resources to satisfy all of our obligations, including our obligations under the notes. In addition, the limitations imposed by financing agreements on our ability to incur additional debt and to take other actions might significantly impair our ability to obtain other financing.

Noteholders will not be entitled to any rights with respect to our common stock, but will be subject to all changes made with respect to our common stock.

        Noteholders will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock) prior to the conversion date relating to their notes, but noteholders will be subject to all changes affecting our common stock. For example, in the event that an amendment is proposed to our charter requiring approval of holders of shares of common stock and the record date for determining the holders of shares of common stock of record entitled to vote on the amendment occurs prior to the conversion date related to a holder's conversion of its notes, such noteholder will not be entitled to vote on the amendment, although such noteholder will nevertheless be subject to any changes affecting our common stock.

Our charter contains restrictions upon transfer and ownership of our capital stock and common stock, which may impair the ability of noteholders to convert notes into our common stock.

        Our charter contains restrictions on transfer and ownership of our capital stock and common stock intended to assist us in maintaining our qualification as a REIT for federal income tax purposes. Our charter provides that generally no person may own, or be deemed to own by virtue of the attribution provisions of the Code, either (i) more than 9.9% in value of the aggregate of our outstanding shares of capital stock or (ii) more than 9.9% in value or number of shares, whichever is more restrictive, of the aggregate of our outstanding shares of common stock. Notwithstanding any other provision of the notes, no noteholder will be entitled to receive common stock following conversion of its notes to the extent that receipt of such common stock would cause such holder (after application of certain constructive ownership rules) to exceed the ownership limit contained in our charter. If any delivery of shares of our common stock owed to a noteholder upon conversion of notes is not made, in whole or in part, as a result of the limitations described above, our obligation to make such delivery shall not be extinguished, and we shall deliver such shares as promptly as practicable after any such converting noteholder gives notice to us that such delivery would not result in it being the beneficial or constructive owner of more than 9.9% (in value or number, whichever is more restrictive) of the shares of common stock, or of our outstanding capital stock, outstanding at such time. See "Description of the Notes—Conversion Rights—Ownership Limit."

        We will not be able to deliver shares of our common stock, even if we would otherwise choose to do so, to any noteholder if the delivery of shares of our common stock would cause that noteholder to exceed the ownership limits described above. In addition, these limitations could have anti-takeover effects and could reduce the possibility that a third party will attempt to acquire control of us, which could adversely affect the market price of our common stock or the notes.

Upon conversion of the notes, you may receive less valuable consideration than expected because the value of our common stock may decline after you exercise your conversion right but before we settle our conversion obligation.

        Under the notes, a converting noteholder will be exposed to fluctuations in the value of our common stock during the period from the date such noteholder surrenders notes for conversion until the date we settle our conversion obligation.

        We will be required to deliver the shares of our common stock, together with cash for any fractional share, on the third business day following the relevant conversion date. Accordingly, if the price of our common stock decreases during this period, the value of the shares that you receive will be adversely affected and would be less than the conversion value of the notes on the conversion date.

The notes are not protected by restrictive covenants.

        The indenture governing the notes will not contain any financial or operating covenants or restrictions on the payment of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries. The indenture will contain no covenants or other provisions to afford protection to holders of the notes in the event of a fundamental change or other corporate transaction involving us except to the extent described under "Description of the Notes—Fundamental Change Put," "Description of the Notes—Conversion Rights—Adjustment to Conversion Rate Upon a Make-Whole Fundamental Change," and "Description of the Notes—Consolidation, Merger and Sale of Assets by NYMT."

The increase in the conversion rate for notes converted in connection with a make-whole fundamental change may not adequately compensate you for any lost value of your notes as a result of such transaction.

        If a make-whole fundamental change occurs prior to the maturity date, under certain circumstances, we will increase the conversion rate by a number of additional shares of our common stock for notes converted in connection with such make-whole fundamental change. The increase in the conversion rate will be determined based on the date on which the specified corporate transaction becomes effective and the price paid (or deemed to be paid) per share of our common stock in such transaction, as described below under "Description of the Notes—Conversion Rights—Adjustment to Conversion Rate Upon a Make-Whole Fundamental Change." The increase in the conversion rate for notes converted in connection with a make-whole fundamental change may not adequately compensate you for any lost value of your notes as a result of such transaction. In addition, if the price of our common stock in the transaction is greater than $            per share or less than $            per share (in each case, subject to adjustment), no additional shares will be added to the conversion rate. Moreover, in no event will the conversion rate per $1,000 principal amount of notes as a result of this adjustment exceed                    shares of common stock, subject to adjustment in the same manner as the conversion rate as set forth under "Description of the Notes—Conversion Rights—Conversion Rate Adjustments."

        Our obligation to increase the conversion rate for notes converted in connection with a make-whole fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

The conversion rate of the notes may not be adjusted for all dilutive events.

        The conversion rate of the notes is subject to adjustment for certain events, including, but not limited to, the issuance of certain stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness, or assets, cash dividends in excess of specified amounts and certain issuer tender or exchange offers as described under "Description of the Notes—Conversion Rights—Conversion Rate Adjustments." However, the conversion rate will not be adjusted for other events, such as a third-party tender or exchange offer or an issuance of common stock for cash, that may adversely affect the trading price of the notes or our common stock. An event that adversely affects the value of the notes may occur, and that event may not result in an adjustment to the conversion rate.

Some significant restructuring transactions and significant changes in the composition of our board may not constitute a fundamental change, in which case we would not be obligated to offer to repurchase the notes.

        Upon the occurrence of a fundamental change, noteholders will have the right to require us to repurchase their notes. However, the fundamental change provisions will not afford protection to noteholders in the event of certain transactions that could adversely affect the notes. For example, a leveraged recapitalization, refinancing, restructuring or acquisition initiated by us may not constitute a fundamental change requiring us to repurchase the notes. In the event of any such transaction, noteholders would not have the right to require us to repurchase their notes, even though any of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the noteholders.

        In addition, certain circumstances involving a significant change in the composition of our board may not constitute a fundamental change. In the event of any such significant change in the composition of our board, noteholders would not have the right to require us to repurchase the notes and would not be entitled to an increase in the conversion rate upon conversion as described under "Description of the Notes—Conversion Rights—Adjustment to Conversion Rate Upon a Make-Whole Fundamental Change."

The fundamental change repurchase feature of the notes may delay or prevent an otherwise beneficial attempt to take over our company.

        The terms of the notes require us to repurchase the notes for cash at the option of the holder in the event of a fundamental change and, in certain circumstances, require us to increase the conversion rate for conversions in connection with a make-whole fundamental change. A takeover of our company may trigger an option of the noteholders to require us to repurchase their notes. These features may have the effect of delaying or preventing a takeover of our company that would otherwise be beneficial to investors in the notes.

The notes are a new issue of securities and do not have an established trading market, which may negatively affect their value and the ability of holders of the notes to transfer and sell their notes.

        The notes are a new issue of securities, and there is currently no existing trading market for the notes. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any quotation system. Although the underwriter has advised us that it intends to make a market in the notes after this offering is completed, it is not obligated to do so and may discontinue any market-making at any time without notice. Accordingly, an active trading market may not develop for the notes and, even if one develops, may not be maintained. If an active trading market for the notes does not develop or is not maintained, the market price and liquidity of the notes is likely to be adversely affected, and noteholders may not be able to sell their notes at desired times and prices or at all. If any of the notes are traded after their purchase, they may trade at a discount from their purchase price.

        The liquidity of the trading market, if any, and future market prices of the notes will depend on many factors, including, among other things, the market price of shares of our common stock, prevailing interest rates, our financial condition, results of operations, business, prospects and credit quality relative to our competitors, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in any of these factors, some of which are beyond our control and others of which would not affect debt that is not convertible or exchangeable into capital stock. Historically, the market for convertible or exchangeable debt has been volatile. Market volatility could materially and adversely affect the notes, regardless of our financial condition, results of operations, business, prospects or credit quality.

The notes have not been rated.

        We have not sought to obtain a rating for the notes, and the notes may never be rated. It is possible, however, that one or more rating agencies might independently determine to assign a rating to the notes or that we may elect to obtain a rating of the notes in the future. Furthermore, we may elect to issue other securities for which we may seek to obtain a rating. If any ratings are assigned to the notes in the future or if we issue other securities with a rating, such ratings, if they are lower than market expectations or are subsequently lowered or withdrawn, could adversely affect the market for or the market value of the notes.

        Ratings only reflect the views of the issuing rating agency or agencies and such ratings could at any time be revised downward or withdrawn entirely at the discretion of the issuing rating agency. Further, a rating is not a recommendation to purchase, sell or hold any particular security, including the notes. In addition, ratings do not reflect market prices or suitability of a security for a particular investor, and any future rating of the notes may not reflect all risks related to our company and our business, or the structure or market value of the notes.

The issuance of common stock upon conversion of the notes will dilute the ownership interest of our existing holders of shares of our common stock, including noteholders who had previously converted their notes.

        The issuance of common stock upon conversion of some or all of the notes will dilute the ownership interests of our existing holders of shares of our common stock. Any sales in the public market of shares of our common stock issuable upon such conversion could adversely affect prevailing market prices of shares of our common stock. The issuance of common stock upon conversion of the notes may also have the effect of reducing our net income per share to unexpected levels and could reduce the market price of shares of our common stock. In addition, the existence of the notes may encourage short selling by market participants, because the conversion of the notes could depress the market price of shares of our common stock.

You may be deemed to receive a taxable distribution without the receipt of any cash or property.

        The conversion rate of the notes will be adjusted in certain circumstances. See the discussion under the heading "Description of the Notes—Conversion Rights—Conversion Rate Adjustments" and "Description of the Notes—Conversion Rights—Adjustment to Conversion Rate Upon a Make-Whole Fundamental Change." Adjustments (or failures to make adjustments) to the conversion rate of the notes that have the effect of increasing your proportionate interest in our assets or earnings may, in some circumstances, result in a taxable constructive distribution to you for U.S. federal income tax purposes, notwithstanding the fact that you do not receive an actual distribution of cash or property. In addition, you may be subject to U.S. federal withholding taxes in connection with such a constructive distribution. If we pay withholding taxes on your behalf as a result of an adjustment to the conversion rate of the notes, we may, at our option and pursuant to certain provisions of the indenture, set off such payments against payments of cash and common stock on the notes. On April 12, 2016, the Internal Revenue Service proposed regulations addressing the amount and timing of deemed distributions, obligations of withholding agents and filing and notice obligations of issuers, which if adopted could affect the U.S. federal income tax treatment of a holder of notes deemed to receive such a distribution. You are urged to consult your tax advisors with respect to the U.S. federal income tax consequences resulting from an adjustment to the conversion rate of the notes. See the discussions under the headings "Additional Material Federal Income Tax Considerations—U.S. Federal Income Tax Consequences to U.S. Holders—Constructive Distributions" and "—U.S. Federal Income Tax Consequences to Non-U.S. Holders—Constructive Distributions."

The notes are being issued with OID for U.S. federal income tax purposes.

        The notes are being issued with OID for U.S. federal income tax purposes in an amount equal to the difference between the principal amount of the notes and their issue price. Accordingly, U.S. holders will be required to include such OID in gross income (as ordinary income) on a constant yield to maturity basis in advance of the receipt of cash payment thereof, regardless of such holders' method of accounting for U.S. federal income tax purposes. See "Additional Material Federal Income Tax Considerations—U.S. Federal Income Tax Consequences to U.S. Holders—Stated Interest and OID on the Notes."

        If a bankruptcy petition were filed by or against us under the U.S. Bankruptcy Code after the issuance of the notes, the claim by any holder of the notes for the principal amount of the notes may be limited to an amount equal to the sum of:

  •
  the original issue price for the notes; and

  •
  that portion of the OID (if any) that does not constitute "unmatured interest" for purposes of the U.S. Bankruptcy Code.

        Any OID that was not amortized as of the date of the bankruptcy filing would constitute unmatured interest. Accordingly, holders of the notes under these circumstances may receive a lesser amount than they would be entitled to receive under the terms of the indenture governing the notes, even if sufficient funds were available.

USE OF PROCEEDS

        We estimate that the net proceeds of this offering will be approximately $             million (or approximately $             million if the underwriter's over-allotment option is exercised in full), after deduction of underwriting discounts, as well as estimated offering expenses of approximately $250,000 payable by us.

        We expect to use the net proceeds of this offering to acquire our targeted assets and for general working capital purposes, which may include the repayment of indebtedness.

        Pending these uses, we intend to maintain the net offering proceeds in interest-bearing, short-term, marketable investment grade securities or (interest or non-interest bearing) checking (or escrow) accounts or money market accounts that are consistent with our intention to maintain our qualification as a REIT. These investments may include, for example, government securities other than agency securities, certificates of deposit and interest-bearing bank deposits. These investments are expected to provide a lower net return than we will seek to achieve from our targeted assets.

 CAPITALIZATION

        The following table sets forth our cash and cash equivalents and total capitalization as of September 30, 2016 (1) on an actual basis and (2) as adjusted to give effect to the issuance of the notes in this offering (assuming no exercise of the underwriter's over-allotment option). This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our condensed consolidated financial statements and the notes thereto incorporated by reference in this prospectus supplement.

	As of September 30, 2016 (unaudited)
	Actual	As Adjusted
	(Dollars in thousands, except share data)
Cash and cash equivalents	$65,282	$

Debt:
Financing arrangements, portfolio investments	$671,774		$671,774
Financing arrangements, residential mortgage loans	181,979		181,979
Residential collateralized debt obligations[1]	96,062		96,062
Securitized debt	232,365		232,365
% Senior Convertible Notes Due 2022 offered hereby	—			[2]
Subordinated debentures	45,000		45,000

Total debt[3]	$1,227,180	$

Stockholders' equity
Preferred stock, $0.01 par value per share, 7.75% Series B cumulative redeemable, $25 liquidation preference per share, 6,000,000 shares authorized, 3,000,000 shares issued and outstanding actual and 3,000,000 shares issued and outstanding as adjusted	$72,397		$72,397
Preferred stock, $0.01 par value per share, 7.875% Series C cumulative redeemable, $25 liquidation preference per share, 4,140,000 shares authorized, 3,600,000 shares issued and outstanding actual and 3,600,000 shares issued and outstanding as adjusted	86,862		86,862
Common stock, $0.01 par value per share, 400,000,000 shares authorized, 109,569,315 shares issued and outstanding actual and 109,569,315 shares issued and outstanding as adjusted	1,096		1,096
Additional paid-in capital	735,507		735,507
Accumulated other comprehensive income	9,584		9,584
Accumulated deficit	(45,456)		(45,456)

Total stockholders' equity	$859,990		$859,990

Total capitalization	$2,087,170	$

1
The residential collateralized debt obligations, or the Residential CDOs, permanently finance our residential mortgage loans held in securitization trusts. For financial reporting purposes, the ARM loans held as collateral in the securitization trusts are recorded as our assets and the Residential CDOs are recorded as our debt. We had a net investment of approximately $4.2 million in these residential securitization trusts as of September 30, 2016.

2
Represents the aggregate principal amount of the notes offered hereby, and does not give effect to debt issuance costs related to issuance of the notes. Under generally accepted accounting principles in the U.S., debt issuance costs are required to be presented as a direct deduction from the carrying amount of the corresponding debt liability.

3
Excludes approximately $6.9 billion of multi-family collateralized debt obligations of the Consolidated K-Series, which we are required to consolidate in our financial statements under generally accepted accounting principles in the U.S. We do not have any claims to the assets (other than the securities represented by our first loss pieces) or obligations for the liabilities of the Consolidated K-Series. See "Risk Factors—The notes are effectively subordinated to our secured debt and any liabilities of our subsidiaries."

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for each of the periods presented.

	Nine Months Ended September 30, 2016	Year Ended December 31,
		2015	2014	2013	2012	2011
Ratio of earnings to fixed charges	3.30	3.89	6.59	4.32	4.28	2.03

        For each period, we computed the ratio of earnings to fixed charges by dividing earnings by fixed charges. Fixed charges consist of interest costs, whether expensed or capitalized, and amortization of financing costs, but exclude interest expense on multi-family collateralized debt obligations of the Consolidated K-Series, which we are required to consolidate in our financial statements under generally accepted accounting principles in the U.S. We do not have any claims to the assets (other than the securities represented by our first loss pieces) or obligations for the liabilities of the Consolidated K-Series. See "Risk Factors—The notes are effectively subordinated to our secured debt and any liabilities of our subsidiaries."

DESCRIPTION OF THE NOTES

        The notes will be issued under a supplemental indenture (the "supplemental indenture") to the indenture (the "base indenture" and, together with the supplemental indenture, the "indenture"), each to be entered into as of the initial closing date of this offering, between New York Mortgage Trust, Inc., a Maryland corporation, as issuer, and U.S. Bank National Association, as trustee. The terms of the notes include those provided in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

        The notes will be issued as a series of Debt Securities described in the accompanying prospectus. This description of the notes supplements and, to the extent it is inconsistent, replaces the description of the general provisions of the notes and the base indenture in the accompanying prospectus. We may issue other series of Debt Securities under the base indenture from time to time.

        The following description is only a summary of the material provisions of the notes and the indenture. We urge you to read the indenture in its entirety because it, and not this description, defines your rights as a holder of the notes. You may request copies of these documents as set forth under the caption "Where You Can Find More Information."

        When we refer to "New York Mortgage Trust, Inc.," "NYMT," "we," "our" or "us" in this section, we refer only to New York Mortgage Trust, Inc. and not its subsidiaries.

Brief Description of the Notes

        The notes will:

  •
  initially be limited to $100,000,000 aggregate principal amount ($115,000,000 aggregate principal amount if the underwriter exercises in full its option to purchase additional notes);

  •
  bear interest at a rate of        % per year, payable semi-annually in arrears, on January 15 and July 15 of each year, commencing on July 15, 2017;

  •
  be our senior unsecured obligations, ranking equally in right of payment with all of our other unsecured senior indebtedness and shall be effectively subordinated to our secured indebtedness to the extent of the value of the related collateral and structurally subordinated to indebtedness and other liabilities of our subsidiaries;

  •
  be convertible by you at any time on or prior to 5:00 p.m., New York City time, on the business day immediately preceding the maturity date, into shares of our common stock, $0.01 par value per share, initially at a conversion rate of          shares of our common stock per $1,000 principal amount of notes, which is equivalent to a conversion price of approximately $            per share based on a $1,000 principal amount of notes. In the event of certain types of fundamental changes, we will increase the conversion rate as described herein;

  •
  not be subject to redemption at our option prior to maturity;

  •
  be subject to repurchase by us at your option if a fundamental change occurs, at a cash repurchase price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest to, but not including, the fundamental change repurchase date, as set forth under "—Fundamental Change Put"; and

  •
  mature on January 15, 2022 (the "maturity date"), unless earlier converted or repurchased.

        Neither we nor any of our subsidiaries will be subject to any financial covenants under the indenture. In addition, neither we nor any of our subsidiaries will be restricted under the indenture from paying dividends, incurring debt or issuing or repurchasing our securities. You are not afforded protection under the indenture in the event of a highly leveraged transaction or a change in control of us, except to the extent described below under "—Conversion Rights" and "—Fundamental Change Put."

        No sinking fund is provided for the notes, and the notes will not be subject to defeasance.

        The notes initially will be issued in book-entry form only in minimum denominations of $1,000 principal amount and whole multiples of $1,000 in excess thereof. Beneficial interests in the notes will be shown on, and transfers of beneficial interests in the notes will be effected only through, records maintained by The Depository Trust Company, or DTC, or its nominee, and any such interests may not be exchanged for certificated notes except in limited circumstances. For information regarding conversion, registration of transfer and exchange of global notes held in DTC, see "—Form, Denomination and Registration—Global Notes; Book-Entry Form."

        If certificated notes are issued, you may present them for conversion, registration of transfer and exchange, without service charge, at our office or agency maintained for that purpose, which will initially be the office or agency of the trustee in New York City.

Additional Notes

        We may, without the consent of the holders of the notes, increase the aggregate principal amount of the notes by issuing additional notes in the future on the same terms and conditions, except for any differences in the issue price and interest accrued prior to the issue date of the additional notes (and with the same CUSIP numbers or different CUSIP numbers); provided that if the same CUSIP number is used for any such additional notes, such additional notes must be part of the same issue as the notes initially offered hereby for U.S. federal income tax purposes. If such additional notes are not part of the same issue as the notes initially offered hereby for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number. The notes offered by this prospectus supplement and any additional notes would rank equally and ratably and would be treated as a single class for all purposes under the indenture. No additional notes may be issued if any event of default has occurred and is continuing with respect to the notes.

Payment at Maturity

        On the maturity date, each holder will be entitled to receive on such date $1,000 in cash for each $1,000 in principal amount of notes, together with any accrued and unpaid interest (including additional interest, if any) to, but not including, the maturity date. With respect to global notes, such principal and interest (including additional interest, if any) will be paid to DTC in immediately available funds. With respect to any certificated notes, such principal and interest (including additional interest, if any) will be payable at our office or agency maintained for that purpose, which initially will be the office or agency of the trustee in New York City.

Interest

        The notes will bear interest at a rate of        % per year. Interest will accrue from the date of original issuance of the notes or from the most recent date to which interest has been paid or duly provided for. We will pay interest semi-annually in arrears on January 15 and July 15 of each year, commencing on July 15, 2017, to holders of record at the close of business on the preceding January 1 and July 1, respectively (each such date, a "regular record date"). However, we will not pay accrued interest on any notes when they are converted, except as described under "—Conversion Rights."

        We will pay interest on:

  •
  global notes to DTC in immediately available funds;

  •
  any certificated notes having a principal amount of less than $5,000,000, by check mailed to the holders of those notes; and

  •
  any certificated notes having a principal amount of $5,000,000 or more, by wire transfer in immediately available funds at the election of the holders of these notes duly delivered to the trustee at least five business days prior to the relevant interest payment date.

        Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. If a payment date is not a business day, payment will be made on the next succeeding business day, and no additional interest will accrue thereon. The term "business day" means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

        To the extent lawful, payments of principal or interest (including additional interest, if any) on the notes that are not made when due will accrue interest at the then applicable interest rate on the notes from the required payment date.

        Unless otherwise explicitly stated, all references to interest in this prospectus supplement include additional interest, if any, payable at our election as the sole remedy during certain periods for an event of default relating to the failure to comply with our reporting obligations as described under "—Events of Default; Notice and Waiver."

Ranking

        The notes will be our senior unsecured obligations and will rank equal in right of payment with all of our existing and future senior unsecured indebtedness. The notes will be effectively subordinated to our secured indebtedness to the extent of the value of the related collateral and structurally subordinated to the indebtedness and other liabilities of our subsidiaries. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured debt will be available to pay obligations on the notes only after all indebtedness under such secured debt has been repaid in full from the proceeds of such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the notes then outstanding.

        As of September 30, 2016, our total outstanding indebtedness was approximately $1.23 billion, which is comprised of $671.8 million of short-term repurchase agreement borrowings (with terms generally of less than 30 days), $182.0 million of repurchase agreement borrowings under a master repurchase agreement that expires on December 15, 2017, $96.1 million of residential collateralized debt obligations, $232.4 million of securitized debt and $45.0 million of subordinated debentures. Of our total outstanding indebtedness as of September 30, 2016, an aggregate of approximately $1.18 billion was secured indebtedness. In addition, as of September 30, 2016, our subsidiaries had $299.4 million of other liabilities (including trade payables) to which the notes would have been structurally subordinated. After giving effect to the issuance of the notes (assuming no exercise of the underwriter's over-allotment option) and the use of proceeds therefrom, our total outstanding indebtedness would have been approximately $1.33 billion as of September 30, 2016.

        As of September 30, 2016, we owned 100% of the first loss securities of the Consolidated K-Series, which is comprised of five Freddie Mac-sponsored multi-family K-Series securitizations, of which we, or one of our special purpose subsidiaries, own the first loss securities. We determined that the securitizations comprising the Consolidated K-Series were VIEs and that we are the primary beneficiary of these securitizations. Accordingly, we are required to consolidate the Consolidated K-Series' underlying multi-family loans and related debt, income and expense in our financial statements. As a result of this consolidation, at September 30, 2016, our condensed consolidated balance sheet includes approximately $6.9 billion of multi-family collateralized debt obligations. Our investment in the Consolidated K-Series is limited to the multi-family CMBS comprised of first loss tranche PO securities and or/certain IOs issued by these securitizations with an aggregate net carrying value of $307.5 million as of September 30, 2016. We do not have any claims to the assets (other than the securities represented by our first loss pieces) or obligations for the liabilities of the Consolidated K-Series.

Conversion Rights

        Holders may convert their notes at any time prior to 5:00 p.m., New York City time, on the business day preceding the maturity date at an initial conversion rate of            shares of our common stock per $1,000 principal amount of notes (equivalent to a conversion price of approximately $            per share of our common stock based on a $1,000 principal amount of notes). The conversion rate will be subject to adjustment as described below.

        Upon conversion, you will not receive any separate cash payment for accrued and unpaid interest, if any, except as described below. We will not issue fractional shares of our common stock upon conversion of notes. Instead, we will pay cash in lieu of fractional shares based on the last reported sale price (as defined below) of our common stock on the relevant conversion date. Our delivery to you of the full number of shares of our common stock, together with any cash payment for any fractional shares, into which a note is convertible, will be deemed to satisfy in full our obligation to pay:

  •
  the principal amount of the note; and

  •
  accrued and unpaid interest, if any, to, but excluding, the conversion date.

        Except as provided in the next paragraph, upon conversion, you will not receive any separate cash payment of accrued and unpaid interest on the notes. Accrued and unpaid interest, if any, to the conversion date is deemed to be paid in full upon conversion, rather than cancelled, extinguished or forfeited.

        If you convert after the close of business on the record date for an interest payment but prior to the open of business on the corresponding interest payment date, the record holder on the relevant record date will receive on the corresponding interest payment date the full amount of interest accrued and unpaid on your notes, notwithstanding your conversion of those notes prior to the interest payment date. However, except as provided in the next sentence, if you surrender your notes for conversion after the close of business on a regular record date but prior to the open of business on the corresponding interest payment date, at the time you surrender your notes for conversion, you must pay us an amount equal to the interest that has accrued and will be paid on the notes being converted on the corresponding interest payment date. You are not required to make such payment:

  •
  if you convert your notes following the close of business on the regular record date immediately preceding the maturity date;

  •
  if you convert your notes in connection with a fundamental change and we have specified a fundamental change repurchase date that is after a regular record date and on or prior to the corresponding interest payment date; or

  •
  to the extent of any overdue interest, if overdue interest exists at the time of conversion with respect to your notes.

        Therefore, for the avoidance of doubt, all holders on the regular record date immediately preceding the maturity date will receive the full interest payment due on the maturity date regardless of whether their notes have been converted following such record date.

        Except as described under "—Conversion Rate Adjustments," we will not make any payment or other adjustment for dividends on any common stock issued upon conversion of the notes.

        If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of our common stock upon the conversion, unless the tax is due because the holder requests any shares to be issued in a name other than the holder's name, in which case the holder will pay that tax.

        The "last reported sale price" of our common stock on any trading day means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) of our common stock on that trading day as reported in composite transactions for the principal United States national or regional securities exchange on which our common stock is traded. If our common stock is not listed for trading on a United States national or regional securities exchange on the relevant trading day, the "last reported sale price" will be the last quoted bid price for our common stock in the over-the-counter market on the relevant trading day as reported by the OTC Markets Group Inc. or similar organization selected by us. If our common stock is not so quoted, the "last reported sale price" will be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

        For purposes hereof, "trading day" means a day during which (i) trading in our common stock generally occurs on the Nasdaq Global Select Market or, if our common stock is not then listed on the Nasdaq Global Select Market, on the principal other United States national or regional securities exchange or market on which our common stock is then traded, and (ii) a last reported sale price for our common stock is available on such securities exchange or market. If our common stock is not so listed or traded, "trading day" means a "business day."

Ownership Limit

        As described in the accompanying prospectus under "Description of Common Stock—Restrictions on Ownership and Transfer," to help us to qualify as a REIT, among other purposes, our charter, subject to certain exceptions, contains restrictions on the number of shares of our capital stock that a person may own. As amended, our charter provides that generally no person may own, or be deemed to own by virtue of the attribution provisions of the Code, either (i) more than 9.9% in value of the aggregate of our outstanding shares of capital stock or (ii) more than 9.9% in value or number of shares, whichever is more restrictive, of the aggregate of our outstanding shares of common stock. The indenture will provide that, notwithstanding any other provision of the indenture or the notes, no holder of notes shall be entitled to convert such notes for our shares of common stock to the extent that the receipt of such common stock would violate any of the limitations on ownership of our shares contained in our charter. Accordingly, for purposes of the ownership limits contained in our charter, ownership of the notes will not be treated as ownership of the shares of common stock that are potentially issuable upon conversion of the notes, and the notes will not be subject to transfer to a trust or other remedies that are provided in the charter for violations of the stock ownership limit. Any attempted conversion of notes that would result in the issuance of common stock in excess of any of the ownership limits contained in our charter in the absence of such an exemption shall be void to the extent of the number of shares that would cause such violation and the related note or portion thereof shall be returned to the noteholder as promptly as practicable. We will have no further obligation to the noteholder with respect to such voided conversion and such notes will be treated as if they had not been submitted for conversion. A holder of returned notes may resubmit those notes for conversion at a later date subject to compliance with the terms of the indenture and ownership limits described above.

Conversion Procedures

  Procedures to be Followed by a Holder

        If you hold a beneficial interest in a global note, to convert you must deliver to DTC the appropriate instruction form for conversion pursuant to DTC's conversion program and, if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled and, if required, pay all transfer or similar taxes, if any, described below.

        If you hold a certificated note, to convert you must:

  •
  complete and manually sign the conversion notice on the back of the notes or a facsimile of the conversion notice;

  •
  deliver the completed conversion notice and the notes to be converted to the conversion agent;

  •
  if required, furnish appropriate endorsements and transfer documents;

  •
  if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled; and

  •
  if required, pay all transfer or similar taxes, if any, described below.

        The conversion date will be the date on which you have satisfied all of the foregoing requirements.

  Settlement Upon Conversion

        Upon conversion of the notes, we will deliver to a converting holder a number of shares of our common stock equal to the product of (1) the aggregate principal amount of notes to be converted divided by $1,000, and (2) the applicable conversion rate. Each conversion will be deemed to have been effected as to any notes surrendered for conversion at the close of business on the conversion date. We will deliver such shares of common stock on the third business day immediately following the relevant conversion date, provided, however, that the person in whose name any shares of our common stock shall be issuable upon such conversion will be treated as the holder of record of such shares as of the close of business on the conversion date.

        We will deliver shares of common stock upon conversion in book-entry form or certificated form. We will deliver cash in lieu of any fractional share of common stock issuable upon conversion based upon the last reported sale price on the relevant conversion date.

Conversion Rate Adjustments

        Except as provided below, we will adjust the conversion rate for the following events:

        (1)   If we issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

where,
CR1 =

the conversion rate in effect immediately after the close of business on the record date for such dividend or distribution or immediately after the open of business on the effective date of such share split or combination, as the case may be;

CR0 =

the conversion rate in effect immediately prior to the close of business on the record date for such dividend or distribution or immediately prior to the open of business on the effective date of such share split or combination, as the case may be;

OS0 =

the number of shares of our common stock outstanding immediately prior to the close of business on the record date for such dividend or distribution or immediately prior to the open of business on the effective date of such share split or combination, as the case may be; and

OS1 =	the number of shares of our common stock that would be outstanding immediately after, and solely as a result of, such dividend, distribution, share split or combination, as the case may be.

        If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, the conversion rate shall be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

        (2)   If we distribute to all or substantially all holders of our common stock any rights, options or warrants entitling them to purchase, for a period of 45 calendar days or less from the declaration date for such distribution, shares of our common stock at a price per share less than the average last reported sale price of our common stock for the ten consecutive trading days immediately preceding, but excluding, the declaration date for such distribution, the conversion rate will be increased based on the following formula:

where,
CR1 =	the conversion rate in effect immediately after the close of business on the record date for such distribution;
CR0 =	the conversion rate in effect immediately prior to the close of business on the record date for such distribution;
OS0 =	the number of shares of our common stock outstanding immediately prior to the close of business on the record date for such distribution;
X =	the total number of shares of our common stock issuable pursuant to such rights or warrants; and
Y =

the number of shares of our common stock equal to the aggregate price payable to exercise such rights or warrants, divided by the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the declaration date for such distribution.

        Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are distributed. To the extent that shares of our common stock are not delivered after the expiration of such rights, options or warrants, the conversion rate shall be decreased to the conversion rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of our common stock actually delivered. If such rights, options or warrants are not so distributed, the conversion rate shall be decreased to the conversion rate that would then be in effect if such record date for such distribution had not occurred.

        For the purpose of this clause (2), in determining whether any rights, options or warrants entitle the holders to purchase shares of our common stock at a price per share less than such average last reported sale price for the ten consecutive trading days ending on, and including, the trading day immediately preceding the declaration date for such distribution, and in determining the aggregate offering price of such shares of our common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable upon exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our board of directors or a committee thereof.

        (3)   If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock to all or substantially all holders of our common stock, excluding:

  •
  dividends or distributions described in clause (1) or (2) above;

  •
  dividends or distributions paid exclusively in cash;

  •
  distributions of reference property in connection with a transaction described below under "—Change in Conversion Rights upon Certain Reclassifications, Business Combinations, Asset Sales and Corporate Events;" and

  •
  spin-offs described below in this clause (3),

    then the conversion rate will be increased based on the following formula:

where,
CR1 =	the conversion rate in effect immediately after the close of business on the record date for such distribution;
CR0 =	the conversion rate in effect immediately prior to the close of business on the record date for such distribution;
SP0 =

the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and

FMV =

the fair market value (as determined by our board of directors or a committee thereof) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of our common stock as of the open of business on the ex-dividend date for such distribution.

        If such distribution is not so paid or made, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such distribution had not been declared.

        Notwithstanding the foregoing, if "FMV" (as defined above) is equal to or greater than "SP0" (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of our common stock without having to convert its notes, the amount and kind of our capital stock, evidences of our indebtedness or other of our securities, assets or property that such holder would have received as if such holder owned a number of shares of common stock equal to the conversion rate in effect on the record date for the distribution.

        With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock in shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit of ours that will be, upon distribution, listed on a U.S. national or regional securities exchange, which is referred to in this prospectus supplement as a "spin-off," the conversion rate will be increased based on the following formula:

where,
CR1 =	the conversion rate in effect immediately after the close of business on the record date for the spin-off;
CR0 =	the conversion rate in effect in effect immediately prior to the close of business on the record date for the spin-off;
FMV =

the average of the last reported sale prices (determined in good faith by us in a manner consistent with the definition of last reported sale price, as if the distributed capital stock was our common stock) of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the first 10 consecutive trading day period beginning on, and including, the ex-dividend date for such spin-off (such period, the "valuation period"); and

MP0 =	the average of the last reported sale prices of our common stock over the valuation period.

        Any adjustment to the conversion rate under the preceding paragraph of this clause (3) will be made immediately after the close of business on the last day of the valuation period, but will be given effect as of the open of business on the record date for the spin-off; provided that, if the relevant conversion date occurs with respect to any conversions during the valuation period, references to the 10 consecutive trading day period shall be replaced with such lesser number of days as have elapsed between the ex-dividend date for such spin-off and the conversion date in determining the applicable conversion rate.

        (4)   If we pay any cash dividends or distributions exclusively in cash to all or substantially all holders of our common stock, other than a regular, periodic cash dividend that does not exceed the dividend threshold amount defined below, the conversion rate will be increased based on the following formula:

where,
CR1 =	the conversion rate in effect immediately after the close of business on the record date for such dividend or distribution;
CR0 =	the conversion rate in effect immediately prior to the close of business on the record date for such dividend or distribution;
SP0 =	the last reported sale price of our common stock on the trading day immediately preceding the ex-dividend date for such distribution;
DTA =

the "dividend threshold amount," which shall initially be $0.24 per quarter per share, provided that if our board of directors announces any change to the length of a regular dividend period, we will proportionately adjust the dividend threshold amount; and

C =	the amount in cash per share we distribute to holders of our common stock.

        The dividend threshold amount is subject to adjustment on an inversely proportional basis whenever the conversion rate is adjusted, other than adjustments made pursuant to this clause (4). If an adjustment is required to be made as set forth in this clause (4) as a result of a distribution that is not a regular periodic dividend, the dividend threshold amount will be deemed to be zero.

        If such dividend or distribution is not so paid, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

        Notwithstanding the foregoing, if "C" (as defined above) is equal to or greater than "SP0" (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, for each $1,000 principal amount of notes, at the same time and upon the same terms as holders of shares of our common stock, the amount of cash that such holder would have received if such holder owned a number of shares of our common stock equal to the conversion rate on the record date for such cash dividend or distribution.

        (5)   If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of our common stock exceeds the average of the last reported sale prices of our common stock for the averaging period, as defined below, the conversion rate will be increased based on the following formula:

where,
CR1 =
the conversion rate in effect immediately after the close of business on the last trading day of the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires (the "averaging period");
CR0 =	the conversion rate in effect immediately prior to the close of business on the last trading day of the averaging period;
AC =	the aggregate value of all cash and any other consideration (as determined by our board of directors or a committee thereof) paid or payable for shares purchased in such tender or exchange offer;
SP1 =	the average of the last reported sale prices of our common stock over the averaging period;
OS1 =
the number of shares of our common stock outstanding immediately after the close of business on the date such tender or exchange offer expires (after giving effect to the purchase or exchange of all shares accepted for purchase or exchange in such tender offer or exchange offer); and
OS0 =
the number of shares of our common stock outstanding immediately prior to the close of business on the date such tender or exchange offer expires (prior to giving effect to the purchase or exchange of any shares in such tender offer or exchange offer).

        Any adjustment to the conversion rate under this clause (5) will be made immediately after the close of business on the last day of the averaging period, but will be given effect as of the open of business on the trading day next succeeding the date such tender offer or exchange offer expires; provided that, if the relevant conversion date occurs during the averaging period, references to the 10 consecutive trading day period shall be replaced with such lesser number of trading days as have elapsed between the expiration date of such tender or exchange offer and such conversion date in determining the applicable conversion rate.

        As used in this section, "ex-dividend date" means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of our common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market, and "effective date" means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

        As used in this section, "record date" means, with respect to any dividend, distribution or other transaction or event in which the holders of our common stock (or other applicable security) have the right to receive any cash, securities or other property or in which our common stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors, statute, contract or otherwise).

        To the extent that any shareholders' rights plan (i.e., a poison pill) adopted by us is in effect upon conversion of the notes, you will receive, in addition to any common stock due upon conversion, the rights under the applicable rights agreement. However, if, prior to any conversion, the rights have separated from the shares of our common stock in accordance with the provisions of the applicable shareholders' rights plan, the conversion rate will be adjusted at the time of separation as if we distributed to all holders of our common stock, shares of our capital stock, evidences of indebtedness, securities, assets or property as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

        We will not make any adjustments to the conversion rate if you participate (other than in the case of a share split or share combination), without having to convert your notes, at the same time and upon the same terms as holders of our common stock and as a result of holding the notes, in any of the transactions described above as if you held a number of shares of common stock equal to the applicable conversion rate, multiplied by the principal amount (expressed in thousands) of notes held by you. In addition, notwithstanding the foregoing, if a conversion rate adjustment becomes effective on any record date as described above, and a holder that has converted its notes on or prior to such record date such that it would be treated as the record holder of shares of our common stock as of such record date as described under "—Conversion Procedures—Settlement Upon Conversion" based on an adjusted conversion rate for such record date, then, notwithstanding the foregoing conversion rate adjustment provisions, the conversion rate adjustment relating to such record date will not be made for such converting holder. Instead, such holder will be treated as if such holder were the record owner of the shares of our common stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

        Notwithstanding any of the foregoing, the conversion rate will not be adjusted:

  •
  upon the issuance of common stock at a price below the conversion price or otherwise, unless otherwise expressly described in the conversion rate adjustment provisions above;

  •
  on account of share repurchases that are not tender offers referred to in clause (5) above, including structured or derivative transactions, or pursuant to a share repurchase program approved by our board of directors or otherwise that, in each case, are not a tender offer;

  •
  upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

  •
  upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

  •
  upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

  •
  solely for a change in the par value of our common stock; or

  •
  for accrued and unpaid interest, if any.

        If a taxable distribution to holders of our common stock or other transaction occurs that results in any adjustment of the conversion rate (including an adjustment at our option), you may, in certain circumstances, be deemed to have received a distribution subject to U.S. income tax as a dividend. In certain other circumstances, the absence of an adjustment may result in a taxable dividend to the holders of our common stock. See "Additional Material Federal Income Tax Considerations."

        Adjustments to the applicable conversion rate will be calculated to the nearest 1/10,000th of a share. We will not be required to make an adjustment in the conversion rate unless the adjustment would require a change of at least 1% in the conversion rate. However, we will carry forward any adjustment that is less than 1% of the conversion rate, take such carried-forward adjustments into account in any subsequent adjustment, and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (a) annually on the anniversary of the first date of issue of the notes and (b) upon the conversion of any notes.

        We are permitted to increase the conversion rate of the notes by any amount for a period of at least 20 business days if our board of directors or a committee thereof determines that such increase would be in our best interest. We may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

        If we adjust the conversion rate pursuant to the above provisions, we will deliver to the trustee and the conversion agent, if other than the trustee, a certificate setting forth the conversion rate, detailing the calculation of the conversion rate and describing the facts upon which the adjustment is based, and we will make this information available on our website or through another public medium as we may use at that time.

Change in Conversion Rights upon Certain Reclassifications, Business Combinations, Asset Sales and Corporate Events

        In the case of:

  •
  any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination),

  •
  any consolidation, merger or combination involving us,

  •
  any sale, lease or other transfer to a third party of the consolidated assets of us and our subsidiaries substantially as an entirety, or

  •
  any statutory share exchange,

in each case, as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof), then, at and after the effective time of the transaction, the right to convert each $1,000 principal amount of notes will be changed into a right to convert such principal amount of notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of our common stock equal to the conversion rate immediately prior to such transaction would have owned or been entitled to receive (the "reference property") upon such transaction. Accordingly, at and after the effective time of the transaction, the number of shares of our common stock, if any, otherwise deliverable upon conversion of the notes will instead be deliverable in the amount and type of reference property that a holder of that number of shares of our common stock would have received in such transaction. If the transaction causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the reference property into which the notes will become convertible will be deemed to be (i) the weighted average of the types and amounts of consideration actually received by the holders of our common stock that affirmatively make such an election or (ii) if no holders of our common stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of our common stock. If the holders receive only cash in such transaction, then for all conversions that occur after the effective date of such transaction (i) the consideration due upon conversion of each $1,000 principal amount of notes shall be solely cash in an amount equal to the conversion rate in effect on the conversion date (as may be increased by any additional shares as described under "—Adjustment to Conversion Rate Upon a Make-Whole Fundamental Change"), multiplied by the price paid per share of common stock in such transaction and (ii) we will satisfy our conversion obligation by paying cash to converting holders on the third business day immediately following the conversion date. We will agree in the indenture not to become a party to any such transaction unless its terms are consistent with the foregoing.

Adjustments of Prices

        Whenever any provision of the indenture requires us to calculate the last reported sale prices over a span of multiple days, we will make appropriate adjustments to each to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-date of the event occurs, at any time during the period when the last reported sale prices are to be calculated.

Adjustment to Conversion Rate Upon a Make-Whole Fundamental Change

        If the "effective date" (as defined below) of a "fundamental change" (as defined below and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (2) of the definition thereof, a "make-whole fundamental change") occurs prior to the maturity date of the notes, and a holder elects to convert its notes "in connection with" such make-whole fundamental change or redemption notice, we will, under certain circumstances, increase the conversion rate for the notes so surrendered for conversion by a number of additional shares of common stock (the "additional shares"), as described below. The number of additional shares by which the conversion is increased will be determined by reference to the table below, based on the date on which the make-whole fundamental change becomes effective (the "effective date") and the price (the "stock price") paid (or deemed paid) per share for our common stock in such make-whole fundamental change. If holders of our common stock receive only cash in any transaction described in clause (2) of the definition of fundamental change, the price paid per share will be the cash amount paid per share. Otherwise, the price paid per share will be equal to the average of the last reported sale prices of our common stock on the five trading days prior to, but excluding, the effective date of such make-whole fundamental change. We will notify you of the effective date of any make-whole fundamental change, and issue a press release concerning such effective date, no later than five business days after such effective date.

        A conversion of the notes by a holder will be deemed for these purposes to be "in connection with" a make-whole fundamental change only if the conversion date for such conversion occurs on or following the effective date of the make-whole fundamental change but before the close of business on the business day immediately preceding the related fundamental change repurchase date (as specified in the notice of a fundamental change described under "—Fundamental Change Put") (or, in the case of a make-whole fundamental change that would have been a fundamental change but for the proviso in clause (2) of the definition thereof, the 35th trading day immediately following the effective date of such make-whole fundamental change).

        Upon surrender of note for conversion in connection with a make-whole fundamental change, we will satisfy our conversion obligation as described under "—Conversion Procedures—Settlement Upon Conversion." However, if the consideration received by holders of our common stock in any make-whole fundamental change described in clause (2) of the definition of fundamental change is composed entirely of cash, for any conversion of notes following the effective date of such make-whole fundamental change, the conversion settlement amount will be calculated based solely on the "stock price" (as defined above) for the transaction and will be deemed to be an amount of cash per $1,000 principal amount of converted notes equal to the conversion rate (including any adjustment as described in this section), multiplied by such stock price. In such event, we will satisfy our conversion obligation by paying cash to converting holders on the third business day immediately following the conversion date.

        The number of additional shares will be adjusted in the same manner and at the same time as any adjustment to the conversion rate as described above under "—Conversion Rate Adjustments." The stock prices set forth in the first row of the table below (i.e., the column headers) will be simultaneously adjusted to equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment and the denominator of which is the conversion rate as so adjusted.

        The following table sets forth the number of additional shares by which the conversion rate shall be increased upon conversion in connection with a make-whole fundamental change:

Stock Price

Effective Date	$	$	$	$	$	$	$	$	$	$	$
January , 2017
January 15, 2018
January 15, 2019
January 15, 2020
January 15, 2021
January 15, 2022

        The exact stock price and effective date may not be set forth on the table, in which case, if the stock price is:

  •
  between two stock prices on the table or the effective date is between two effective dates on the table, the number of additional shares will be determined by straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year;

  •
  greater than $            per share (subject to adjustment in the same manner and at the same time as the stock prices in the table above), the conversion rate will not be increased; and

  •
  less than $            per share (subject to adjustment in the same manner and at the same time as the stock prices in the table above), the conversion rate will not be increased.

        Notwithstanding the foregoing, in no event will the total number of shares of our common stock issuable upon conversion exceed            per $1,000 principal amount of notes, subject to adjustment in the same manner as the conversion rate.

        Our obligation to deliver additional shares as described above could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

Fundamental Change Put

        If a fundamental change (as defined below) occurs at any time prior to the maturity of the notes, you will have the right to require us to repurchase, at the repurchase price described below, all or part of your notes for which you have properly delivered, and not withdrawn, a written repurchase notice. The notes submitted for repurchase must be $1,000 in principal amount or whole multiples thereof.

        The fundamental change repurchase price will be payable in cash and will equal 100% of the principal amount of the notes being repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. However, if the fundamental change repurchase date is after a record date and on or prior to the corresponding interest payment date, the full amount of interest due will be paid on the interest payment date to the holder of record on the record date and the fundamental change repurchase price will be equal to 100% of the principal amount of notes to be repurchased.

        We may be unable to repurchase your notes for cash upon a fundamental change. Our ability to repurchase the notes with cash in the future may be limited by the terms of our then-existing borrowing agreements. In addition, the occurrence of a fundamental change could cause an event of default under the terms of our then-existing borrowing agreements. We cannot assure you that we would have the financial resources, or would be able to arrange financing, to pay the repurchase price in cash.

        A "fundamental change" will be deemed to have occurred when any of the following has occurred:

  (1)
  the consummation of any transaction (other than a transaction described in clause (2)(B) below) the result of which is that any "person" or "group" (within the meaning of Section 13(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of our capital stock that is at the time entitled to vote by the holder thereof in the election of our board of directors (or comparable body); or

  (2)
  the consummation of (A) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of us pursuant to which our common stock will be converted into cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person or group; provided, however, that a transaction described in clause (B) in which the holders of all classes of our common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or any parent thereof immediately after such transaction in substantially the same proportions vis-à-vis each other as such ownership immediately prior to such transaction shall not be a fundamental change pursuant to this clause (2); or

  (3)
  the adoption of a plan relating to our liquidation or dissolution; or

  (4)
  our common stock (or other common stock underlying the notes) ceases to be listed on any of the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors).

        Notwithstanding the foregoing, any transaction or event described in clause (1) or (2) above will not constitute a fundamental change if, in connection with such transaction or event, or as a result thereof, at least 90% of the consideration paid for our common stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights) consists of shares of common stock traded on any of the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors) (or will be so traded immediately following the completion of the relevant transaction) and the notes become convertible into the applicable reference property as a result of such transaction.

        The definition of "fundamental change" includes a phrase relating to the sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase the notes as a result of a sale, lease or other transfer of less than all of our assets and those of our subsidiaries taken as a whole to another person may be uncertain.

        On or before the 20th calendar day after the occurrence of a fundamental change, we will provide to all record holders of the notes on the date of the fundamental change at their addresses shown in the register of the registrar and to beneficial owners to the extent required by applicable law, the trustee and the paying agent, a written notice of the occurrence of the fundamental change and the resulting repurchase right. Such notice shall state, among other things:

  •
  the events causing a fundamental change;

  •
  the effective date of the fundamental change;

  •
  the last date on which a holder may exercise the repurchase right;

  •
  the fundamental change purchase price;

  •
  the fundamental change purchase date;

  •
  the name and address of the paying agent and the conversion agent, if applicable;

  •
  the applicable conversion rate and any adjustments to the applicable conversion rate;

  •
  that the notes with respect to which a fundamental change purchase notice has been delivered by a holder may be converted only if the holder withdraws the fundamental change purchase notice in accordance with the terms of the indenture; and

  •
  the procedures that holders must follow to require us to purchase their notes.

        Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on our website or through such other public medium as we may use at that time.

        The fundamental change repurchase date will be a date specified by us in the notice of a fundamental change that is not less than 20 nor more than 35 business days after the date of such notice of a fundamental change.

        To exercise your repurchase right, you must deliver, prior to the close of business, on the business day immediately preceding the fundamental change repurchase date, a written notice to the paying agent of your exercise of your repurchase right (together with the notes to be repurchased, if certificated notes have been issued). The repurchase notice must state:

  •
  if you hold a beneficial interest in a global note, your repurchase notice must comply with appropriate DTC procedures;

  •
  if you hold certificated notes, the certificate numbers of the notes to be repurchased;

  •
  the portion of the principal amount of the notes to be repurchased, which must be $1,000 or whole multiples thereof; and

  •
  that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the indenture.

        You may withdraw your repurchase notice at any time prior to the close of business on the business day immediately preceding the fundamental change repurchase date by delivering a written notice of withdrawal to the paying agent. If a repurchase notice is given and withdrawn during that period, we will not be obligated to repurchase the notes listed in the repurchase notice. The withdrawal notice must state:

  •
  if you hold a beneficial interest in a global note, your withdrawal notice must comply with appropriate DTC procedures;

  •
  if you hold certificated notes, the certificate numbers of the withdrawn notes;

  •
  the principal amount of the withdrawn notes; and

  •
  the principal amount, if any, which remains subject to the repurchase notice.

        Payment of the fundamental change repurchase price for notes for which a repurchase notice has been delivered and not withdrawn is conditioned upon book-entry transfer or delivery of the notes, together with necessary endorsements, to the paying agent, as the case may be. Payment of the fundamental change repurchase price for the notes will be made on the later of the fundamental change repurchase date and the time of book-entry transfer or delivery of the notes, as the case may be.

        If the paying agent holds on the fundamental change repurchase date cash sufficient to pay the fundamental change repurchase price of the notes that holders have elected to require us to repurchase, then, as of the fundamental change repurchase date:

  •
  the notes being repurchased will cease to be outstanding and interest will cease to accrue, whether or not book-entry transfer of the notes has been made or the notes have been delivered to the paying agent, as the case may be; and

  •
  all other rights of the holders of the repurchased notes will terminate, other than the right to receive the fundamental change repurchase price upon delivery or transfer of such notes.

        In connection with any repurchase, we will, to the extent applicable:

  •
  comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may be applicable at the time of the offer to repurchase the notes;

  •
  file a Schedule TO or any other schedule required under the Exchange Act; and

  •
  comply with all other federal and state securities laws in connection with our repurchase of the notes.

        No notes may be repurchased at your option upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to the fundamental change repurchase date (except in the case of an acceleration resulting from a default by us in the payment of the fundamental change repurchase price with respect to such notes).

        This fundamental change repurchase right could discourage a potential acquirer of NYMT. However, this fundamental change repurchase feature is not the result of management's knowledge of any specific effort to obtain control of us by means of a merger, tender offer, solicitation or otherwise, or part of a plan by management to adopt a series of anti-takeover provisions.

        Our obligation to repurchase the notes upon a fundamental change would not necessarily afford you protection in the event of a highly leveraged or other transaction involving us that may adversely affect holders. We also could, in the future, enter into certain transactions, including certain recapitalizations, that would not constitute a fundamental change but would increase the amount of our (or our subsidiaries') outstanding debt. The incurrence of significant amounts of additional debt could adversely affect our ability to service our then existing debt, including the notes.

Consolidation, Merger and Sale of Assets by NYMT

        The provisions described under "Description of Debt Securities—Consolidation, Merger and Sale of Assets" in the accompanying prospectus will not apply to the notes. Instead, with respect to the notes, the indenture will provide that we may not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other person or sell, convey, transfer or lease our property and assets substantially as an entirety to another person, unless:

  •
  either (a) we are the continuing or surviving corporation or (b) the resulting, surviving or transferee person (if other than us) is a corporation or limited liability company organized and existing under the laws of the United States, any state thereof or the District of Columbia and such person assumes, by a supplemental indenture in a form reasonably satisfactory to the trustee, all of our obligations under the notes and the indenture;

  •
  immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture; and

  •
  we have delivered to the trustee certain certificates and opinions of counsel if so requested by the trustee.

        In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraph in which NYMT is not the continuing or surviving corporation, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of, NYMT, and, except in the case of a lease, NYMT shall be discharged from its obligations under the notes and the indenture.

        This covenant includes a phrase relating to the sale, conveyance, transfer or lease of the property and assets of NYMT "substantially as an entirety." There is no precise, established definition of the phrase "substantially as an entirety" under New York law, which governs the indenture and the notes, or under the laws of Maryland, NYMT's state of incorporation. Accordingly, the ability of a holder of the notes to require us to repurchase the notes as a result of a sale, conveyance, transfer or lease of less than all of the property and assets of NYMT may be uncertain.

        An assumption by any person of NYMT's obligations under the notes and the indenture might be deemed for U.S. federal income tax purposes to be an exchange of the notes for new notes by the holders thereof, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to the holders. Holders should consult their own tax advisors regarding the tax consequences of such an assumption.

 Events of Default; Notice and Waiver

        The provisions described under "Description of Debt Securities—Events of Default" in the accompanying prospectus will not apply to the notes. Instead, with respect to the notes, the following will be events of default under the indenture:

  •
  we fail to pay any interest on the notes when due and such failure continues for a period of 30 calendar days;

  •
  we fail to pay principal of the notes when due at maturity, or we fail to pay the fundamental change repurchase price payable in respect of any notes when due;

  •
  we fail to deliver shares of our common stock upon the conversion of any notes and such failure continues for more than five business days;

  •
  we fail to comply with the covenant set forth above under "—Consolidation, Merger and Sale of Assets by NYMT";

  •
  we fail to provide notice of the effective date of a fundamental change on a timely basis as required in the indenture and such failure continues for more than five business days;

  •
  we fail to perform or observe any other term, covenant or agreement in the notes or the indenture for a period of 60 calendar days after written notice of such failure is given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the notes then outstanding;

  •
  a failure to pay when due (whether at stated maturity or otherwise) or a default that results in the acceleration of maturity, of any indebtedness for borrowed money of NYMT or any of our "significant subsidiaries" (which term shall have the meaning specified in Rule 1-02(w) of Regulation S-X) in an aggregate amount in excess of $25 million (or its foreign currency equivalent), unless such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within a period of 30 calendar days after written notice of such failure is given to us by the trustee or to us or the trustee by the holders of at least 25% in aggregate principal amount of the notes then outstanding;

  •
  a final judgment for the payment in excess of $25 million (or its foreign currency equivalent), excluding any amounts covered by insurance, rendered against us or any of our subsidiaries, which judgment is not discharged or stayed within 30 calendar days after (i) the date on which the right to appeal or petition for review thereof has expired if no such appeal or review has commenced, or (ii) the date on which all rights to appeal or petition for review have been extinguished; or

  •
  certain events involving our bankruptcy, insolvency or reorganization or the bankruptcy, insolvency or reorganization of any of our "significant subsidiaries" (which term shall have the meaning specified in Rule 1-02(w) of Regulation S-X).

        We are required to notify the trustee promptly upon becoming aware of the occurrence of any default under the indenture known to us. The trustee is then required within 90 calendar days of becoming aware of the occurrence of any default to give to the registered holders of the notes notice of all uncured defaults actually known to it. However, the trustee may withhold notice to the holders of the notes of any default, except defaults in payment of principal or interest on the notes or defaults in the failure to deliver the consideration due upon conversion, if the trustee, in good faith, determines that the withholding of such notice is in the interests of the holders. We are also required to deliver to the trustee, on or before a date not more than 120 calendar days after the end of each fiscal year, a written statement as to compliance with the indenture, including whether or not any default has occurred.

        If an event of default specified in the last bullet point listed above occurs and continues with respect to us, the principal amount of the notes and accrued and unpaid interest on the outstanding notes will automatically become due and payable. If any other event of default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes may declare the principal amount of the notes and accrued and unpaid interest on the outstanding notes to be due and payable. Thereupon, the trustee may, in its discretion, proceed to protect and enforce the rights of the holders of the notes by appropriate judicial proceedings.

        After an acceleration, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the notes outstanding, by written notice to us and the trustee, may rescind and annul such acceleration if:

  •
  we have paid (or deposited with the trustee a sum sufficient to pay) (1) all overdue interest on all notes; (2) the principal amount of any notes that have become due otherwise than by such declaration of acceleration; (3) to the extent that payment of such interest is lawful, interest upon overdue interest; and (4) all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel; and

  •
  all events of default, other than the non-payment of the principal amount and any accrued and unpaid interest that have become due solely by such declaration of acceleration, have been cured or waived.

        The holders of a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, method and place of any proceedings for any remedy available to the trustee, subject to limitations specified in the indenture.

        If any portion of the amount payable on the notes upon such acceleration thereof as described above is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

        No holder of the notes may pursue any remedy under the indenture, except in the case of a default in the payment of principal or interest on the notes, unless:

  •
  the holder has given the trustee written notice of an event of default;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding notes make a written request to the trustee to pursue the remedy, and offer security or indemnity reasonably satisfactory to it against any cost, liability or expense of the trustee;

  •
  the trustee fails to comply with the request within 60 calendar days after receipt of the request and offer of indemnity; and

  •
  the trustee does not receive an inconsistent direction from the holders of a majority in aggregate principal amount of the outstanding notes.

        Notwithstanding the foregoing, the indenture will provide, if we so elect, that the sole remedy for an event of default relating to the failure to comply with the reporting obligations in the indenture, which are described below under the caption "—Reports," and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act (which also relate to the provision of reports), will, at our option, for the first 180 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the notes at a rate equal to (i) 0.25% per annum of the principal amount of the notes outstanding for each day during the first 90-day period on which such event of default is continuing beginning on, and including, the date on which such an event of default first occurs and (ii) 0.50% per annum of the principal amount of the notes outstanding for each day during the next 90-day period during which such event of default is continuing beginning on, and including, the 91st day after such an event of default first occurred. However, in no event will additional interest exceed an aggregate rate of 0.50% per annum on any note. In the event we do not elect to pay the additional interest upon an event of default in accordance with this paragraph, the notes will be subject to acceleration as provided above. The additional interest will accrue on all outstanding notes from and including the date on which an event of default relating to a failure to comply with the reporting obligations in the indenture first occurs to, but not including, the 181st day thereafter (or such earlier date on which the event of default relating to the reporting obligations shall have been cured or waived). On such 181st day, if such event of default is continuing, such additional interest will cease to accrue and the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other event of default.

Waiver

        The holders of a majority in aggregate principal amount of the notes outstanding may, on behalf of the holders of all the notes, waive any past default or event of default under the indenture and its consequences, except:

  •
  our failure to pay principal of or interest on any notes when due;

  •
  our failure to convert any notes into cash and, if applicable, common stock as required by the indenture;

  •
  our failure to pay the repurchase price on the fundamental change repurchase date in connection with a holder exercising its repurchase rights; or

  •
  our failure to comply with any of the provisions of the indenture that would require the consent of the holder of each outstanding note affected.

Modification

        The provisions described under "Description of Debt Securities—Modification and Waiver" in the accompanying prospectus will not apply to the notes. Instead, the following provisions will apply.

Changes Requiring Approval of Each Affected Holder

        The indenture (including the terms and conditions of the notes) may not be modified or amended without the written consent or the affirmative vote of the holder of each note affected by such change to:

  •
  change the maturity date of any notes;

  •
  reduce the rate or extend the time for payment of interest on any notes;

  •
  reduce the principal amount of any notes;

  •
  reduce any amount payable upon repurchase of any notes;

  •
  impair the right of a holder to institute suit for the enforcement of any payment due on, or any conversion right with respect to, any notes;

  •
  change the currency in which any notes is payable;

  •
  change our obligation to repurchase any notes upon a fundamental change in a manner adverse to the holders;

  •
  affect the right of a holder to convert any notes into shares of our common stock or reduce the number of shares of our common stock or any other property, including cash, receivable upon conversion pursuant to the terms of the indenture;

  •
  subject to specified exceptions, modify certain provisions of the indenture relating to modification of the indenture or waiver under the indenture; or

  •
  reduce the percentage of the notes required for consent to any modification of the indenture that does not require the consent of each affected holder.

Changes Requiring Majority Approval

        The indenture (including the terms and conditions of the notes) may be modified or amended, except as described above, with the written consent or affirmative vote of the holders of a majority in aggregate principal amount of the notes then outstanding.

Changes Requiring No Approval

        Notwithstanding any of the foregoing, the indenture (including the terms and conditions of the notes) may be modified or amended by us and the trustee, without the consent of the holder of any notes, to, among other things:

  •
  provide for changes to the conversion rights of holders of the notes in connection with a transaction described under "—Conversion Rights—Change in Conversion Rights upon Certain Reclassifications, Business Combinations, Asset Sales and Corporate Events" as provided therein;

  •
  secure the notes;

  •
  provide for the assumption of our obligations to the holders of the notes in the event of a merger or consolidation, or sale, conveyance, transfer or lease of our property and assets substantially as an entirety;

  •
  surrender any right or power conferred upon us;

  •
  to add to our covenants for the benefit of the holders of the notes;

  •
  cure any ambiguity or correct or supplement any inconsistent or otherwise defective provision contained in the indenture; provided that such modification or amendment does not adversely affect the interests of the holders of the notes; provided, further, that any amendment made solely to conform the provisions of the indenture to the description of the notes contained in this prospectus supplement will not be deemed to adversely affect the interests of the holders of the notes;

  •
  make any provision with respect to matters or questions arising under the indenture that we may deem necessary or desirable and that shall not be inconsistent with provisions of the indenture; provided that such change or modification does not adversely affect the interests of the holders of the notes in any material respect;

  •
  increase the conversion rate;

  •
  comply with the requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

  •
  adding guarantees of obligations under the notes;

  •
  issue additional notes as described under "—Additional Notes"; and

  •
  provide for a successor trustee.

        In addition, the base indenture may be amended without consent of holders of notes to establish the terms of other series of Debt Securities thereunder or to make any other change that does not apply to the notes.

Other

        The consent of the holders of notes is not necessary under the indenture to approve the particular form of any proposed modification or amendment. It is sufficient if such consent approves the substance of the proposed modification or amendment. After a modification or amendment under the indenture becomes effective, we are required to mail to the holders a notice briefly describing such modification or amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the modification or amendment.

Notes Not Entitled to Consent

        Any notes held by us or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with us shall be disregarded (from both the numerator and the denominator) for purposes of determining whether the holders of the requisite aggregate principal amount of the outstanding notes have consented to a modification, amendment or waiver of the terms of the indenture.

Repurchase and Cancellation

        We may, to the extent permitted by law, repurchase any notes in the open market or by tender offer at any price or by private agreement. Any notes repurchased by us will be surrendered to the trustee for cancellation, but may not be reissued or resold by us. Any notes surrendered to the trustee for cancellation may not be reissued or resold and will be promptly cancelled.

Defeasance

        The provisions described under "Description of Debt Securities—Defeasance" in the accompanying prospectus will not apply to the notes.

Discharge

        The indenture will provide that we may satisfy and discharge our obligations under the indenture with respect to the notes by delivering to the notes registrar for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at maturity, at any fundamental change repurchase date, upon conversion or otherwise, cash and/or shares of common stock, solely to satisfy outstanding conversions, as applicable, sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

Reports

        We shall deliver to the trustee, within 15 days after filing with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, provided that public availability of the foregoing on the SEC's website or the EDGAR system will be deemed to satisfy such delivery obligations.

 Information Concerning the Trustee and Common Stock Transfer Agent and Registrar

        We have appointed U.S. Bank National Association as the trustee under the indenture, as paying agent, conversion agent, notes registrar and custodian for the notes. The trustee or its affiliates may also provide other services to us in the ordinary course of their business. The indenture contains certain limitations on the rights of the trustee, if it or any of its affiliates is then our creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise. The trustee and its affiliates will be permitted to engage in other transactions with us. However, if the trustee or any affiliate continues to have any conflicting interest and a default occurs with respect to the notes, the trustee must eliminate such conflict or resign.

        American Stock Transfer & Trust Company, LLC is the transfer agent and registrar for our common stock.

Governing Law

        The notes and the indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Calculations in Respect of the Notes

        Except as otherwise provided herein, we will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the last reported sale prices of our common stock, accrued interest payable on the notes and the conversion rate. We or our agents will make all these calculations in good faith and, absent manifest error, such calculations will be final and binding on holders of the notes. We will provide a schedule of these calculations to each of the trustee and the conversion agent, and each of the trustee and conversion agent is entitled to conclusively rely upon the accuracy of our calculations without independent verification and shall have no liability or responsibility for such calculations or any information used in connection therewith. The trustee will forward these calculations to any holder of the notes upon the request of that holder.

Form, Denomination and Registration

        The notes will be issued:

  •
  in fully registered form;

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  without interest coupons; and

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  in denominations of $1,000 principal amount and integral multiples of $1,000.

Global Notes; Book-Entry Form

        The notes will be evidenced by one or more global notes. We will deposit the global notes with DTC and register the global notes in the name of Cede & Co. as DTC's nominee. Except as set forth below, a global note may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

        Beneficial interests in a global note may be held through organizations that are participants in DTC (called "participants"). Transfers between participants will be effected in the ordinary way in accordance with DTC rules and will be settled in clearing house funds. The laws of some states require that certain persons take physical delivery of securities in definitive form. As a result, the ability to transfer beneficial interests in the global notes to such persons may be limited.

        Beneficial interests in a global note held by DTC may be held only through participants, or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant, either directly or indirectly (called "indirect participants"). So long as Cede & Co., as the nominee of DTC, is the registered owner of a global note, Cede & Co. for all purposes will be considered the sole holder of such global note. Except as provided below, owners of beneficial interests in a global note will:

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  not be entitled to have certificates registered in their names;

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  not receive physical delivery of certificates in definitive registered form; and

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  not be considered holders of the global note.

        We will pay principal of and interest on, and the repurchase price of, a global note to Cede & Co., as the registered owner of the global note, by wire transfer of immediately available funds on the maturity date, each interest payment date or repurchase date, as the case may be. Neither we, the trustee, conversion agent nor any paying agent will be responsible or liable:

  •
  for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global note; or

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  for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        DTC has advised us that it will take any action permitted to be taken by a holder of the notes, including the presentation of the notes for conversion, only at the direction of one or more participants to whose account with DTC interests in the global notes are credited, and only in respect of the principal amount of the notes represented by the global notes as to which the participant or participants has or have given such direction.

        DTC has advised us that it is:

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  a limited purpose trust company organized under the laws of the State of New York, and a member of the Federal Reserve System;

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  a "clearing corporation" within the meaning of the Uniform Commercial Code; and

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  a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

        DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants. Participants include securities brokers, dealers, banks, trust companies and clearing corporations and other organizations. Some of the participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        DTC has agreed to the foregoing procedures to facilitate transfers of interests in a global note among participants. However, DTC is under no obligation to perform or continue to perform these procedures, and may discontinue these procedures at any time. Notes in physical, fully-registered certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if (i) DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global debentures and a successor depositary is not appointed within 90 days; (ii) DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or (iii) an event of default with respect to the notes has occurred and is continuing and DTC requests that notes be issued in physical, certificated form.

        Neither we, the trustee, registrar, paying agent nor conversion agent will have any responsibility or liability for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

ADDITIONAL MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes the material U.S. federal income tax considerations that may be relevant to the acquisition, ownership and disposition of the notes and the shares of our common stock into which the notes may be converted under the Code but does not purport to be a complete analysis of all of the potential tax considerations relating thereto. This summary supplements and, where applicable, supersedes the discussion under "Material Federal Income Tax Considerations" in the accompanying prospectus, and should be read together with such discussion.

        This discussion is based upon the provisions of the Code, applicable U.S. Treasury regulations promulgated and proposed thereunder, judicial authority and administrative interpretations, each as of the date of this prospectus supplement, all of which are subject to change, possibly with retroactive effect, or are subject to different interpretations. Changes in these authorities, subsequent to the date of this prospectus supplement or retroactively applied, may cause the U.S. federal income tax consequences to vary substantially from the consequences described below. We cannot assure you that the Internal Revenue Service, or the IRS, will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal tax consequences of acquiring, owning or disposing of the notes or of our common stock.

Tax Considerations for Holders of the Notes

        This discussion is limited to initial holders who purchase the notes in this offering for cash at a price equal to the issue price of the notes (i.e., the first price at which a substantial amount of the notes is sold other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and who hold the notes or our common stock as "capital assets" within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address the Medicare tax on net investment income, the tax considerations arising under U.S. federal estate or U.S. federal gift tax laws or under the laws of any state, local, non-U.S. or other jurisdiction or any tax treaties. In addition, this discussion does not address all U.S. federal income tax considerations that may be important to a holder of the notes or of our common stock in light of the holder's circumstances, or to certain categories of holders that may be subject to special rules, such as:

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  governmental bodies or agencies or instrumentalities thereof;

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  holders subject to the alternative minimum tax;

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  entities that are exempt from U.S. federal income tax;

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  dealers in securities or currencies;

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  traders in securities that elect to use a mark-to-market method of tax accounting for their securities;

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  persons that are partnerships or other pass-through entities or holders of interests therein;

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  certain former citizens or long-term residents of the United States;

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  U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

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  foreign entities treated as domestic corporations for U.S. federal tax purposes;

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  qualified foreign pension funds;

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  qualified shareholders;

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  insurance companies;

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  common trust funds;

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  banks, thrifts, or other financial institutions;

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  regulated investment companies or real estate investment trusts; and

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  persons who hold the notes or common stock as a position in a hedging, conversion or constructive sale transaction or a straddle or other risk reduction transaction or as a "synthetic security" or in an integrated transaction.

        If a partnership (including an entity or arrangement treated as a partnership for U.S. federal tax purposes) holds the notes or our common stock, the tax treatment of a partner of the partnership generally will depend upon the status of the partner and the activities of the partnership, among other things. If you are a partner of a partnership considering the purchase of the notes, we particularly urge you to consult your own tax advisor.

        If you are considering the purchase of the notes, we urge you to consult your tax advisor concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of the notes and the shares of common stock into which the notes may be converted, as well as any tax consequences under the U.S. federal estate or U.S. federal gift tax laws or under the laws of any state, local or non-U.S. jurisdiction or under any applicable tax treaty.

U.S. Federal Income Tax Consequences to U.S. Holders

        The following discussion applies only to U.S. holders. You are a "U.S. holder" for purposes of this discussion if you are a beneficial owner of a note and you are for U.S. federal income tax purposes:

  •
  an individual who is a U.S. citizen or U.S. resident alien;

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  a corporation (or other entity taxable as a corporation) that was created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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  a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more "United States persons," as defined in the Code, have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a "United States person," as defined in the Code.

  Stated Interest and OID on the Notes

        Stated interest on the notes generally will be taxable to you as ordinary income at the time it is received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

        The notes are being issued with OID for U.S. federal income tax purposes in the amount equal to the difference between the principal amount of the notes and their issue price. Regardless of your method of accounting, you will be required to accrue OID on a constant yield basis and include such accruals in gross income in advance of the receipt of cash attributable to that income. The amount of OID allocable to an accrual period is equal to the difference between (1) the product of the "adjusted issue price" of the note at the beginning of the accrual period and its "yield to maturity" (determined on the basis of a compounding assumption that reflects the length of the accrual period) and (2) the amount of any stated interest payments on the notes allocable to the accrual period. The "adjusted issue price" of a note at the beginning of any accrual period is generally the sum of the issue price of the note plus the amount of OID allocable to all prior accrual periods. The "yield to maturity" of a note is the interest rate that, when used to compute the present value of all payments to be made on the note, produces an amount equal to the issue price of the note. Under these rules, you will generally have to include in income increasingly greater amounts of OID in successive accrual periods.

        You may elect, subject to certain limitations, to include all interest that accrues on a note in gross income on a constant yield basis. For purposes of this election, interest includes stated interest and OID. When applying the constant yield method to a note for which this election has been made, the issue price of a note will equal your basis in the note immediately after its acquisition and the issue date of the note will be the date of its acquisition by you. This election generally will apply only to the note with respect to which it is made and may not be revoked without IRS consent.

  Sale, Exchange, Redemption or Other Taxable Disposition of the Notes

        Except as provided below under "—Conversion of Notes into Common Stock," you will generally recognize capital gain or loss on the sale, redemption, exchange, retirement or other taxable disposition of a note. This gain or loss will equal the difference between the proceeds you receive on the sale, redemption, exchange, retirement or other taxable disposition (excluding any amount attributable to accrued but unpaid interest, which will be taxable as ordinary interest income to the extent you have not previously included the accrued interest in income) and your adjusted tax basis in the note. The proceeds you receive will include the amount of any cash and the fair market value of any other property received for the note. Your adjusted tax basis in a note generally will equal the amount you paid for the note, increased by the amount of any OID you have previously included in income. The gain or loss will be long-term capital gain or loss if you held the note for more than one year at the time of the sale, redemption, exchange, retirement or other taxable disposition. Long-term capital gains of non-corporate holders are eligible for reduced rates of U.S. federal income tax. Long-term capital gains of corporations are not subject to reduced U.S. federal income tax rates and are subject to U.S. federal income tax at the same rate as the corporation's ordinary income. The deductibility of capital losses may be subject to limitation.

  Conversion of Notes into Common Stock

        You generally will not recognize gain or loss on the conversion of the notes solely into shares of common stock, except with respect to cash received in lieu of fractional shares, which will be treated as described in the following paragraph and any cash or common stock attributable to accrued but unpaid interest, which will be taxable as ordinary interest income to the extent you have not previously included the accrued interest in income. Your tax basis in common stock received upon conversion (including any fractional share deemed received) generally will equal your adjusted basis in that note at the time of conversion, except that the adjusted tax basis of shares of common stock attributable to accrued interest would equal the fair market value of such shares when received. Your holding period for the common stock received upon such conversion generally will include your holding period in the note except that the holding period of common stock received with respect to accrued interest will begin the day after the date of conversion.

        Cash received in lieu of a fractional share of common stock upon conversion will be treated as if we issued such fractional share upon conversion and repurchased it for the amount of the cash received. You generally will recognize capital gain to the extent the amount of such cash exceeds your tax basis in the hypothetical fractional share (which will be a proportionate part of your adjusted tax basis in the note) or capital loss to the extent the amount of your tax basis in the hypothetical fractional share exceeds the cash. Such gain or loss will be long-term capital gain or loss if you held the note more than one year.

  Conversion of Notes into Cash

        If in connection with a fundamental change we deliver solely cash upon conversion, as described under "Description of the Notes—Adjustment to Conversion Rate Upon a Make-Whole Fundamental Change," your gain or loss will be determined in the same manner as if you disposed of the notes in a taxable disposition (as described above under "—Sale, Exchange, Redemption or Other Taxable Disposition of the Notes").

  Constructive Distributions

        The conversion rate of the notes will be adjusted in certain circumstances, as described under "Description of the Notes—Conversion Rights." Adjustments (or failures to make adjustments) that have the effect of increasing your proportionate interest in our assets or earnings may in some circumstances result in a deemed distribution to you for U.S. federal income tax purposes. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that have the effect of preventing the dilution of the interest of the holders of the notes, however, will generally not be considered to result in a deemed distribution to you. Certain of the possible conversion rate adjustments provided in the notes (including, without limitation, adjustments in respect of taxable dividends to holders of our common stock and adjustments to the conversion rate upon a make-whole fundamental change) may not qualify as being pursuant to a bona fide reasonable adjustment formula. If such an adjustment is made and does not so qualify, you generally will be deemed to have received a distribution even if you do not receive any cash or property as a result of such adjustment. Any deemed distribution will be taxable as a dividend, return of capital, or capital gain in accordance with the description in the accompanying prospectus under "Material Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders." It is not clear whether a constructive dividend deemed paid to a non-corporate holder would be eligible for the preferential rates of U.S. federal income tax applicable in respect of certain dividends received. It is also unclear whether corporate holders would be entitled to claim the dividends-received deduction with respect to any such constructive dividends. Because a constructive dividend deemed received by you would not give rise to any cash from which any applicable withholding tax could be satisfied, if backup withholding is required with respect to your notes (because of your failure to establish an exemption from backup withholding taxes as further described below in "—Information Reporting and Backup Withholding"), such withholding may be made from subsequent payments of cash or common stock payable on the notes.

        On April 12, 2016, the IRS proposed regulations addressing the amount and timing of deemed distributions, obligations of withholding agents and filing and notice obligations of issuers. If adopted as proposed, the regulations would generally provide that (i) the amount of a deemed distribution is the excess of the fair market value of the right to acquire stock immediately after the conversion adjustment over the fair market value of the right to acquire stock without the adjustment, (ii) the deemed distribution occurs at the earlier of the date the adjustment occurs under the terms of the note and the date of the actual distribution of cash or property that results in the deemed distribution, (iii) subject to certain limited exceptions, a withholding agent is required to impose any applicable withholding on deemed distributions to a non-U.S. holder and, if there is no associated cash payment, may set off its withholding obligations against payments on the notes (or, in some circumstances, any payments on our common stock) or sales proceeds received by or other funds or assets of such holder and (iv) we are required to report the amount of any deemed distributions on our website or to the IRS and all holders of notes (including holders of notes that would otherwise be exempt from reporting). The final regulations will be effective for deemed distributions occurring on or after the date of adoption, but holders of notes and withholding agents may rely on them prior to that date under certain circumstances.

  Ownership and Disposition of Common Stock Received Upon Conversion

        The tax consequences of owning and disposing of common stock received upon conversion of the notes are described in the accompanying prospectus under "Material Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders" and "Material Federal Income Tax Considerations—Taxation of U.S. Stockholders on the Dispositions of Capital Stock."

  Information Reporting and Backup Withholding

        Information reporting requirements generally will apply to payments of interest on the notes (including any OID), and the proceeds of the sale or other disposition (including a redemption, exchange or retirement) of notes held by you, unless, in each case, you are a recipient that is exempt from such information reporting (such as a corporation) and, if required, you certify as to that status.

        Backup withholding will apply to such payments unless you provide the appropriate intermediary with a correct taxpayer identification number (which, if you are an individual, generally would be your Social Security Number), certified under penalties of perjury, as well as certain other information, or you otherwise comply with applicable requirements of the backup withholding rules or establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules generally will be allowed as a credit against your U.S. federal income tax liability, if any, and a refund may be obtained if the amounts withheld exceed your actual U.S. federal income tax liability and you timely provide the required information to the IRS. You are encouraged to consult your tax advisor regarding the application of backup withholding in your particular situation, the availability of an exemption from backup withholding and the procedure for obtaining such an exemption, if available.

U.S. Federal Income Tax Consequences to Non-U.S. Holders

        The following discussion applies only to non-U.S. holders. You are a "non-U.S. holder" for purposes of this discussion if you are a beneficial owner of a note that is an individual, corporation, estate or trust that is not a U.S. holder.

  Stated Interest and OID on the Notes

        Subject to the discussion of backup withholding and "FATCA" withholding requirements below, payments to you of interest (including any OID) on the notes generally will not be subject to U.S. federal income tax or withholding of U.S. federal income tax if you properly certify as to your foreign status as described below, and:

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  you do not actually or constructively own, for U.S. federal income tax purposes, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

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  you are not a "controlled foreign corporation" for U.S. federal income tax purposes that is related to us (actually or constructively) through stock ownership;

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  you are not a bank whose receipt of interest on the notes is in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business; and

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  interest on the notes is not effectively connected with your conduct of a trade or business within the United States.

        The exemption from taxation and withholding described above and several of the special rules for non-U.S. holders described below generally apply only if you appropriately certify as to your foreign status. You can generally meet the certification requirement by providing a properly completed and executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) to the applicable withholding agent. Other methods might be available to satisfy the certification requirements described above, depending on your particular circumstances. Special rules apply to foreign partnerships, estates and trusts, and, in certain circumstances, certifications as to the foreign status of partners, trust owners or beneficiaries may have to be provided to the applicable withholding agent. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS.

        If you cannot satisfy the requirements described above, payments of interest (including any OID) made to you will be subject to U.S. federal withholding tax at a 30% rate, unless (i) you are a qualified resident of a country with which the United States has an income tax treaty and you provide the applicable withholding agent with a properly completed and executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) claiming an exemption from (or a reduction of) withholding under such tax treaty or (ii) the payments of interest are effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a permanent establishment maintained by you in the United States) and you meet the certification requirements described below. See "—Income or Gain Effectively Connected with a U.S. Trade or Business."

        The certifications described above and below must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. If you do not timely provide the applicable withholding agent with the required certification, but you qualify for a reduced rate under an applicable income tax treaty, you may obtain a refund from the IRS of any excess amounts withheld if you timely provide the required information to the IRS.

  Constructive Distributions

        Any deemed dividends resulting from certain adjustments, or the failure to make adjustments, to the conversion rate (as discussed above under "U.S. Federal Income Tax Consequences to U.S. Holders—Constructive Distributions") generally will be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable tax treaty as to which you appropriately claim the benefit. In the case of such a deemed dividend, such withholding may be made from subsequent payments of cash or common stock payable on the notes. Dividends that are effectively connected with a trade or business that you conduct within the United States (and, if required by an applicable income tax treaty, attributable to a permanent establishment maintained by you in the United States) are not subject to U.S. federal withholding tax if you provide the appropriate certifications, as described below under "—Income or Gain Effectively Connected with a U.S. Trade or Business."

        If you wish to claim the benefit of an applicable treaty rate for such deemed dividends, you must provide the withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form), claiming an exemption from or reduction in withholding under the applicable income tax treaty. If you are eligible for a reduced rate of U.S. federal withholding tax pursuant to an applicable income tax treaty, you may obtain a refund from the IRS of any excess amounts withheld by timely providing the required information to the IRS.

  Sale, Exchange or Other Taxable Disposition of Notes

        Subject to the discussion of backup withholding and "FATCA" withholding requirements below, you generally will not be subject to U.S. federal income tax on any gain realized on the sale, exchange or other taxable disposition of a note unless:

  •
  the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, attributable to a permanent establishment maintained by you in the United States);

  •
  if you are an individual, you are present in the United States for 183 or more days in the taxable year of such disposition, and certain other requirements are met; or

  •
  the note constitutes a "United States real property interest," or a USRPI, within the meaning of the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA.

        If you are described in the first bullet above, you will be subject to tax as described in "—Income or Gain Effectively Connected with a U.S. Trade or Business" below. If you are described in the second bullet above, you will generally be subject to a flat 30% tax (or lower applicable treaty rate) on any gain derived from the sale, exchange or other taxable disposition that may be offset by U.S. source capital losses (even though you are not considered a resident of the United States).

        A note will not constitute a USRPI at the time of any sale, exchange, redemption, retirement, or other taxable disposition of the note (including a conversion of the note for our common stock) if:

  •
  we are not and have not been a "United States real property holding corporation," or a USRPHC, during a specified testing period;

  •
  we are a "domestically controlled qualified investment entity"; or

  •
  our common stock is part of a class of shares that is regularly traded on an established securities market, and the applicable non-U.S. holder does not, at the time it acquires the notes and certain other times described in the applicable U.S. Treasury regulations, exceed the ownership limits described below.

        Generally, a corporation is a USRPHC for U.S. federal income tax purposes if the fair market value of its USRPIs, as defined in the Code and applicable U.S. Treasury regulations, equals or exceeds 50% of the aggregate fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. Because of our investment strategy, we have not been and do not expect to become a USRPHC.

        Even if we were treated as a USRPHC, we will be considered a "domestically controlled qualified investment entity" if we are a REIT and, at all times during a specified testing period, less than 50% in value of our stock has been held directly or indirectly by non-U.S. persons. We believe that we currently are a "domestically controlled qualified investment entity," but because our stock is publicly traded, we cannot assure you that we are or will be a domestically controlled qualified investment entity in the future.

        However, even if we were treated as a USRPHC and were not a "domestically controlled qualified investment entity," so long as our common stock is regularly traded on an established securities market, you will not be subject to U.S. federal income tax on the disposition of the notes unless you recognize gain on a disposition of the notes and actually or constructively own, at any time within the time period described above, (i) more than 10% of the notes, if the notes themselves are considered to be regularly traded on an established securities market, or (ii) notes with a value greater than 10% of our common stock as of any date such notes were acquired, if the notes are not considered to be regularly traded on an established securities market. If the gain from any disposition is subject to tax under FIRPTA, it will be taxed as if you were a U.S. holder as described in "—Income or Gain Effectively Connected with a U.S. Trade or Business" below. In addition, in certain circumstances, the gross proceeds from a disposition may be subject to withholding at a rate of 15%. Currently, our common stock is regularly traded on an established securities market, but we cannot assure you that it will continue to be so traded in the future.

        Non-U.S. holders are strongly encouraged to consult their tax advisors with respect to the U.S. tax consequences of the ownership and disposition of the notes.

  Conversion of Notes

        You generally will not recognize any income, gain or loss upon the conversion of a note into common stock and cash in lieu of a fractional share of our common stock, except that (1) your receipt of cash in lieu of a fractional share will be treated as a sale or other taxable disposition of such fractional share as described below under "—Ownership and Disposition of Common Stock Received Upon Conversion" and (2) any cash or the fair market value of the shares of our common stock you receive with respect to accrued interest will be treated as a payment of interest as described above under "—Stated Interest and OID on the Notes."

        Notwithstanding the foregoing, if the notes, but not the shares of our common stock into which the notes are convertible, are subject to the special rules governing interests in USRPHCs as described above under "—Sale, Exchange or Other Taxable Disposition of Notes" (which, assuming our common stock continues to be treated as regularly traded on an established securities market, would only arise if you own notes in amounts exceeding certain thresholds described therein), the conversion of the notes solely into shares of our common stock would be a taxable event, and you would be subject to U.S. federal income tax in the same manner as described in that section. If both the notes and shares of our common stock into which the notes are convertible are subject to the special rules governing interests in USRPHCs as described above and in the accompanying prospectus, then you may be required to satisfy certain procedural requirements in accordance with the applicable U.S. Treasury regulations in order to qualify for non-recognition treatment with respect to the conversion of the notes into shares of our common stock.

  Ownership and Disposition of Common Stock Received Upon Conversion

        The tax consequences of owning and disposing of common stock received upon conversion of the notes are described in the accompanying prospectus under "Material Federal Income Tax Considerations—Taxation of Non-U.S. Stockholders."

  Income or Gain Effectively Connected with a U.S. Trade or Business

        If any interest (including any OID) on the notes, or gain from the sale, redemption, exchange or other taxable disposition of the notes, is effectively connected with your conduct of a trade or business within the United States (and, if required by an applicable income tax treaty as to which you appropriately claim the benefit, is treated as attributable to a permanent establishment maintained by you in the United States), then you would generally be required to file a U.S. tax return, and the interest or gain generally will be subject to U.S. federal income tax at regular graduated income tax rates in generally the same manner as if you were a U.S. holder. If you are a corporation, that portion of your earnings and profits that is effectively connected with your trade or business within the United States (and, in the case of an applicable tax treaty as to which you appropriately claim the benefit, is attributable to your permanent establishment in the United States) also may be subject to a "branch profits tax" at a 30% rate, unless you are a qualified resident of a country with which the United States has an income tax treaty as to which you appropriately claim the benefit, in which case such income tax treaty may provide for a lower rate. Even though, absent treaty relief, effectively connected interest or dividends are subject to U.S. federal income tax, and may be subject to the branch profits tax, it is generally not subject to withholding tax if the non-U.S. holder provides to the applicable withholding agent a properly completed and executed IRS Form W-8ECI (or appropriate substitute or successor form), or IRS Form W-8BEN or W-8BEN-E, as appropriate (or appropriate substitute or successor form) claiming exemption under an applicable income tax treaty.

  Information Reporting and Backup Withholding

        Generally, the amount of interest (including any OID) and deemed dividends on the notes paid to you and the amount of tax, if any, withheld with respect to those payments must be reported annually to the IRS and to you. Copies of the information returns reporting such interest, deemed dividends, and withholding may also be made available to the tax authorities in a country in which you reside under the provisions of an applicable income tax treaty.

        In general, you will not be subject to backup withholding with respect to payments of interest (including any OID) or deemed dividends on a note, provided the certification described above under "—Stated Interest and OID on the Notes" has been received. In addition, you will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale of a note conducted within the United States or through certain U.S.-related financial intermediaries, unless the certification described above has been received, or you otherwise establish an exemption. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

  FATCA Withholding

        Sections 1471 through 1474 of the Code and the U.S. Treasury regulations and administrative guidance issued thereunder, or FATCA, generally impose withholding at a rate of 30% on interest (including any OID) and dividends (including deemed dividends) paid on, and the gross proceeds of a sale or other disposition of, debt obligations or stock in a United States corporation (if such sale or other disposition occurs after December 31, 2018) paid to a "foreign financial institution" or a "non-financial foreign entity" (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless:

  •
  in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners);

  •
  in the case of a non-financial foreign entity, such entity certifies that it does not have any "substantial United States owners" (as defined in the Code) or provides the withholding agent with a certification identifying its direct and indirect substantial United States owners (generally by providing an IRS Form W-8BEN-E); or

  •
  the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E).

        Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to these rules may be subject to different rules. Under certain circumstances, a beneficial owner of notes might be eligible for refunds or credits of such taxes. You are encouraged to consult your tax advisor regarding the effects of FATCA on your investment in the notes.

        THE PRECEDING DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. WE URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF THE NOTES AND COMMON STOCK RECEIVED UPON CONVERSION, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

UNDERWRITING

        Nomura Securities International, Inc. is acting as the sole book-running manager and underwriter of this offering. Under the terms of an underwriting agreement, the underwriter has agreed to purchase from us $100,000,000 principal amount of notes.

        The underwriting agreement provides that the underwriter is obligated to purchase all of the notes if any are purchased. The underwriting agreement provides that the underwriter's obligation to purchase the notes depends on the satisfaction of certain conditions contained in the underwriting agreement.

Commissions and Expenses

        The following table summarizes the underwriting discounts and commissions we will pay to the underwriter. These amounts are shown assuming both no exercise and full exercise of the underwriter's option to purchase additional notes. The underwriting fee is the difference between the initial price to the public and the amount the underwriter pays to us for the notes.

	No Exercise		Full Exercise
Per Note		%		%
Total	$		$

        Nomura Securities International, Inc. has advised us that it proposes to offer the notes directly to the public at the public offering price set forth on the cover of this prospectus supplement and to selected dealers, which may include the underwriter, at such offering price less a selling concession not in excess of        % of the principal amount of the notes. After the offering, the underwriter may change the offering price and other selling terms. Nomura Securities International, Inc. may offer and sell the notes through one or more of its affiliates as selling agent.

        The expenses of the offering that are payable by us are estimated to be approximately $250,000 (excluding underwriting discounts and commissions).

Over-Allotment Option

        We have granted the underwriter an over-allotment option exercisable for 13 days after the date of this prospectus supplement to purchase, from time to time, in whole or in part, up to an additional $15,000,000 aggregate principal amount of notes from us at the public offering price less underwriting discounts and commissions. The underwriter may exercise this over-allotment option solely for the purpose of covering over-allotments, if any, in connection with this offering.

New Issue of Notes

        The notes are a new issue of securities, and there is currently no established trading market for such notes. The underwriter has advised us that it intends to make a market in the notes, but it is not obligated to do so. The underwriter may discontinue any market-making in the notes at any time in its sole discretion without notice. Accordingly, we cannot assure you that a liquid trading market will develop for the notes. If an active trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price depending on prevailing interest rates, the market for similar securities, our performance and other factors.

Lock-Up Agreements

        We, and all of our directors and executive officers have agreed that, for a period of 60 days after the date of this prospectus supplement, or the restricted period, subject to certain limited exceptions

(including the issuance of the notes in this offering), we and they will not directly or indirectly, without the prior consent of Nomura Securities International, Inc., (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of our common stock (including, without limitation, shares of our common stock that may be deemed to be beneficially owned by us or them in accordance with the rules and regulations of the SEC and shares of our common stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for our common stock (other than our stock and shares issued pursuant to employee benefit plans, qualified stock option plans, or other employee compensation plans existing on the date of this prospectus supplement), or sell or grant options, rights or warrants with respect to any shares of our common stock or securities convertible into or exchangeable for our common stock (other than the grant of options pursuant to option plans existing on the date of this prospectus supplement), (2) enter into any swap or other derivatives transaction described in clause (1) or this clause (2) that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of our common stock, whether any such transaction described in clause (1) or this clause (2) is to be settled by delivery of common stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right or file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of our common stock or securities convertible, exercisable or exchangeable into our common stock (other than any registration statement on Form S-8), or (4) publicly disclose the intention to do any of the foregoing.

        Notwithstanding the foregoing limitations, our directors and executive officers will be permitted to transfer any shares of our common stock or securities convertible into or exchangeable for our common stock, either during their lifetime or on their death, by gift, will or intestate succession, or by judicial decree, provided that (i) such transfer does not involve a disposition for value, (ii) the transferee agrees to be bound in writing by the restrictions set forth in the immediately preceding paragraph for the remainder of the restricted period and (iii) no filing by the transferor or transferee under the Exchange Act is required or voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the restricted period). In addition, notwithstanding anything to the contrary contained in the lock-up agreements described above, our directors and executive officers may, without the approval of Nomura Securities International, Inc., exchange with our company or have our company withhold any shares of our common stock or any securities convertible into or exchangeable or exercisable for our common stock to satisfy the tax withholding obligations related to the vesting of shares of our common stock issued pursuant to stock option plans, stock purchase or other equity incentive plans or any dividend reinvestment plan as those plans are in effect on the date of the lock-up agreements.

        Nomura Securities International, Inc. in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release common stock and other securities from lock-up agreements, Nomura Securities International, Inc. will consider, among other factors, the holder's reasons for requesting the release, the number of shares of common stock and other securities for which the release is being requested and market conditions at the time.

Indemnification

        We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make for these liabilities.

 Stabilization, Short Positions and Penalty Bids

        The underwriter may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes and/or our common stock, in accordance with Regulation M under the Exchange Act:

  •
  Stabilizing transactions permit bids to purchase the notes or our common stock so long as the stabilizing bids do not exceed a specified maximum.

  •
  A short position involves a sale by the underwriter of notes in excess of the number of notes the underwriter is obligated to purchase in the offering, which creates the syndicate short position. This short position may be either a covered short position or a naked short position. In a covered short position, the number of notes involved in the sales made by the underwriter in excess of the number of notes it is obligated to purchase is not greater than the number of notes that it may purchase by exercising its option to purchase additional notes. In a naked short position, the number of notes involved is greater than the number of notes in its option to purchase additional notes. The underwriter may close out any short position by either exercising its option to purchase additional notes and/or purchasing notes in the open market. In determining the source of notes to close out the short position, the underwriter will consider, among other things, the price of notes available for purchase in the open market as compared to the price at which it may purchase notes through its option to purchase additional notes. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

  •
  Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions.

  •
  Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

        These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the notes or our common stock or preventing or retarding a decline in the market price of the notes or our common stock. As a result, the price of the notes or our common stock may be higher than the price that might otherwise exist in the open market.

        Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes or our common stock. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Passive Market Making

        In connection with the offering, the underwriter and selling group members may engage in passive market making transactions in our common stock on the Nasdaq Global Select Market in accordance with Rule 103 of Regulation M under the Exchange Act during the period before the commencement of offers or sales of the notes and extending through the completion of distribution. A passive market maker must display its bids at a price not in excess of the highest independent bid for the security. However, if all independent bids are lowered below the passive market maker's bid, that bid must be lowered when specified purchase limits are exceeded.

 Listing

        Our common stock is listed on the Nasdaq Global Select Market under the symbol "NYMT."

Stamp Taxes

        If you purchase the notes offered in this prospectus supplement, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement.

Other Relationships

        The underwriter and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or may in the future receive customary fees and expenses.

        In the ordinary course of their various business activities, the underwriter and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of our company or our affiliates. If the underwriter or its affiliates have a lending relationship with us, the underwriter or its affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, the underwriter and its affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriter and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

        This prospectus supplement does not constitute an offer to sell to, or a solicitation of an offer to buy from, anyone in any country or jurisdiction (i) in which such an offer or solicitation is not authorized, (ii) in which any person making such offer or solicitation is not qualified to do so or (iii) in which any such offer or solicitation would otherwise be unlawful. No action has been taken that would, or is intended to, permit a public offer of the notes or possession or distribution of this prospectus supplement or any other offering or publicity material relating to the notes in any country or jurisdiction (other than the United States) where any such action for that purpose is required. Accordingly, the underwriter has undertaken that it will not, directly or indirectly, offer or sell any notes or have in its possession, distribute or publish any prospectus, form of application, advertisement or other document or information in any country or jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations, and all offers and sales of notes by it will be made on the same terms.

Switzerland

        The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or the SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland.

        Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this document nor any other offering or marketing material relating to the offering, our company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or the CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

Dubai International Financial Centre ("DIFC")

        This prospectus relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority, or the DFSA. This prospectus is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered hereby should conduct their own due diligence on such securities. If you do not understand the contents of this document, you should consult an authorized financial advisor.

        In relation to its use in the DIFC, this prospectus is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Australia

        This prospectus:

  •
  does not constitute a disclosure document under Chapter 6D.2 of the Corporations Act 2001 (Cth), or the Corporations Act;

  •
  has not been, and will not be, lodged with the Australian Securities and Investments Commission, or the ASIC, as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document under Chapter 6D.2 of the Corporations Act; and

  •
  may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, or Exempt Investors, available under section 708 of the Corporations Act.

        The securities may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the securities may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any securities may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations

Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the securities, you represent and warrant to us that you are an Exempt Investor.

        As any offer of securities under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 apply to that resale. By applying for the securities, you undertake to us that you will not, for a period of 12 months from the date of issue of the securities, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Japan

        The securities have not been and will not be registered under the Financial Instruments and Exchange Act. Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan.

Hong Kong

        The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong, or the SFO, and any rules made under the SFO; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong, or the OCO, or which do not constitute an offer to the public within the meaning of the OCO. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the SFO and any rules made under the SFO.

        In addition, except when relying on the "professional investor" exemption under the OCO or the SFO, the following prescribed wording should be included:

WARNING

The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Singapore

        This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  •
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  •
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

  •
  to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

  •
  where no consideration is or will be given for the transfer;

  •
  where the transfer is by operation of law;

  •
  as specified in Section 276(7) of the SFA; or

  •
  as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Bermuda

        Securities may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.

Saudi Arabia

        This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations as issued by the board of the Saudi Arabian Capital Market Authority, or the CMA, pursuant to resolution number 2-11-2004 dated 4 October 2004 as amended by resolution number 1-28-2008, as amended. The CMA does not make any representation as to the accuracy or completeness of this document and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document, you should consult an authorized financial adviser.

British Virgin Islands

        The securities are not being, and may not be offered to the public or to any person in the British Virgin Islands for purchase or subscription by or on behalf of the company. The securities may be offered to companies incorporated under the BVI Business Companies Act, 2004 (British Virgin Islands), or BVI Companies, but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the British Virgin Islands.

        This prospectus has not been, and will not be, registered with the Financial Services Commission of the British Virgin Islands. No registered prospectus has been or will be prepared in respect of the securities for the purposes of the Securities and Investment Business Act, 2010, or the SIBA, or the Public Issuers Code of the British Virgin Islands.

        The securities may be offered to persons located in the British Virgin Islands who are "qualified investors" for the purposes of the SIBA. Qualified investors include (i) certain entities which are regulated by the Financial Services Commission in the British Virgin Islands, including banks, insurance companies, licensees under SIBA and public, professional and private mutual funds; (ii) a company, any securities of which are listed on a recognised exchange; and (iii) persons defined as "professional investors" under SIBA, which is any person (a) whose ordinary business involves, whether for that person's own account or the account of others, the acquisition or disposal of property of the same kind as the property, or a substantial part of the property of our company; or (b) who has signed a declaration that he, whether individually or jointly with his spouse, has net worth in excess of US$1,000,000 and that he consents to being treated as a professional investor.

China

        This prospectus does not constitute a public offer of the securities, whether by sale or subscription, in the People's Republic of China, or the PRC. The securities are not being offered or sold directly or indirectly in the PRC to or for the benefit of, legal or natural persons of the PRC.

        Further, no legal or natural persons of the PRC may directly or indirectly purchase any of the securities or any beneficial interest therein without obtaining all prior PRC governmental approvals that are required, whether statutorily or otherwise. Persons who come into possession of this document are required by us and our representatives to observe these restrictions.

Korea

        The securities have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder, or the FSCMA, and the securities have been and will be offered in Korea as a private placement under the FSCMA. None of the securities may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder, or the FETL. The securities have not been listed on any of the securities exchanges in the world including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the securities shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the securities. By the purchase of the securities, the relevant holder thereof will be deemed to represent and warrant that, if it is in Korea or is a resident of Korea, it purchased the securities pursuant to the applicable laws and regulations of Korea.

Malaysia

        No prospectus or other offering material or document in connection with the offer and sale of the securities has been or will be registered with the Securities Commission of Malaysia, or the Commission, for the Commission's approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services Licence; (iii) a person who acquires the securities, as principal, if the offer is on terms that the securities may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the securities is made by a holder of a Capital Markets Services Licence who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus supplement is subject to Malaysian laws. This prospectus does not constitute and may not be used for the purpose of a public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.

Taiwan

        The securities have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the securities in Taiwan.

South Africa

        (a)   Due to restrictions under the securities laws of South Africa, the securities are not offered, and the securities shall not be transferred, sold, renounced or delivered, in South Africa or to a person with an address in South Africa, unless one or other of the following exemptions applies:

  (i)
  the offer, transfer, sale, renunciation or delivery is to duly registered banks, mutual banks, financial services provider, financial institution, the Public Investment Corporation (in each case registered as such in South Africa), a person who deals with securities in their ordinary course of business, or a wholly owned subsidiary of a bank, mutual bank, authorized services provider or financial institution, acting as agent in the capacity of an authorized portfolio manager for a pension fund (duly registered in South Africa), or as manager for a collective investment scheme (registered in South Africa); or

  (ii)
  the contemplated acquisition cost of the securities, for any single addressee acting as principal is equal to or greater than R1,000,000.

        (b)   This prospectus does not constitute, and it is not intended to constitute, an "offer to the public" (as that term is defined in the South African Companies Act, 2008, or the SA Companies Act, or a prospectus prepared and registered under the SA Companies Act. This document is not an "offer to the public" and must not be acted on or relied on by persons who do not fall within Section 96(1)(a) of the SA Companies Act (such persons being referred to as "relevant persons"). Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

EXPERTS

        The audited consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus supplement and the accompanying prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

        Certain legal matters in connection with this offering will be passed upon for us by Vinson & Elkins L.L.P. and, with respect to certain matters of Maryland law, Venable LLP. Certain legal matters will be passed upon for the underwriter by Skadden, Arps, Slate, Meagher & Flom LLP.

PROSPECTUS

Common Stock
Preferred Stock
Debt Securities

        We may offer and sell, from time to time, in one or more offerings, the common stock, preferred stock and debt securities described in this prospectus. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

        The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. This prospectus may not be used to consummate sales of any of these securities unless it is accompanied by a prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement.

        Our shares of common stock are listed on The Nasdaq Global Select Market, or NASDAQ, under the symbol "NYMT." The last reported sale price of our common stock on NASDAQ on August 24, 2016, was $6.03 per share. Our shares of 7.75% Series B Cumulative Redeemable Preferred Stock are listed on NASDAQ under the symbol "NYMTP." Our shares of 7.875% Series C Cumulative Redeemable Preferred Stock are listed on NASDAQ under the symbol "NYMTO."

        To preserve our qualification as a real estate investment trust for federal income tax purposes, among other purposes, we impose certain restrictions on the ownership and transfer of our capital stock. See "Description of Common Stock—Restrictions on Ownership and Transfer" and "Description of Preferred Stock—Restrictions on Ownership and Transfer; Change of Control Provisions."

        Investing in our securities involves substantial risks. You should carefully read and consider the information under "Risk Factors" on page 3 of this prospectus and any prospectus supplement before making a decision to purchase these securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 25, 2016.

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ABOUT THIS PROSPECTUS

        This prospectus is part of a shelf registration statement that we have filed with the Securities and Exchange Commission ("SEC"). Under this shelf registration statement, we may offer and sell any combination of our common stock, preferred stock and debt securities in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities under this shelf registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may add, update or change information contained in or incorporated by reference into this prospectus. Before you buy any of our securities, it is important for you to consider the information contained in or incorporated by reference into this prospectus and any accompanying prospectus supplement together with additional information described under the headings "Incorporation by Reference of Information Filed with the SEC" and "Where You Can Find More Information."

        The SEC allows us to incorporate by reference information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. You should rely only on the information contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any applicable free writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any applicable free writing prospectus. If anyone provides you with different, inconsistent or unauthorized information or representations, you must not rely on them. This prospectus and the accompanying prospectus supplement are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information appearing in this prospectus or any accompanying prospectus supplement is accurate as of the date on its respective cover, and that any information incorporated by reference into this prospectus or any accompanying prospectus supplement is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since that date.

        In this prospectus, we refer to New York Mortgage Trust, Inc., together with its consolidated subsidiaries, as "we," "us," "our company" or "our," unless we specifically state otherwise or the context indicates otherwise. In addition, the following defines certain of the commonly used terms in this prospectus.

  •
  "Agency ARMs" refers to Agency RMBS comprised of adjustable-rate and hybrid adjustable-rate RMBS;

  •
  "Agency IOs" refers to IOs that represent the right to the interest components of the cash flow from a pool of residential mortgage loans issued or guaranteed by a GSE or an agency of the United States ("U.S.") government;

  •
  "Agency RMBS" refers to RMBS representing interests in or obligations backed by pools of residential mortgage loans issued or guaranteed by a federally chartered corporation, such as the Federal National Mortgage Association ("Fannie Mae") or the Federal Home Loan Mortgage Corporation ("Freddie Mac" and together with Fannie Mae, the "GSEs"), or an agency of the U.S. government, such as the Government National Mortgage Association ("Ginnie Mae");

  •
  "ARMs" refers to adjustable-rate residential mortgage loans;

ii

  •
  "CMBS" refers to commercial mortgage-backed securities comprised of commercial mortgage pass-through securities, as well as IO or PO securities that represent the right to a specific component of the cash flow from a pool of commercial mortgage loans;

  •
  "CLO" refers to collateralized loan obligation;

  •
  "distressed residential loans" refers to pools of performing, re-performing fixed-rate and adjustable-rate, fully amortizing, interest-only and balloon, seasoned mortgage loans secured by first liens on one- to four-family properties;

  •
  "IOs" refers collectively to interest only and inverse interest only mortgage-backed securities that represent the right to the interest component of the cash flow from a pool of mortgage loans;

  •
  "multi-family CMBS" refers to CMBS backed by commercial mortgage loans on multi-family properties;

  •
  "non-Agency RMBS" refers to RMBS backed by prime jumbo mortgage loans, including re-performing and non-performing loans;

  •
  "POs" refers to mortgage-backed securities that represent the right to the principal component of the cash flow from a pool of mortgage loans;

  •
  "prime ARM loans" and "residential securitized loans" each refer to prime credit quality residential ARM loans held in securitization trusts; and

  •
  "RMBS" refers to residential mortgage-backed securities that are adjustable-rate, hybrid adjustable-rate, fixed-rate, interest only and inverse interest only, or principal only securities.

iii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        When used in this prospectus and in any accompanying prospectus supplement, in filings with the SEC or in press releases or other written or oral communications issued or made by us, statements which are not historical in nature, including those containing words such as "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "would," "could," "goal," "objective," "will," "may" or similar expressions, are intended to identify "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, as such, may involve known and unknown risks, uncertainties and assumptions.

        Forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. The following factors are examples of those factors that could cause actual results to vary from our forward-looking statements: changes in interest rates and the market value of our securities, changes in credit spreads, the impact of the downgrade of the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac and Ginnie Mae; market volatility; changes in the prepayment rates on the mortgage loans underlying our investment securities; increased rates of default and/or decreased recovery rates on our assets; delays in identifying and acquiring our targeted assets; our ability to borrow to finance our assets; changes in government laws, regulations or policies affecting our business, including actions taken by the U.S. Federal Reserve and the U.S. Treasury and those relating to Fannie Mae, Freddie Mac or Ginnie Mae; changes to our relationships with our external managers; our ability to maintain our qualification as a real estate investment trust ("REIT") for federal tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. These and other risks, uncertainties and factors, including the risk factors described below and in Item 1A of our most recently filed Annual Report on Form 10-K, as updated by those risk factors included in our subsequent filings with the SEC under the Exchange Act, could cause our actual results to differ materially from those projected in any forward-looking statements we make. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

 OUR COMPANY

General

        We are a REIT in the business of acquiring, investing in, financing and managing primarily mortgage-related assets and financial assets. Our objective is to deliver long-term stable distributions to our stockholders over changing economic conditions through a combination of net interest margin and net realized capital gains from a diversified investment portfolio. Our portfolio includes credit sensitive assets and investments sourced from distressed markets in recent years that create the potential for capital gains, as well as more traditional types of mortgage-related investments that generate interest income.

        Our investment portfolio includes residential mortgage loans, including second mortgages and loans sourced from distressed markets, non-Agency RMBS, multi-family CMBS, preferred equity and joint venture equity investments in, and mezzanine loans to, owners of multi-family properties, equity and debt securities issued by entities that invest in residential and commercial real estate and Agency RMBS. Subject to maintaining our qualification as a REIT, we also may opportunistically acquire and manage various other types of mortgage-related and financial assets that we believe will compensate us appropriately for the risks associated with them, including, without limitation, collateralized mortgage obligations and securities issued by newly originated residential securitizations, including credit sensitive securities from these securitizations.

        We internally manage a certain portion of our portfolio, including Agency ARMs, fixed-rate Agency RMBS, non-Agency RMBS, residential securitized loans, second mortgage loans, multi-family CMBS and preferred equity and joint venture equity investments in, and mezzanine loans to, owners of multi-family properties. In addition, as part of our investment strategy, we also contract with certain external investment managers to manage specific asset types targeted by us. We are a party to separate investment management agreements with Headlands Asset Management, LLC, or Headlands, and The Midway Group, L.P., or Midway, with Headlands providing investment management services with respect to our investments in certain distressed residential mortgage loans and Midway providing investment management services with respect to our investments in Agency IOs.

        We have elected to be taxed as a REIT and have complied, and intend to continue to comply, with the provisions of the Internal Revenue Code of 1986, as amended, or the Code, with respect thereto. Accordingly, we do not expect to be subject to federal income tax on our REIT taxable income that we currently distribute to our stockholders if certain asset, income and ownership tests and recordkeeping requirements are fulfilled. Even if we maintain our qualification as a REIT, we expect to be subject to some federal, state and local taxes on our income generated in our taxable REIT subsidiaries, or TRSs.

Corporate Offices

        We are a Maryland corporation that was formed in 2003. Our principal executive offices are located at 275 Madison Avenue, New York, New York 10016, and our telephone number is (212) 792-0107. Our website address is www.nymtrust.com. Our website and the information contained at or connected to our website do not constitute a part of this prospectus or any accompanying prospectus supplement.

 RISK FACTORS

        Investing in our securities involves substantial risks, including the risk that you might lose your entire investment. Before making an investment decision, you should carefully read and consider all of the information contained in or incorporated by reference into this prospectus, including the risk factors described in our filings with the SEC that are incorporated by reference into this prospectus. For a description of the reports and documents incorporated by reference into this prospectus, and information about where you can find them, see "Where You Can Find More Information" and "Incorporation by Reference of Information Filed with the SEC" below. Any one of the risks discussed could cause actual results to differ materially from expectations and could adversely affect our business, financial condition and results of operations. Additional risks and uncertainties not presently known to us or not identified, may also materially and adversely affect our business, financial condition and results of operations.

 RATIO OF EARNINGS TO FIXED CHARGES AND OF EARNINGS TO COMBINED
FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table sets forth our consolidated ratios of earnings to fixed charges and of earnings to combined fixed charges and preferred stock dividends for the six months ended June 30, 2016, and for each of the last five fiscal years.

	Six Months Ended June 30, 2016	Year Ended December 31,
		2015	2014	2013	2012	2011
Ratio of earnings to fixed charges	1.69	1.74	1.75	1.57	1.49	3.74
Ratio of earnings to combined fixed charges and preferred stock dividends	1.61	1.67	1.72	1.54	1.49	3.74

        For each period, we computed the ratio of earnings to fixed charges by dividing earnings by fixed charges. For each period, we computed the ratio of earnings to combined fixed charges and preferred stock dividends by dividing earnings by the sum of fixed charges and dividends on then-outstanding shares of preferred stock. Fixed charges consist of interest costs, whether expensed or capitalized, and amortization of financing costs. For the period January 1, 2011 to June 4, 2013, no shares of preferred stock were outstanding. For the period June 4, 2013 to June 30, 2016, 3,000,000 shares of our 7.75% Series B Cumulative Redeemable Preferred Stock, $0.01 par value per share, or our Series B Preferred Stock, were issued and outstanding. For the period April 22, 2015 to June 30, 2016, 3,600,000 shares of our 7.875% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share, or our Series C Preferred Stock, were issued and outstanding.

 USE OF PROCEEDS

        Unless otherwise set forth in a prospectus supplement, we will add the net proceeds from sales of securities to our general corporate funds, which we may use for new investments in accordance with our investment strategy in place at such time, to repay indebtedness or for other general corporate purposes. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related prospectus supplement.

DESCRIPTION OF THE SECURITIES WE MAY OFFER

        This prospectus contains a summary description of the common stock, preferred stock and debt securities that we may offer from time to time. As further described in this prospectus, these summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement may update, change or add to the terms and conditions of the securities as described in this prospectus.

 DESCRIPTION OF COMMON STOCK

        The following summary description of our common stock does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to our charter and our bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

General

        Our charter provides that we may issue up to 400,000,000 shares of common stock, $0.01 par value per share. As of August 24, 2016, 109,569,315 shares of our common stock were issued and outstanding. Under Maryland law, our stockholders are not generally liable for our debts or obligations. Our charter authorizes our board of directors to amend our charter to increase or decrease the aggregate number of shares of capital stock of any class or series that we have the authority to issue, without stockholder approval.

Voting Rights of Common Stock

        Except as provided with respect to any other class or series of shares of our stock and subject to the provisions of our charter regarding restrictions on the transfer and ownership of shares of common stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, the holders of our common stock possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of our outstanding shares of stock entitled to vote thereon can elect all of the directors then standing for election. Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert, sell all or substantially all of its assets, or engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter, unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the corporation's charter. Our charter provides for approval by a majority of all the votes entitled to be cast on the matter for the matters described in the preceding sentence, except for certain charter amendments related to the amendment of our charter, the removal of our directors, the classification and issuance of common and preferred stock and the restrictions on transfer and ownership of shares.

Dividends, Liquidation and Other Rights

        All of our outstanding shares of common stock are duly authorized, fully paid and nonassessable. Holders of our shares of common stock are entitled to receive dividends when authorized by our board of directors and declared by us out of assets legally available for the payment of dividends. They also are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities. These rights are subject to the preferential rights of any other class or series of our stock and to the provisions of our charter regarding restrictions on ownership and transfer of our stock.

        Holders of our shares of common stock have no appraisal, preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any of our securities. Subject to the restrictions on transfer and ownership of capital stock contained in our charter and to the ability of the board of directors to create shares of common stock with differing voting rights, all shares of common stock have equal dividend, liquidation and other rights.

Power to Issue Additional Shares of Common Stock

        Our charter also authorizes our board of directors to amend our charter to increase or decrease the aggregate number of shares of capital stock of any class or series that we have the authority to issue, to reclassify any unissued shares of our common stock into any other classes or series of classes of our stock, to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each such class or series. We believe that the power of our board of directors to take these actions provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as our common stock, are available for issuance without further action by our stockholders, unless stockholder action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors has no intention at the present time of doing so, it could authorize us to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of us that might involve a premium price for our common stock or otherwise be in the best interest of holders of our common stock.

Restrictions on Ownership and Transfer

        In order to qualify as a REIT under the Internal Revenue Code, our shares of stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year, other than our first REIT taxable year. Also, no more than 50% of the value of our outstanding shares of capital stock may be owned, directly or constructively, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of any taxable year. In addition, if certain "disqualified organizations" hold our stock, although the law on the matter is unclear, a tax might be imposed on us if a portion of our assets is treated as a taxable mortgage pool. In addition, a tax will be imposed on us if certain disqualified organizations hold our stock and we hold a residual interest in a real estate mortgage investment conduit, or REMIC.

        To help us to qualify as a REIT, among other purposes, our charter, subject to certain exceptions, contains restrictions on the number of shares of our capital stock that a person may own and prohibits certain entities from owning our stock. As amended, our charter provides that generally no person may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, either (i) more than 9.9% in value of the aggregate of our outstanding shares of capital stock or (ii) more than 9.9% in value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock. Our board of directors is permitted under our charter to increase or decrease the common stock ownership limit and the aggregate stock ownership limit from time to time, and to waive these ownership limits (prospectively or retroactively) on a case by case basis so long as the waiver will not allow five or fewer individuals to beneficially own more than 49.9% in value of our outstanding capital stock or otherwise cause us to fail to comply with applicable REIT ownership requirements under the Internal Revenue Code. Our charter prohibits the following "disqualified organizations" from owning our stock: the U.S.; any state or political subdivision of the U.S.; any foreign government; any international organization; any agency or instrumentality of any of the foregoing; any other tax-exempt organization, other than a farmer's cooperative described in Section 521 of the Internal Revenue Code, that is exempt from both income taxation and from taxation under the unrelated business taxable income provisions of the Internal Revenue Code and any rural electrical or telephone cooperative.

        Our charter also prohibits any person from (a) beneficially or constructively owning shares of our capital stock that would result in our being "closely held" under Section 856(h) of the Internal Revenue Code and (b) transferring shares of our capital stock if such transfer would result in our capital stock being beneficially owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire beneficial ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transfer and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

        Our board of directors, in its sole discretion, may exempt (prospectively or retroactively) a person from the above ownership limits and any of the restrictions described in the first sentence of the paragraph directly above. However, the board of directors may not grant an exemption to any person unless the board of directors obtains such representations, covenants and undertakings as the board of directors may deem appropriate in order to determine that granting the exemption would not result in our losing our status as a REIT. As a condition of granting the exemption, our board of directors may require a ruling from the Internal Revenue Service, or the IRS, or an opinion of counsel, in either case in form and substance satisfactory to the board of directors, in its sole discretion, in order to determine or ensure our status as a REIT.

        Any transfer that results in our shares of stock being owned by fewer than 100 persons will be void. However, if any transfer of our shares of stock occurs which, if effective, would result in any person beneficially or constructively owning shares of stock in excess or in violation of the above transfer or ownership limitations, known as a prohibited owner, then that number of shares of stock, the beneficial or constructive ownership of which otherwise would cause such person to violate the transfer or ownership limitations (rounded up to the nearest whole share), will be automatically transferred to a charitable trust for the exclusive benefit of a charitable beneficiary, and the prohibited owner will not acquire any rights in such shares. This automatic transfer will be considered effective as of the close of business on the business day before the violative transfer. If the transfer to the charitable trust would not be effective for any reason to prevent the violation of the above transfer or ownership limitations, then the transfer of that number of shares of stock that otherwise would cause any person to violate the above limitations will be void. Shares of stock held in the charitable trust will continue to constitute issued and outstanding shares of our stock. The prohibited owner will not benefit economically from ownership of any shares of stock held in the charitable trust, will have no rights to dividends or other distributions and will not possess any rights to vote or other rights attributable to the shares of stock held in the charitable trust. The trustee of the charitable trust will be designated by us and must be unaffiliated with us or any prohibited owner and will have all voting rights and rights to dividends or other distributions with respect to shares of stock held in the charitable trust, and these rights will be exercised for the exclusive benefit of the trust's charitable beneficiary. Any dividend or other distribution paid before our discovery that shares of stock have been transferred to the trustee will be paid by the recipient of such dividend or distribution to the trustee upon demand, and any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution so paid to the trustee will be held in trust for the trust's charitable beneficiary. Subject to Maryland law, effective as of the date that such shares of stock have been transferred to the trustee, the trustee, in its sole discretion, will have the authority to:

  •
  rescind as void any vote cast by a prohibited owner prior to our discovery that such shares have been transferred to the trustee; and

  •
  recast such vote in accordance with the desires of the trustee acting for the benefit of the trust's beneficiary.

        However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast such vote.

        Within 20 days of receiving notice from us that shares of stock have been transferred to the charitable trust, and unless we buy the shares first as described below, the trustee will sell the shares of stock held in the charitable trust to a person, designated by the trustee, whose ownership of the shares will not violate the ownership limitations in our charter. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary. The prohibited owner will receive the lesser of:

  •
  the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the charitable trust (for example, in the case of a gift or devise), the market price of the shares on the day of the event causing the shares to be held in the charitable trust; and

  •
  the price per share received by the trustee from the sale or other disposition of the shares held in the charitable trust (less any commission and other expenses of a sale).

        The trustee may reduce the amount payable to the prohibited owner by the amount of dividends and distributions paid to the prohibited owner that are owed by the prohibited owner to the trustee. Any net sale proceeds in excess of the amount payable to the prohibited owner will be paid immediately to the charitable beneficiary. If, before our discovery that shares of stock have been transferred to the charitable trust, such shares are sold by a prohibited owner, then:

  •
  such shares will be deemed to have been sold on behalf of the charitable trust; and

  •
  to the extent that the prohibited owner received an amount for such shares that exceeds the amount that the prohibited owner was entitled to receive as described above, the excess must be paid to the trustee upon demand.

        In addition, shares of stock held in the charitable trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:

  •
  the price per share in the transaction that resulted in such transfer to the charitable trust (or, in the case of a gift or devise, the market price at the time of the gift or devise); and

  •
  the market price on the date we, or our designee, accept such offer.

        We may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions paid to the prohibited owner that are owed by the prohibited owner to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. We will have the right to accept the offer until the trustee has sold the shares of stock held in the charitable trust. Upon such a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee will be paid to the charitable beneficiary.

        All certificates representing shares of our capital stock will bear a legend referring to the restrictions described above.

        Every holder of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) in value of all classes or series of our capital stock, including shares of common stock, within 30 days after the end of each taxable year, will be required to give written notice to us stating the name and address of such holder, the number of shares of each class and series of shares of our stock that the holder beneficially owns and a description of the manner in which the shares are held. Each holder shall provide to us such additional information as we may request in order to determine the effect, if any, of the holder's beneficial ownership on our status as a REIT and to ensure compliance with our ownership limitations. In addition, each stockholder shall upon demand be required to provide to us such information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

        Our ownership limitations could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or might otherwise be in the best interest of our stockholders.

Transfer Agent and Registrar

        The transfer agent and registrar for our shares of common stock is American Stock Transfer & Trust Company, LLC.

 DESCRIPTION OF PREFERRED STOCK

        The following summary description of our preferred stock does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to our charter and our bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

General

        Our charter authorizes our board of directors to issue 200,000,000 shares of preferred stock, $0.01 par value per share, in one or more series and with rights, preferences, privileges and restrictions that our board of directors may fix or designate without any further vote or action by our stockholders. As of August 24, 2016, 3,000,000 shares of our Series B Preferred Stock and 3,600,000 shares of our Series C Preferred Stock were issued and outstanding.

Power to Issue Additional Shares of Preferred Stock

        Our charter authorizes our board of directors to reclassify any unissued shares of common stock into preferred stock, to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any series of preferred stock previously authorized by our board of directors. We believe that the power of our board of directors to take these actions provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. Prior to issuance of shares of each class or series of preferred stock, our board of directors is required by Maryland law and our charter to set the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series. The additional classes or series, as well as our common stock, are available for issuance without further action by our stockholders, unless stockholder action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors has no intention at the present time of doing so, it could authorize us to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of us that might involve a premium price for our preferred stock or otherwise be in the best interest of holders of our preferred stock.

Terms

        When we issue preferred stock, it will be fully paid and nonassessable. The preferred stock will not have any preemptive rights.

        Articles supplementary that will become part of our charter will reflect the specific terms of any new series of preferred stock offered. A prospectus supplement will describe these specific terms, including:

  •
  the title and stated value;

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  the number of shares, liquidation preference and offering price;

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  the dividend rate, dividend periods and payment dates;

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  the date on which dividends begin to accrue or accumulate;

  •
  any auction and remarketing procedures;

  •
  any retirement or sinking fund requirement;

  •
  the price and the terms and conditions of any redemption right;

  •
  any listing on any securities exchange;

  •
  the price and the terms and conditions of any conversion or exchange right;

  •
  any voting rights;

  •
  the relative ranking and preferences as to dividends, liquidation, dissolution or winding up;

  •
  any limitations on issuing any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividends, liquidation, dissolution or winding up;

  •
  any limitations or restrictions on direct or beneficial ownership and restrictions on transfer; and

  •
  any other specific terms, preferences, rights, limitations or restrictions.

Series B Preferred Stock

        Our Series B Preferred Stock generally provides for the following rights, preferences and obligations:

  •
  Ranking.  Our Series B Preferred Stock ranks, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:

  •
  senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to immediately below;

  •
  on a parity with all equity securities issued by us with terms specifically providing that those equity securities rank on a parity with our Series B Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, including our Series C Preferred Stock;

  •
  junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to our Series B Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; and

  •
  effectively junior to all of our existing and future indebtedness (including indebtedness convertible into our common stock or preferred stock) and to the indebtedness of our existing and future subsidiaries.

  •
  Dividend Rights.  Shares of our Series B Preferred Stock accrue cumulative cash dividends at an annual rate of 7.75% on the $25.00 per share liquidation preference, equivalent to an annual amount of $1.9375 per share per year.

  •
  Liquidation Rights.  In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of our Series B Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to our stockholders, subject to the preferential rights of the holders of any class or series of our equity securities ranking senior to our Series B Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends (whether or not earned or declared) to, but not including, the date of payment, before any distribution of assets is made to holders of our common stock or any other class or series of our equity securities we may issue that ranks junior to our Series B Preferred Stock as to liquidation rights.

  •
  Redemption Provisions.  Shares of our Series B Preferred Stock are not redeemable by us prior to June 4, 2018, except in certain limited circumstances. On and after June 4, 2018, we may, at our option, upon not less than 30 nor more than 60 days' written notice, redeem the Series B

    Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption. Shares of our Series B Preferred Stock have no stated maturity and are not subject to any sinking fund or mandatory redemption provisions.

  •
  Voting Rights.  Holders of our Series B Preferred Stock will generally have no voting rights. However, if we do not pay dividends on our Series B Preferred Stock for six or more quarterly dividend periods (whether or not consecutive), the holders of our Series B Preferred Stock, voting together as a single class with the holders of all other classes or series of our preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with our Series B Preferred Stock in the election referred to below, including our Series C Preferred Stock, will be entitled to vote for the election of two additional directors to serve on our board of directors until we pay, or declare and set apart funds for the payment of, all dividends accumulated on our Series B Preferred Stock for all past dividend periods and the then current dividend period. In addition, the affirmative vote of the holders of at least two-thirds of the outstanding shares of our Series B Preferred Stock, voting together as a single class with the holders of all other classes of our preferred stock we may issue upon which like voting rights have been conferred and are exercisable, including our Series C Preferred Stock, is required for us (a) to authorize or issue shares of any class or series of stock ranking senior to our Series B Preferred Stock with respect to the payment of dividends or the distribution of assets on liquidation, dissolution or winding up, or (b) to amend any provision of our charter so as to materially and adversely affect any rights of our Series B Preferred Stock or to take certain other actions.

  •
  Conversion and Preemptive Rights.  Except in connection with certain changes in control of our company, shares of our Series B Preferred Stock are not convertible or exchangeable for any of our other securities or property, and holders of our Series B Preferred Stock have no preemptive rights to subscribe for any securities of our company.

        For additional information regarding our Series B Preferred Stock, see our Registration Statement on Form 8-A filed with the SEC on May 31, 2013. See "Where You Can Obtain More Information."

Series C Preferred Stock

        Our Series C Preferred Stock generally provides for the following rights, preferences and obligations:

  •
  Ranking.  Our Series C Preferred Stock ranks, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:

  •
  senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to immediately below;

  •
  on a parity with all equity securities issued by us with terms specifically providing that those equity securities rank on a parity with our Series C Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, including our Series B Preferred Stock;

  •
  junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to our Series C Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; and

    •
    effectively junior to all of our existing and future indebtedness (including indebtedness convertible into our common stock or preferred stock) and to the indebtedness of our existing and future subsidiaries.

  •
  Dividend Rights.  Shares of our Series C Preferred Stock accrue cumulative cash dividends at an annual rate of 7.875% on the $25.00 per share liquidation preference, equivalent to an annual amount of $1.96875 per share per year.

  •
  Liquidation Rights.  In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of our Series C Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to our stockholders, subject to the preferential rights of the holders of any class or series of our equity securities ranking senior to our Series C Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends (whether or not earned or declared) to, but not including, the date of payment, before any distribution of assets is made to holders of our common stock or any other class or series of our equity securities we may issue that ranks junior to our Series C Preferred Stock as to liquidation rights.

  •
  Redemption Provisions.  Shares of our Series C Preferred Stock are not redeemable by us prior to April 22, 2020, except in certain limited circumstances. On and after April 22, 2020, we may, at our option, upon not less than 30 nor more than 60 days' written notice, redeem the Series C Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption. Shares of our Series C Preferred Stock have no stated maturity and are not subject to any sinking fund or mandatory redemption provisions.

  •
  Voting Rights.  Holders of our Series C Preferred Stock will generally have no voting rights. However, if we do not pay dividends on our Series C Preferred Stock for six or more quarterly dividend periods (whether or not consecutive), the holders of our Series C Preferred Stock, voting together as a single class with the holders of all other classes or series of our preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with our Series C Preferred Stock in the election referred to below, including our Series B Preferred Stock, will be entitled to vote for the election of two additional directors to serve on our board of directors until we pay, or declare and set apart funds for the payment of, all dividends accumulated on our Series C Preferred Stock for all past dividend periods and the then current dividend period. In addition, the affirmative vote of the holders of at least two-thirds of the outstanding shares of our Series C Preferred Stock, voting together as a single class with the holders of all other classes of our preferred stock we may issue upon which like voting rights have been conferred and are exercisable, including our Series B Preferred Stock, is required for us (a) to authorize or issue shares of any class or series of stock ranking senior to our Series C Preferred Stock with respect to the payment of dividends or the distribution of assets on liquidation, dissolution or winding up, or (b) to amend any provision of our charter so as to materially and adversely affect any rights of our Series C Preferred Stock or to take certain other actions.

  •
  Conversion and Preemptive Rights.  Except in connection with certain changes in control of our company, shares of our Series C Preferred Stock are not convertible or exchangeable for any of our other securities or property, and holders of our Series C Preferred Stock have no preemptive rights to subscribe for any securities of our company.

        For additional information regarding our Series C Preferred Stock, see our Registration Statement on Form 8-A filed with the SEC on April 21, 2015. See "Where You Can Obtain More Information."

Restrictions on Ownership and Transfer; Change of Control Provisions

        As discussed above under "Description of Common Stock—Restrictions on Ownership and Transfer," our charter contains restrictions on ownership and transfers of our capital stock. In addition, the articles supplementary designating the terms of a series of our preferred stock may also contain additional provisions restricting the ownership and transfer of such series. The applicable prospectus supplement will specify any additional ownership limitation relating to a series of preferred stock.

        For a discussion of provisions in our charter that may have the effect of delaying, deferring or preventing a change of control, see "Certain Provisions of Maryland Law and Our Charter and Bylaws."

Transfer Agent

        The transfer agent and registrar for each series of our preferred stock will be American Stock Transfer & Trust Company, LLC unless a different transfer agent is named in the applicable prospectus supplement. The transfer agent and registrar for our Series B Preferred Stock and Series C Preferred Stock is American Stock Transfer & Trust Company, LLC.

 DESCRIPTION OF DEBT SECURITIES

General

        The debt securities offered by this prospectus will be our direct unsecured general obligations. This prospectus describes certain general terms of the debt securities offered through this prospectus. In the following discussion, we refer to any of our direct unsecured general obligations as the "Debt Securities." When we offer to sell a particular series of Debt Securities, we will describe the specific terms of that series in a prospectus supplement or any free writing prospectus. The Debt Securities will be issued under an open-ended Indenture (for Debt Securities) between us and a trustee to be selected by us at or about the time we offer our Debt Securities. The open-ended Indenture (for Debt Securities) is incorporated by reference into the registration statement of which this prospectus is a part and is filed as an exhibit to the registration statement. In this prospectus we refer to the Indenture (for Debt Securities) as the "Debt Securities Indenture." We refer to the trustee under any Debt Securities Indenture as the "Debt Securities Trustee."

        The prospectus supplement or any free writing prospectus applicable to a particular series of Debt Securities may state that a particular series of Debt Securities will be our subordinated obligations. The form of Debt Securities Indenture referred to above includes optional provisions (designated by brackets ("[            ]")) that we would expect to appear in a separate indenture for subordinated debt securities in the event we issue subordinated debt securities. In the following discussion, we refer to any of our subordinated obligations as the "Subordinated Debt Securities." Unless the applicable prospectus supplement or any free writing prospectus provides otherwise, we will use a separate Debt Securities Indenture for any Subordinated Debt Securities that we may issue. Our Debt Securities Indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, and you should refer to the Trust Indenture Act for the provisions that apply to the Debt Securities.

        We have summarized selected provisions of the Debt Securities Indenture below. Each Debt Securities Indenture will be independent of any other Debt Securities Indenture unless otherwise stated in a prospectus supplement or any free writing prospectus. The summary that follows is not complete and the summary is qualified in its entirety by reference to the provisions of the applicable Debt Securities Indenture. You should consult the applicable Debt Securities, Debt Securities Indenture, any supplemental indentures, officers' certificates and other related documents for more complete information on the Debt Securities. These documents appear as exhibits to, or are incorporated by reference into, the registration statement of which this prospectus is a part, or will appear as exhibits to other documents that we will file with the SEC, which will be incorporated by reference into this prospectus. In the summary below, we have included references to applicable section numbers of the Debt Securities Indenture so that you can easily locate these provisions.

Ranking

        Our Debt Securities that are not designated Subordinated Debt Securities will be effectively subordinated to all secured indebtedness that we have outstanding from time to time to the extent of the value of the collateral securing such secured indebtedness. Our Debt Securities that are designated Subordinated Debt Securities will be subordinate to all outstanding secured indebtedness as well as Debt Securities that are not designated Subordinated Debt Securities. We incur indebtedness from time to time to finance many of our assets pursuant to repurchase agreements and certain other structured finance instruments, such as the trust preferred securities issued by our subsidiary, Hypotheca Capital, LLC, or Hypotheca, pursuant to which we guarantee the payment of notes by Hypotheca that back the trust preferred securities issued by it. This indebtedness is deemed to be secured indebtedness. As a result, we have a significant amount of secured indebtedness at any given time in relation to our total assets. The Debt Securities Indenture does not limit the amount of secured indebtedness that we may issue or incur.

        Our ability to meet our financial obligations with respect to any future Debt Securities, and cash needs generally, is dependent on our operating cash flow, our ability to access various sources of short- and long-term liquidity, including repurchase agreements, financing and the capital markets. Holders of our Debt Securities will effectively have a junior position to claims of our creditors, including trade creditors, debt holders, secured creditors, taxing authorities and guarantee holders.

Provisions of a Particular Series

        The Debt Securities may from time to time be issued in one or more series. You should consult the prospectus supplement or free writing prospectus relating to any particular series of Debt Securities for the following information:

  •
  the title of the Debt Securities;

  •
  any limit on the aggregate principal amount of the Debt Securities of the series of which they are a part;

  •
  the date(s), or method for determining the date(s), on which the principal of the Debt Securities will be payable;

  •
  the rate, including the method of determination, if applicable, at which the Debt Securities will bear interest, if any, and:

  •
  the date from which the interest will accrue;

  •
  the dates on which we will pay interest;

  •
  to whom the interest is payable, if other than the registered holder;

  •
  our ability, if any, to defer interest payments and any related restrictions during any interest deferral period; and

  •
  the record date for any interest payable on any interest payment date;

  •
  the place where:

  •
  the principal of, premium, if any, and interest on the Debt Securities will be payable;

  •
  you may register the transfer of the Debt Securities;

  •
  you may exchange the Debt Securities; and

  •
  you may serve notices and demands upon us regarding the Debt Securities;

  •
  the security registrar for the Debt Securities and whether the principal of the Debt Securities is payable without presentment or surrender of them;

  •
  the terms and conditions upon which we may elect to redeem any Debt Securities, including any replacement capital or similar covenants limiting our ability to redeem any Subordinated Debt Securities;

  •
  the denominations in which we may issue Debt Securities, if other than $1,000 and integral multiples of $1,000;

  •
  the terms and conditions upon which the Debt Securities must be redeemed or purchased due to our obligations pursuant to any sinking fund or other mandatory redemption or tender provisions, or at the holder's option, including any applicable exceptions to notice requirements;

  •
  the currency, if other than U.S. currency, in which payments on the Debt Securities will be payable;

  •
  the terms according to which elections can be made by us or the holder regarding payments on the Debt Securities in currency other than the currency in which the Debt Securities are stated to be payable;

  •
  if any Debt Securities are denominated in a currency other than U.S. dollars or in a composite currency, the obligations or instruments that will be considered eligible obligations with respect to such Debt Securities and any additional provisions for the reimbursement of our company's indebtedness with respect to such Debt Securities after the satisfaction or discharge thereof;

  •
  if payments are to be made on the Debt Securities in securities or other property, the type and amount of the securities and other property or the method by which the amount shall be determined;

  •
  the manner in which we will determine any amounts payable on the Debt Securities that are to be determined with reference to an index or other fact or event ascertainable outside of the applicable indenture;

  •
  if other than the entire principal amount, the portion of the principal amount of the Debt Securities payable upon declaration of acceleration of their maturity;

  •
  any addition to the events of default applicable to any Debt Securities and any addition to our covenants for the benefit of the holders of the Debt Securities;

  •
  the terms applicable to any rights to convert Debt Securities into or exchange them for other of our securities or those of any other entity;

  •
  whether we are issuing Debt Securities as global securities, and if so:

  •
  the terms and conditions upon which the global securities may be exchanged for certificated Debt Securities;

  •
  the depositary for the global securities; and

  •
  the form of legend to be set forth on the global securities;

  •
  whether we are issuing the Debt Securities as bearer certificates;

  •
  any limitations on transfer or exchange of Debt Securities or the right to obtain registration of their transfer, and the terms and amount of any service charge required for registration of transfer or exchange;

  •
  any exceptions to the provisions governing payments due on legal holidays, or any variations in the definition of business day with respect to the Debt Securities;

  •
  any collateral security, assurance, guarantee or other credit enhancement applicable to the Debt Securities;

  •
  any other terms of the Debt Securities not in conflict with the provisions of the applicable Debt Securities Indenture; and

  •
  the material federal income tax consequences applicable to the Debt Securities.

        For more information, see Section 3.01 of the applicable Debt Securities Indenture.

        Debt Securities may be sold at a substantial discount below their principal amount. You should consult the applicable prospectus supplement or free writing prospectus for a description of certain material federal income tax considerations that may apply to Debt Securities sold at an original issue discount or denominated in a currency other than U.S. dollars.

        Unless the applicable prospectus supplement or free writing prospectus states otherwise, the covenants contained in the applicable indenture will not afford holders of Debt Securities protection in the event we have a change in control or are involved in a highly-leveraged transaction.

Subordination

        The applicable prospectus supplement or free writing prospectus may provide that a series of Debt Securities will be Subordinated Debt Securities, subordinate and junior in right of payment to all of our Senior Indebtedness, as defined below. If so, we will issue these securities under a separate Debt Securities Indenture for Subordinated Debt Securities. For more information, see Article XV of the form of Debt Securities Indenture.

        Unless the applicable prospectus supplement or free writing prospectus states otherwise, in the event:

  •
  there occur certain acts of bankruptcy, insolvency, liquidation, dissolution or other winding up of our company;

  •
  any Senior Indebtedness is not paid when due;

  •
  any applicable grace period with respect to other defaults with respect to any Senior Indebtedness has ended, the default has not been cured or waived and the maturity of such Senior Indebtedness has been accelerated because of the default; or

  •
  the maturity of the Subordinated Debt Securities of any series has been accelerated because of a default and Senior Indebtedness is then outstanding;

then no payment of principal of, including redemption and sinking fund payments, or any premium or interest on, the Subordinated Debt Securities may be made until all amounts due to holders of Senior Indebtedness have been paid in full.

        Upon any distribution of our assets to creditors upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and any premium and interest due or to become due on, all outstanding Senior Indebtedness must be paid in full before the holders of the Subordinated Debt Securities are entitled to payment. For more information, see Section 15.02 of the applicable Debt Securities Indenture. The rights of the holders of the Subordinated Debt Securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Subordinated Debt Securities are paid in full. For more information, see Section 15.04 of the applicable Debt Securities Indenture.

        Unless the applicable prospectus supplement or free writing prospectus states otherwise, the term "Senior Indebtedness" means all:

  •
  obligations (other than non-recourse obligations and the indebtedness issued under the applicable Subordinated Debt Securities Indenture) of, or guaranteed or assumed by, us:

  •
  for borrowed money (including both senior and subordinated indebtedness for borrowed money, but excluding the Subordinated Debt Securities); or

  •
  for the payment of money relating to any lease that is capitalized on our consolidated balance sheet in accordance with generally accepted accounting principles;

  •
  indebtedness evidenced by bonds, debentures, notes or other similar instruments;

  •
  obligations with respect to letters of credit, bankers' acceptances or similar facilities issued for our account;

  •
  obligations issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable or accrued liabilities arising in the ordinary course);

  •
  obligations for claims, as defined in section 101(5) of the United States Bankruptcy Code of 1978, as amended, in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; and

  •
  obligations of another person for which we have guaranteed or assumed direct or indirect responsibility or liability.

        In the case of any such indebtedness or obligations, Senior Indebtedness includes amendments, renewals, extensions, modifications and refundings, whether existing as of the date of the Subordinated Debt Securities Indenture or subsequently incurred by us.

        The Subordinated Debt Securities Indenture does not limit the aggregate amount of Senior Indebtedness we may issue.

Form, Exchange and Transfer

        Unless the applicable prospectus supplement or free writing prospectus states otherwise, we will issue Debt Securities only in fully registered form without coupons and in denominations of $1,000 and integral multiples of that amount. For more information, see Sections 2.01 and 3.02 of the applicable Debt Securities Indenture.

        Holders may present Debt Securities for exchange or for registration of transfer, duly endorsed or accompanied by a duly executed instrument of transfer, at the office of the security registrar or at the office of any transfer agent we may designate. Exchanges and transfers are subject to the terms of the applicable indenture and applicable limitations for global securities. We may designate ourselves the security registrar.

        No charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that the holder must pay in connection with the transaction. Any transfer or exchange will become effective upon the security registrar or transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. For more information, see Section 3.05 of the applicable Debt Securities Indenture.

        The applicable prospectus supplement or free writing prospectus will state the name of any transfer agent, in addition to the security registrar initially designated by us, for any Debt Securities. We may at any time designate additional transfer agents or withdraw the designation of any transfer agent or make a change in the office through which any transfer agent acts. We must, however, maintain a transfer agent in each place of payment for the Debt Securities of each series. For more information, see Section 6.02 of the applicable Debt Securities Indenture.

        We will not be required to issue, register the transfer of, or exchange any:

  •
  Debt Securities or any tranche of any Debt Securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any Debt Securities called for redemption and ending at the close of business on the day of mailing; or

  •
  Debt Securities selected for redemption except the unredeemed portion of any Debt Securities being partially redeemed.

        For more information, see Section 3.05 of the applicable Debt Securities Indenture.

Payment and Paying Agents

        Unless the applicable prospectus supplement or free writing prospectus states otherwise, we will pay interest on a Debt Security on any interest payment date to the person in whose name the Debt Security is registered at the close of business on the regular record date for the interest payment. For more information, see Section 3.07 of the applicable Debt Securities Indenture.

        Unless the applicable prospectus supplement or free writing prospectus provides otherwise, we will pay principal and any premium and interest on Debt Securities at the office of the paying agent whom we will designate for this purpose. Unless the applicable prospectus supplement or free writing prospectus states otherwise, the corporate trust office of the Debt Securities Trustee in New York City will be designated as our sole paying agent for payments with respect to Debt Securities of each series. Any other paying agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement or free writing prospectus. We may at any time add or delete paying agents or change the office through which any paying agent acts. We must, however, maintain a paying agent in each place of payment for the Debt Securities of a particular series. For more information, see Section 6.02 of the applicable Debt Securities Indenture.

        All money we pay to a paying agent for the payment of the principal and any premium or interest on any Debt Security that remains unclaimed at the end of two years after payment is due will be repaid to us. After that date, the holder of that Debt Security shall be deemed an unsecured general creditor and may look only to us for these payments. For more information, see Section 6.03 of the applicable Debt Securities Indenture.

Redemption

        You should consult the applicable prospectus supplement or free writing prospectus for any terms regarding optional or mandatory redemption of Debt Securities. Except for any provisions in the applicable prospectus supplement or free writing prospectus regarding Debt Securities redeemable at the holder's option, Debt Securities may be redeemed only upon notice by mail not less than 30 nor more than 60 days prior to the redemption date. Further, if less than all of the Debt Securities of a series, or any tranche of a series, are to be redeemed, the Debt Securities to be redeemed will be selected by the Debt Securities Trustee by the method provided for the particular series. In the absence of a selection provision, the Debt Securities Trustee will select a fair and appropriate method of selection. For more information, see Sections 4.02, 4.03 and 4.04 of the applicable Debt Securities Indenture.

        A notice of redemption we provide may state:

  •
  that redemption is conditioned upon receipt by the paying agent on or before the redemption date of money sufficient to pay the principal of and any premium and interest on the Debt Securities; and

  •
  that if the money has not been received, the notice will be ineffective and we will not be required to redeem the Debt Securities.

        For more information, see Section 4.04 of the applicable Debt Securities Indenture.

Consolidation, Merger and Sale of Assets

        We may not consolidate with or merge into any other corporation, nor may we transfer or lease substantially all of our assets and property to any other person, unless:

  •
  the corporation formed by the consolidation or into which we are merged, or the person that acquires by conveyance or transfer, or that leases, substantially all of our property and assets:

    •
    is organized and validly existing under the laws of any domestic jurisdiction; and

    •
    expressly assumes by supplemental indenture our obligations on the Debt Securities and under the applicable indentures;

  •
  immediately after giving effect to the transaction, no event of default, and no event that (after notice or lapse of time or both) would become an event of default, has occurred and is continuing; and

  •
  we have delivered to the Debt Securities Trustee an officer's certificate and opinion of counsel as provided in the applicable indentures.

        For more information, see Section 11.01 of the applicable Debt Securities Indenture.

Events of Default

        Unless the applicable prospectus supplement or free writing prospectus states otherwise, "event of default" under the applicable indenture with respect to Debt Securities of any series means any of the following:

  •
  failure to pay any interest due on any Debt Security of that series within 30 days after it becomes due;

  •
  failure to pay principal or premium, if any, when due on any Debt Security of that series;

  •
  failure to make any required sinking fund payment when due on any Debt Securities of that series;

  •
  breach of or failure to perform any other covenant or warranty in the applicable indenture with respect to Debt Securities of that series for 60 days (subject to extension under certain circumstances for another 120 days) after we receive notice from the Debt Securities Trustee, or we and the Debt Securities Trustee receive notice from the holders of at least 33% in principal amount of the Debt Securities of that series outstanding under the applicable indenture according to the provisions of the applicable indenture;

  •
  certain events of bankruptcy, insolvency or reorganization; and

  •
  any other event of default set forth in the applicable prospectus supplement or free writing prospectus.

        For more information, see Section 8.01 of the applicable Debt Securities Indenture.

        An event of default with respect to a particular series of Debt Securities does not necessarily constitute an event of default with respect to the Debt Securities of any other series issued under the applicable indenture.

        If an event of default with respect to a particular series of Debt Securities occurs and is continuing, either the Debt Securities Trustee or the holders of at least 33% in principal amount of the outstanding Debt Securities of that series may declare the principal amount of all of the Debt Securities of that series to be due and payable immediately. If the Debt Securities of that series are discount Debt Securities or similar Debt Securities, only the portion of the principal amount as specified in the applicable prospectus supplement or free writing prospectus may be immediately due and payable. If an event of default occurs and is continuing with respect to all series of Debt Securities issued under a Debt Securities Indenture, including all events of default relating to bankruptcy, insolvency or reorganization, the Debt Securities Trustee or the holders of at least 33% in principal amount of the outstanding Debt Securities of all series issued under that Debt Securities Indenture, considered together, may declare an acceleration of the principal amount of all series of Debt

Securities issued under that Debt Securities Indenture. There is no automatic acceleration, even in the event of our bankruptcy or insolvency.

        The applicable prospectus supplement or free writing prospectus may provide, with respect to a series of Debt Securities to which a credit enhancement is applicable, that the provider of the credit enhancement may, if a default has occurred and is continuing with respect to the series, have all or any part of the rights with respect to remedies that would otherwise have been exercisable by the holder of that series.

        At any time after a declaration of acceleration with respect to the Debt Securities of a particular series, and before a judgment or decree for payment of the money due has been obtained, the event of default giving rise to the declaration of acceleration will, without further action, be deemed to have been waived, and the declaration and its consequences will be deemed to have been rescinded and annulled, if:

  •
  we have paid or deposited with the Debt Securities Trustee a sum sufficient to pay:

  •
  all overdue interest on all Debt Securities of the particular series;

  •
  the principal of and any premium on any Debt Securities of that series that have become due otherwise than by the declaration of acceleration and any interest at the rate prescribed in the Debt Securities;

  •
  interest upon overdue interest at the rate prescribed in the Debt Securities, to the extent payment is lawful; and

  •
  all amounts due to the Debt Securities Trustee under the applicable indenture; and

  •
  any other event of default with respect to the Debt Securities of the particular series, other than the failure to pay the principal of the Debt Securities of that series that has become due solely by the declaration of acceleration, has been cured or waived as provided in the applicable indenture.

        For more information, see Section 8.02 of the applicable Debt Securities Indenture.

        The applicable Debt Securities Indenture includes provisions as to the duties of the Debt Securities Trustee in case an event of default occurs and is continuing. Consistent with these provisions, the Debt Securities Trustee will be under no obligation to exercise any of its rights or powers at the request or direction of any of the holders unless those holders have offered to the Debt Securities Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction. For more information, see Section 9.03 of the applicable Debt Securities Indenture. Subject to these provisions for indemnification, the holders of a majority in principal amount of the outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Debt Securities Trustee, or exercising any trust or power conferred on the Debt Securities Trustee, with respect to the Debt Securities of that series. For more information, see Section 8.12 of the applicable Debt Securities Indenture.

        No holder of Debt Securities may institute any proceeding regarding the applicable indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the applicable indenture unless:

  •
  the holder has previously given to the Debt Securities Trustee written notice of a continuing event of default of that particular series;

  •
  the holders of at least a majority in principal amount of the outstanding Debt Securities of all series with respect to which an event of default has occurred and is continuing have made a written request to the Debt Securities Trustee, and have offered reasonable indemnity to the Debt Securities Trustee, to institute the proceeding as trustee; and

  •
  the Debt Securities Trustee has failed to institute the proceeding, and has not received from the holders of a majority in principal amount of the outstanding Debt Securities of that series a direction inconsistent with the request, within 60 days after notice, request and offer of reasonable indemnity.

        For more information, see Section 8.07 of the applicable Debt Securities Indenture.

        The preceding limitations do not apply, however, to a suit instituted by a holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on the Debt Securities on or after the applicable due date stated in the Debt Securities. For more information, see Section 8.08 of the applicable Debt Securities Indenture.

        We must furnish annually to the Debt Securities Trustee a statement by an appropriate officer as to that officer's knowledge of our compliance with all conditions and covenants under each of the indentures for Debt Securities. Our compliance is to be determined without regard to any grace period or notice requirement under the respective indenture. For more information, see Sections 6.05 and 6.06 of the applicable Debt Securities Indenture.

Modification and Waiver

        We and the Debt Securities Trustee, without the consent of the holders of the Debt Securities, may enter into one or more supplemental indentures for any of the following purposes:

  •
  to evidence the assumption by any permitted successor of our covenants in the applicable indenture and the Debt Securities;

  •
  to add one or more covenants or other provisions for the benefit of the holders of outstanding Debt Securities or to surrender any right or power conferred upon us by the applicable indenture;

  •
  to add any additional events of default;

  •
  to change or eliminate any provision of the applicable indenture or add any new provision to it, but if this action would adversely affect the interests of the holders of any particular series of Debt Securities in any material respect, the action will not become effective with respect to that series while any Debt Securities of that series remain outstanding under the applicable indenture;

  •
  to provide collateral security for the Debt Securities;

  •
  to establish the form or terms of Debt Securities according to the provisions of the applicable indenture;

  •
  to provide for the authentication and delivery of bearer securities (and coupons representing any interest thereon) and for procedures for the registration, exchange and replacement of such bearer securities and for the giving of notice to, and the solicitation of the vote or consent of, the holders of such bearer securities, and for all related incidental matters;

  •
  to evidence the acceptance of appointment of a successor Debt Securities Trustee under the applicable indenture with respect to one or more series of the Debt Securities and to add to or change any of the provisions of the applicable indenture as necessary to provide for trust administration under the applicable indenture by more than one trustee;

  •
  to provide for the procedures required to permit the use of a non-certificated system of registration for any series of Debt Securities;

  •
  to change any place where:

  •
  the principal of and any premium and interest on any Debt Securities are payable;

  •
  any Debt Securities may be surrendered for registration of transfer or exchange; or

  •
  notices and demands to or upon us regarding Debt Securities and the applicable indentures may be served; or

  •
  to cure any ambiguity or inconsistency, but only by means of changes or additions that will not adversely affect the interests of the holders of Debt Securities of any series in any material respect.

        For more information, see Section 12.01 of the applicable Debt Securities Indenture.

        The holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of any series may waive:

  •
  compliance by us with certain provisions of the applicable indenture (see Section 6.06 of the applicable Debt Securities Indenture); and

  •
  any past default under the applicable indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the applicable indenture that cannot be modified or amended without consent of the holder of each outstanding Debt Security of the series affected (see Section 8.13 of the applicable Debt Securities Indenture).

        The Trust Indenture Act of 1939 may be amended after the date of the applicable indenture to require changes to the indenture. In this event, the indenture will be deemed to have been amended so as to effect the changes, and we and the Debt Securities Trustee may, without the consent of any holders, enter into one or more supplemental indentures to evidence or effect the amendment. For more information, see Section 12.01 of the applicable Debt Securities Indenture.

        Except as provided in this section, the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all series issued pursuant to a Debt Securities Indenture, considered as one class, is required to change in any manner the applicable indenture pursuant to one or more supplemental indentures. If there are Debt Securities of more than one series outstanding under a Debt Securities Indenture and less than all of such series are directly affected by a proposed supplemental indenture, however, only the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all series directly affected, considered as one class, will be required. Furthermore, if the Debt Securities of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the holders of one or more, but not all, tranches, only the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all tranches directly affected, considered as one class, will be required. In addition, an amendment or modification:

  •
  may not, without the consent of the holder of each outstanding Debt Security affected:

  •
  change the maturity of the principal of, or any installment of principal of or interest on, any Debt Securities;

  •
  reduce the principal amount or the rate of interest, or the amount of any installment of interest, or change the method of calculating the rate of interest;

  •
  reduce any premium payable upon the redemption of the Debt Securities;

  •
  reduce the amount of the principal of any Debt Security originally issued at a discount from the stated principal amount that would be due and payable upon a declaration of acceleration of maturity;

    •
    change the currency or other property in which a Debt Security or premium or interest on a Debt Security is payable; or

    •
    impair the right to institute suit for the enforcement of any payment on or after the stated maturity, or in the case of redemption, on or after the redemption date, of any Debt Securities;

  •
  may not reduce the percentage of principal amount requirement for consent of the holders for any supplemental indenture, or for any waiver of compliance with any provision of or any default under the applicable indenture, or reduce the requirements for quorum or voting, without the consent of the holder of each outstanding Debt Security of each series or tranche affected; and

  •
  may not modify provisions of the applicable indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Debt Securities of any series, or any tranche of a series, without the consent of the holder of each outstanding Debt Security affected.

        A supplemental indenture will be deemed not to affect the rights under the applicable indenture of the holders of any series or tranche of the Debt Securities if the supplemental indenture:

  •
  changes or eliminates any covenant or other provision of the applicable indenture expressly included solely for the benefit of one or more other particular series of Debt Securities or tranches thereof; or

  •
  modifies the rights of the holders of Debt Securities of any other series or tranches with respect to any covenant or other provision.

        For more information, see Section 12.02 of the applicable Debt Securities Indenture.

        If we solicit from holders of the Debt Securities any type of action, we may at our option by board resolution fix in advance a record date for the determination of the holders entitled to vote on the action. We shall have no obligation, however, to do so. If we fix a record date, the action may be taken before or after the record date, but only the holders of record at the close of business on the record date shall be deemed to be holders for the purposes of determining whether holders of the requisite proportion of the outstanding Debt Securities have authorized the action. For that purpose, the outstanding Debt Securities shall be computed as of the record date. Any holder action shall bind every future holder of the same security and the holder of every security issued upon the registration of transfer of or in exchange for or in lieu of the security in respect of anything done or permitted by the Debt Securities Trustee or us in reliance on that action, whether or not notation of the action is made upon the security. For more information, see Section 1.04 of the applicable Debt Securities Indenture.

Defeasance

        Unless the applicable prospectus supplement or free writing prospectus provides otherwise, any Debt Security, or portion of the principal amount of a Debt Security, will be deemed to have been paid for purposes of the applicable indenture, and, at our election, our entire indebtedness in respect of the Debt Security, or portion thereof, will be deemed to have been satisfied and discharged, if we have irrevocably deposited with the Debt Securities Trustee or any paying agent other than us, in trust money, certain eligible obligations, as defined in the applicable indenture, or a combination of the two, sufficient to pay principal of and any premium and interest due and to become due on the Debt Security or portion thereof, and other required documentation. Included among the documentation we are required to deliver to be deemed to have our indebtedness deemed satisfied and discharged with respect to a Debt Security pursuant to the preceding sentence is an opinion of counsel to the effect that, as a result of a change in law occurring after the date of the applicable Debt Security Indenture, the holders of such Debt Security, or portions thereof, will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the satisfaction and discharge of our indebtedness in respect thereof and will be subject to U.S. federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected. For more information, see Section 7.01 of the applicable Debt Securities Indenture. For this purpose, unless the applicable prospectus supplement or free writing prospectus provides otherwise, eligible obligations include direct obligations of, or obligations unconditionally guaranteed by, the U.S., entitled to the benefit of full faith and credit of the U.S., and certificates, depositary receipts or other instruments that evidence a direct ownership interest in those obligations or in any specific interest or principal payments due in respect of those obligations.

Resignation, Removal of Debt Securities Trustee; Appointment of Successor

        The Debt Securities Trustee may resign at any time by giving written notice to us or may be removed at any time by an action of the holders of a majority in principal amount of outstanding Debt Securities delivered to the Debt Securities Trustee and us. No resignation or removal of the Debt Securities Trustee and no appointment of a successor trustee will become effective until a successor trustee accepts appointment in accordance with the requirements of the applicable indenture. So long as no event of default or event that would become an event of default (after notice or lapse of time or both) has occurred and is continuing, and except with respect to a Debt Securities Trustee appointed by an action of the holders, if we have delivered to the Debt Securities Trustee a resolution of our board of directors appointing a successor trustee and the successor trustee has accepted the appointment in accordance with the terms of the applicable indenture, the Debt Securities Trustee will be deemed to have resigned and the successor trustee will be deemed to have been appointed as trustee in accordance with the applicable indenture. For more information, see Section 9.10 of the applicable Debt Securities Indenture.

Notices

        We will give notices to holders of Debt Securities by mail to their addresses as they appear in the Debt Security Register. For more information, see Section 1.06 of the applicable Debt Securities Indenture.

Title

        The Debt Securities Trustee and its agents, and we and our agents, may treat the person in whose name a Debt Security is registered as the absolute owner of that Debt Security, whether or not that Debt Security may be overdue, for the purpose of making payment and for all other purposes. For more information, see Section 3.08 of the applicable Debt Securities Indenture.

Governing Law

        The Debt Securities Indentures and the Debt Securities, including any Subordinated Debt Securities Indentures and Subordinated Debt Securities, will be governed by, and construed in accordance with, the law of the State of New York. For more information, see Section 1.12 of the applicable Debt Securities Indenture.

 GLOBAL SECURITIES

        We may issue some or all of our securities of any series as global securities. We will register each global security in the name of a depositary identified in the applicable prospectus supplement. The global securities will be deposited with a depositary or nominee or custodian for the depositary and will bear a legend regarding restrictions on exchanges and registration of transfer as discussed below and any other matters to be provided pursuant to the indenture.

        As long as the depositary or its nominee is the registered holder of a global security, that person will be considered the sole owner and holder of the global security and the securities represented by it for all purposes under the securities and the indenture. Except in limited circumstances, owners of a beneficial interest in a global security:

  •
  will not be entitled to have the global security or any securities represented by it registered in their names;

  •
  will not receive or be entitled to receive physical delivery of certificated securities in exchange for the global security; and

  •
  will not be considered to be the owners or holders of the global security or any securities represented by it for any purposes under the securities or the indenture.

        We will make all payments of principal and any premium and interest on a global security to the depositary or its nominee as the holder of the global security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

        Ownership of beneficial interests in a global security will be limited to institutions having accounts with the depositary or its nominee, called "participants" for purposes of this discussion, and to persons that hold beneficial interests through participants. When a global security is issued, the depositary will credit on its book-entry, registration and transfer system the principal amounts of securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:

  •
  the depositary, with respect to participants' interests; or

  •
  any participant, with respect to interests of persons held by the participants on their behalf.

        Payments by participants to owners of beneficial interests held through the participants will be the responsibility of the participants. The depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global security. None of the following will have any responsibility or liability for any aspect of the depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests:

  •
  us or our affiliates;

  •
  the trustee under any indenture; or

  •
  any agent of any of the above.

 CERTAIN PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS

        The following description of certain provisions of Maryland law and our charter and bylaws is only a summary. For a complete description, we refer you to the applicable Maryland law, our charter and our bylaws. Our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

Number of Directors; Vacancies

        Our charter and bylaws provide that the number of our directors may only be increased or decreased by a vote of a majority of the members of our board of directors. Our board of directors is currently comprised of six directors. Our charter provides that any vacancy, including a vacancy created by an increase in the number of directors, may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum.

Removal of Directors

        Subject to the rights of holders of our preferred stock to elect or remove directors, our charter provides that a director may be removed at any time upon the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. Absent removal of all of our directors, this provision, when coupled with the provision in our bylaws authorizing our board of directors to fill vacant directorships, may preclude stockholders from removing incumbent directors and filling the vacancies created by such removal with their own nominees.

Amendment to the Charter

        Generally, our charter may be amended only by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter. However, provisions in our charter related to (1) amendments to our charter, (2) removal of directors, (3) the power of our board of directors to classify and cause us to issue additional shares of common and preferred stock and (4) except as set forth in the sentence immediately below, the restrictions on transfer and ownership, may only be amended by the affirmative vote of the holders of two-thirds of all of the votes entitled to be cast on the matter. In addition, our board of directors may from time to time increase or decrease the common stock ownership limit and the aggregate stock ownership limit without stockholder approval.

Dissolution

        Our dissolution must be approved by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.

Business Combinations

        Maryland law prohibits "business combinations" between us and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as:

  •
  any person or entity who beneficially owns, directly or indirectly, 10% or more of the voting power of our stock; or

  •
  an affiliate or associate of ours who, at any time within the two year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of our then outstanding voting stock.

        A person is not an interested stockholder if our board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board of directors.

        After the five-year prohibition, any business combination between us and an interested stockholder generally must be recommended by our board of directors and approved by the affirmative vote of at least:

  •
  80% of the votes entitled to be cast by holders of our then-outstanding shares of voting stock; and

  •
  two-thirds of the votes entitled to be cast by holders of our voting stock other than stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or stock held by an affiliate or associate of the interested stockholder.

        These super-majority vote requirements do not apply if our common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its stock.

        The statute permits various exemptions from its provisions, including business combinations that are approved by our board of directors before the time that the interested stockholder becomes an interested stockholder.

        As permitted by the Maryland General Corporation Law, our board of directors has adopted a resolution that the business combination provisions of the Maryland General Corporation Law will not apply to us. There is no assurance that our board of directors will not amend or repeal this resolution in the future.

Control Share Acquisitions

        Maryland law provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights unless approved by the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror or by officers or directors who are our employees are excluded from the shares entitled to vote on the matter. "Control shares" are voting shares that, if aggregated with all other shares currently owned by the acquiring person, or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

  •
  one-tenth or more but less than one-third;

  •
  one-third or more but less than a majority; or

  •
  a majority or more of all voting power.

        Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A "control share acquisition" means the acquisition of issued and outstanding control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, we may present the question at any stockholders meeting.

        If voting rights are not approved at the stockholders meeting or if the acquiring person does not deliver an acquiring person statement required by Maryland law, then, subject to certain conditions and limitations, we may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or as of any meeting of stockholders at which the voting rights of the shares were considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, nor does it apply to acquisitions approved by or exempted by our charter or bylaws.

        Our bylaws contain a provision exempting any and all acquisitions of our shares of stock from the control shares provisions of Maryland law. Nothing prevents our board of directors from amending or repealing this provision in the future.

Limitation of Liability and Indemnification

        Maryland law permits a corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from:

  •
  actual receipt of an improper benefit or profit in money, property or services; or

  •
  a final judgment based upon a finding of active and deliberate dishonesty by the director or officer that was material to the cause of action adjudicated.

        Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

        Our charter authorizes us to obligate ourselves, and our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a final proceeding to, any of our present or former directors or officers or any individual who, while a director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee. The indemnification covers any claim or liability arising from such status against the person.

        Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

        Maryland law permits us to indemnify our present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:

  •
  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit of money, property or services; or

  •
  in the case of a criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        However, Maryland law prohibits us from indemnifying our present and former directors and officers for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received unless in either case a court orders indemnification and then only for expenses. Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of:

  •
  a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and

  •
  a written undertaking by him or her, or on his or her behalf, to repay the amount paid or reimbursed by us if it is ultimately determined that the standard of conduct is not met.

        Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any capacity described above and to any of our or our predecessors' employees or agents.

        In addition, indemnification could reduce the legal remedies available to us and our stockholders against our officers and directors. The SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Indemnification of our directors and officers may not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

  •
  there has been a adjudication on the merits in favor of the director or officer on each count involving alleged securities law violations;

  •
  all claims against the director or officer have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

  •
  a court of competent jurisdiction approves a settlement of the claims against the director or officer and finds that indemnification with respect to the settlement and the related costs should be allowed after being advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Meetings of Stockholders

        Special meetings of stockholders may be called only by our board of directors, the chairman of our board of directors, our chief executive officer, our president or our secretary upon the written request of the holders of common stock entitled to cast not less than a majority of all votes entitled to be cast at such meeting. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting.

Advance Notice of Director Nominations and New Business

        Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders at the annual meeting may be made only:

  •
  pursuant to our notice of the meeting;

  •
  by or at the direction of our board of directors; or

  •
  by a stockholder who was a stockholder of record both at the time of the giving of notice by the stockholder and at the time of the meeting, who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.

        With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting of stockholders and nominations of individuals for election to our board of directors may be made only:

  •
  pursuant to our notice of the meeting;

  •
  by our board of directors; or

  •
  provided that our board of directors has determined that directors shall be elected at such meeting, by a stockholder who was a stockholder of record both at the time of the provision of notice and at the time of the meeting who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.

        The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board of directors the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of directors, to inform stockholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting our stockholder meetings. Although our bylaws do not give our board of directors the power to disapprove timely stockholder nominations and proposals, they may have the effect of precluding a contest for the election of directors or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors to our board of directors or to approve its own proposal.

Possible Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

        Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in its charter or bylaws, to any or all of five of the following provisions:

  •
  a classified board of directors, meaning that the directors may be divided into up to three classes with only one class standing for election in any year;

  •
  a director may be removed only by a two-thirds vote of the stockholders;

  •
  a requirement that the number of directors be fixed only by vote of the directors;

  •
  a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the new director to serve the remainder of the full term of the class of directors in which the vacancy occurred; and

  •
  a requirement that stockholder-called special meetings of stockholders may only be called by stockholders holding a majority of the outstanding stock.

        Pursuant to our charter, we have elected to be subject to the provisions of Subtitle 8 that requires that vacancies on our board may be filled only by the remaining directors and for the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (a) require a two-thirds vote for the removal of any director from our board, (b) vest in our board of directors the exclusive power to fix the number of directorships and (c) require that stockholder-called special meetings of stockholders may only be called by stockholders holding a majority of our outstanding stock. Further, although we do not currently have a classified board of directors, Subtitle 8 permits our board of directors, without stockholder approval and regardless of what is provided in our charter or bylaws, to implement takeover defenses that we may not yet have, such as dividing the members of our board of directors into up to three classes with only one class standing for election in any year.

        The business combination and control share acquisition provisions of Maryland law (if the applicable resolution of our board of directors is repealed or the provisions in our bylaws are rescinded), the provisions of our charter on the removal of directors, the ownership limitations required to protect our REIT status, the board of directors' ability to increase the aggregate number of shares of capital stock and issue shares of preferred stock with differing terms and conditions, and the advance notice provisions of our bylaws could have the effect of delaying, deterring or preventing a transaction or a change in control that might involve a premium price for you or might otherwise be in your best interest.

 MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

        This section summarizes the federal income tax issues that you, as a holder of our securities, may consider relevant. Vinson & Elkins L.L.P. has acted as our tax counsel, has reviewed this summary, and is of the opinion that the discussion contained herein is accurate in all material respects. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular holders of our securities in light of their personal investment or tax circumstances, or to certain types of holders that are subject to special treatment under the federal income tax laws, such as:

  •
  insurance companies;

  •
  tax-exempt organizations (except to the limited extent discussed in "—Taxation of Tax-Exempt Stockholders" below);

  •
  financial institutions or broker-dealers;

  •
  non-U.S. individuals and foreign corporations (except to the limited extent discussed in "—Taxation of Non-U.S. Stockholders" below);

  •
  U.S. expatriates;

  •
  persons who mark-to-market our securities;

  •
  subchapter S corporations;

  •
  U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

  •
  regulated investment companies and REITs;

  •
  trusts and estates;

  •
  holders who receive our securities through the exercise of employee stock options or otherwise as compensation;

  •
  persons holding our securities as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment;

  •
  persons subject to the alternative minimum tax provisions of the Internal Revenue Code; and

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  persons holding our securities through a partnership or similar pass-through entity.

        This summary assumes that securityholders hold shares as capital assets for U.S. federal income tax purposes, which generally means property held for investment.

        The statements in this section are not intended to be, and should not be construed as, tax advice. The statements in this section and the opinion of Vinson & Elkins LLP are based on the Internal Revenue Code, current, temporary and proposed Treasury regulations, the legislative history of the Internal Revenue Code, current administrative interpretations and practices of the IRS, and court decisions. The reference to IRS interpretations and practices includes the IRS practices and policies endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this discussion. Future legislation, Treasury regulations, administrative interpretations and court decisions could change the current law or adversely affect existing interpretations of current law on which the information in this section is based. Any such change could apply retroactively. We have not received any rulings from the IRS concerning our qualification as a REIT. Accordingly, even if there is no change in the applicable law, no assurance can be provided that the statements made in the following discussion, which do not bind the IRS or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.

        We urge you to consult your own tax advisor regarding the specific tax consequences to you of the purchase, ownership and sale of our securities and of our election to be taxed as a REIT. Specifically, you should consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of such purchase, ownership, sale and election, and regarding potential changes in applicable tax laws.

Taxation of Our Company

        We elected to be taxed as a REIT under the federal income tax laws commencing with our short taxable year ended December 31, 2004. We believe that we are organized and we operate in such a manner so as to qualify for taxation as a REIT under the federal income tax laws, and we intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to remain qualified as a REIT. This section discusses the laws governing the federal income tax treatment of a REIT. These laws are highly technical and complex.

        In connection with this prospectus, Vinson & Elkins L.L.P. is rendering an opinion that we qualified to be taxed as a REIT for our taxable years ended December 31, 2010 through December 31, 2015, and our organization and current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT for our taxable year ending December 31, 2016 and subsequent taxable years. Investors should be aware that Vinson & Elkins L.L.P.'s opinion is based upon customary assumptions, is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the conduct of our business, and is not binding upon the IRS or any court and speaks as of the date issued. In addition, Vinson & Elkins L.L.P.'s opinion is based on existing federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that fall within specified categories, the diversity of our stock ownership, and the percentage of our earnings that we distribute. Vinson & Elkins L.L.P. will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. Vinson & Elkins L.L.P.'s opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which would require us to pay an excise or penalty tax (which could be material) in order for us to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see "—Failure to Qualify".

        As a REIT, we generally will not be subject to federal income tax on the REIT taxable income that we distribute to our stockholders, but taxable income generated by Hypotheca, New York Mortgage Funding, LLC, or NYMF, NYMT Residential Tax, LLC, or NYMT Residential, NYMT Residential Tax 2013-RP1, LLC, or Residential Tax 2013-RP1, NYMT Residential Tax 2013-RP2, LLC, or Residential Tax 2013-RP2, and NYMT Residential Tax 2013-RP3, LLC, or Residential Tax 2013-RP3, our TRSs, will be subject to regular corporate income tax. The benefit of that tax treatment is that it avoids the double taxation, or taxation at both the corporate and stockholder levels, that generally applies to distributions by a corporation to its stockholders. However, we will be subject to federal tax in the following circumstances:

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  We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

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  We may be subject to the "alternative minimum tax" on any items of tax preference that we do not distribute or allocate to stockholders.

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  We will pay income tax at the highest corporate rate on:

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  net income from the sale or other disposition of property acquired through foreclosure, or foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, and

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  other nonqualifying income from foreclosure property.

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  We will pay a 100% tax on our net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

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  If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under "—Gross Income Tests," and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by a fraction intended to reflect our profitability.

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  If we fail any of the asset tests, other than a de minimis failure of the 5% asset test or the 10% vote or value test, as described below under "—Asset Tests," as long as the failure was due to reasonable cause and not to willful neglect, we file a description of the assets that caused such failure with the IRS, and we dispose of the assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy any of the asset tests.

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  If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests or the asset tests, as long as such failure was due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

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  If we fail to distribute during a calendar year at least the sum of:

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  85% of our REIT ordinary income for the year,

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  95% of our REIT capital gain net income for the year, and

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  any undistributed taxable income required to be distributed from earlier periods,

    we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed.

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  We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gain to the stockholder) and would receive a credit or refund for its proportionate share of the tax we paid.

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  We will be subject to a 100% excise tax on some payments we receive (or on certain expenses deducted by any TRS, and effective for taxable years beginning after December 31, 2015, on income imputed any TRS for services rendered to or on behalf of us), if arrangements among us and our TRSs do not reflect arm's-length terms.

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  If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation's basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset. The amount of gain on which we will pay tax is the lesser of:

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    the amount of gain that we recognize at the time of the sale or disposition, and

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    the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

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  If we own a residual interest in a REMIC, we will be taxable at the highest corporate rate on the portion of any excess inclusion income that we derive from the REMIC residual interests equal to the percentage of our stock that is held by "disqualified organizations." Although the law is not entirely clear, the IRS has taken the position that similar rules may apply if we own an equity interest in a taxable mortgage pool. To the extent that we own a REMIC residual interest or an equity interest in a taxable mortgage pool through a TRS, we will not be subject to this tax. For a discussion of "excess inclusion income," see "Requirements for Qualification—Organizational Requirements—Taxable Mortgage Pools." A "disqualified organization" includes:

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  the U.S.;

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  any state or political subdivision of the U.S.;

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  any foreign government;

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  any international organization;

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  any agency or instrumentality of any of the foregoing;

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  any other tax-exempt organization, other than a farmer's cooperative described in section 521 of the Internal Revenue Code, that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Internal Revenue Code; and

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  any rural electrical or telephone cooperative.

        For this reason, our charter prohibits disqualified organizations from owning our stock.

Requirements for Qualification

Organizational Requirements

        A REIT is a corporation, trust, or association that meets each of the following requirements:

        (1)   It is managed by one or more trustees or directors.

        (2)   Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.

        (3)   It would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws.

        (4)   It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws.

        (5)   At least 100 persons are beneficial owners of its shares or ownership certificates.

        (6)   Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the federal income tax laws define to include certain entities, during the last half of any taxable year.

        (7)   It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.

        (8)   It meets certain other qualification tests, described below, regarding the nature of its income and assets and the distribution of its income.

        (9)   It uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the U.S. federal income tax laws.

        We must meet requirements 1 through 4, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 applied to us beginning with our 2005 taxable year. If we comply with all the requirements for ascertaining the ownership of our outstanding stock in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an "individual" generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An "individual," however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our stock in proportion to their actuarial interests in the trust for purposes of requirement 6.

        We believe that we have issued sufficient stock with sufficient diversity of ownership to satisfy requirements 5 and 6. In addition, our charter restricts the ownership and transfer of our stock so that we should continue to satisfy these requirements. The provisions of our charter restricting the ownership and transfer of our capital stock are described in "Description of Common Stock—Restrictions on Ownership and Transfer."

        Qualified REIT Subsidiaries.    A corporation that is a "qualified REIT subsidiary" is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A "qualified REIT subsidiary" is a corporation all of the capital stock of which is owned by the REIT and that has not elected to be a TRS. Thus, in applying the requirements described herein, any "qualified REIT subsidiary" that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

        Other Disregarded Entities and Partnerships.    An unincorporated domestic entity, such as a partnership or limited liability company that has a single owner generally is not treated as an entity separate from its parent for federal income tax purposes. An unincorporated domestic entity with two or more owners generally is treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. For purposes of the 10% value test (described in "—Asset Tests"), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership. Thus, our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

        We own, and may acquire in the future, limited partner or non-managing member interests in partnerships and limited liability companies. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

        Taxable REIT Subsidiaries.    A REIT is permitted to own up to 100% of the stock of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. We will not be treated as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the stock issued by a TRS to us will be an asset in our hands, and we will treat the distributions paid to us from such TRS, if any, as income. This treatment may affect our compliance with the gross income and asset tests. Because we will not include the assets and income of TRSs in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities, such as earning fee income, that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. Overall, no more than 25% (20% for taxable years beginning after December 31, 2017) of the value of a REIT's assets may consist of stock or securities of one or more TRSs. A corporation will not qualify as a TRS if it directly or indirectly operates or manages any hotels or health care facilities or provides rights to any brand name under which any hotel or health care facility is operated.

        A TRS will pay income tax at regular corporate rates on any income that it earns. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT's tenants that are not conducted on an arm's-length basis. We have elected to treat Hypotheca, its wholly owned subsidiary, NYMF, NYMT Residential, Residential Tax 2013-RP1, Residential Tax 2013-RP2 and Residential Tax 2013-RP3 as TRSs. We may elect to treat additional entities as TRSs in the future. Our TRSs are subject to corporate income tax on their taxable income. We believe that all transactions between us and our TRSs have been and will be conducted on an arm's-length basis.

        Taxable Mortgage Pools.    An entity, or a portion of an entity, may be classified as a taxable mortgage pool, or TMP, under the Internal Revenue Code if:

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  substantially all of its assets consist of debt obligations or interests in debt obligations;

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  more than 50% of those debt obligations are real estate mortgage loans or interests in real estate mortgage loans as of specified testing dates;

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  the entity has issued debt obligations that have two or more maturities; and

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  the payments required to be made by the entity on its debt obligations "bear a relationship" to the payments to be received by the entity on the debt obligations that it holds as assets.

        Under U.S. Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise "substantially all" of its assets, and therefore the entity would not be treated as a TMP.

        We may make investments or enter into financing and securitization transactions that give rise to our being considered to be, or to own an interest in, one or more TMPs. Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for federal income tax purposes. However, special rules apply to a REIT, a portion of a REIT, or a qualified REIT subsidiary, that is a TMP. The portion of the REIT's assets, held directly or through a qualified REIT subsidiary, that qualifies as a TMP is treated as a qualified REIT subsidiary that is not subject to corporate income tax, and the TMP classification does not affect the tax status of the REIT. Rather, the consequences of the TMP classification would generally, except as described below, be limited to the REIT's stockholders. The Treasury Department has yet to issue regulations governing the tax treatment of the stockholders of a REIT that owns an interest in a TMP.

        If a REIT is a TMP, or if a REIT owns a qualified REIT subsidiary that is a TMP, then a portion of the REIT's income will be treated as "excess inclusion income" and a portion of the dividends the REIT pays to its stockholders will be considered to be excess inclusion income. A stockholder's share of excess inclusion income: (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder; (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax; and (iii) would result in the application of federal income tax withholding at the maximum rate (30%) (and any otherwise available rate reductions under income tax treaties would not apply) to the extent allocable to most types of foreign stockholders. IRS guidance indicates that our excess inclusion income will be allocated among our stockholders in proportion to our dividends paid. However, the manner in which excess inclusion income would be allocated to dividends attributable to a tax year that are not paid until a subsequent tax year or to dividends attributable to a portion of a tax year when no excess inclusion income-generating assets were held or how such income is to be reported to stockholders is not clear under current law. Although the law is unclear, the IRS has taken the position that a REIT is taxable at the highest corporate tax rate on the portion of any excess inclusion income that it derives from an equity interest in a TMP equal to the percentage of its stock that is held in record name by "disqualified organizations." To the extent that our stock owned by "disqualified organizations" is held in street name by a broker-dealer or other nominee, the broker-dealer or nominee would be liable for a tax at the highest corporate rate on the portion of our excess inclusion income allocable to the stock held on behalf of the disqualified organizations. See "—Taxation of Our Company" for a discussion of "disqualified organizations." A regulated investment company or other pass-through entity owning our stock will be subject to tax at the highest corporate tax rate on any excess inclusion income allocated to their record name owners that are disqualified organizations. Tax-exempt investors, foreign investors, taxpayers with net operating losses, regulated investment companies, pass-through entities and broker-dealers and other nominees should carefully consider the tax consequences described above and are urged to consult their tax advisors in connection with their decision to invest in or hold our stock.

        If we were to own less than 100% of the ownership interests in an entity that is classified as a TMP, the foregoing rules would not apply. Rather, the entity would be treated as a corporation for federal income tax purposes, and its income would be subject to corporate income tax. In addition, this characterization would alter our REIT income and asset test calculations and could adversely affect our compliance with those requirements. We currently do not own, and currently do not intend to own some, but less than all, of the ownership interests in an entity that is or will become a taxable mortgage pool, and we intend to monitor the structure of any taxable mortgage pools in which we have an interest to ensure that they will not adversely affect our status as a REIT.

        We have entered into a securitization transaction pursuant to which one of our subsidiaries that is disregarded for federal income tax purposes issued two classes of notes secured by certain multi-family CMBS. The senior note was sold to a third-party and the subordinate note was retained. This securitization transaction could become a TMP that could produce excess inclusion income if we transferred the retained, subordinate note to a third-party or one of our TRSs. We have no intention of transferring the retained, subordinate note, and therefore do not anticipate generating excess inclusion income.

Gross Income Tests

        We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgage loans on real property or qualified temporary investment income. Qualifying income for purposes of the 75% gross income test generally includes:

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  rents from real property;

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  interest on debt secured by a mortgage on real property, or on interests in real property;

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  dividends or other distributions on, and gain from the sale of, shares in other REITs;

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  gain from the sale of real estate assets (effective for taxable years beginning after December 31, 2015, excluding gain from the sale of a debt instrument issued by a "publicly offered REIT" to the extent not secured by real property or an interest in real property) not held for sale to customers;

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  income and gain derived from foreclosure property;

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  amounts, such as commitment fees, received in consideration for entering into an agreement to make a loan secured by real property, unless such amounts are determined by income and profits;

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  income derived from a REMIC in proportion to the real estate assets held by the REMIC, unless at least 95% of the REMIC's assets are real estate assets, in which case all of the income derived from the REMIC; and

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  income derived from the temporary investment of new capital that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

        Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities or any combination of these; however, effective for taxable years beginning after December 31, 2015, for purposes of the 95% gross income test, gain from the sale of "real estate assets" includes gain from the sale of a debt instrument issued by a "publicly offered REIT" even if not secured by real property or an interest in real property. Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both income tests. Income and gain from "hedging transactions," as defined in "—Hedging Transactions," that we entered into on or before July 30, 2008 to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such are excluded from both the numerator and the denominator for purposes of the 95% gross income test (but are nonqualifying income for purposes of the 75% gross income test). Income and gain from hedging transactions entered into after July 30, 2008 are excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests. In addition, cancellation of indebtedness income and certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. See "—Foreign Currency Gain." We will monitor the amount of our nonqualifying income and we will manage our portfolio to comply at all times with the gross income tests. The following paragraphs discuss the specific application of the gross income tests to us.

        Interest.    The term "interest," as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. However, interest generally includes the following:

  •
  an amount that is based on a fixed percentage or percentages of receipts or sales; and

  •
  an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying "rents from real property" if received directly by a REIT.

        If a loan contains a provision that entitles a REIT to a percentage of the borrower's gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property's value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

        Interest on debt secured by a mortgage on real property or on interests in real property, including, for this purpose, discount points, prepayment penalties, loan assumption fees, and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test.

        Interest income generally constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property (and, for taxable years beginning after December 31, 2015, a mortgage on an interest in real property). In general, under applicable Treasury Regulations, if a loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan determined as of (i) the date we agreed to acquire or originate the loan or (ii) as discussed further below, in the event of a "significant modification," the date we modified the loan, then a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. Although the law is not entirely clear, a portion of the loan will likely be a non-qualifying asset for purposes of the 75% asset test. The nonqualifying portion of such a loan would be subject to, among other requirements, the 10% value test. See "—Asset Tests" below. For taxable years beginning after December 31, 2015, in the case of mortgage loans secured by both real property and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property securing the loan, then the personal property securing the loan will be treated as real property for purposes of determining whether the mortgage loan is a qualifying asset for the 75% asset test and the related interest income qualifies for purposes of the 75% gross income test.

        We invest primarily in Agency RMBS, prime ARM loans held in securitization trusts and CMBS. We also invest in distressed residential mortgage loans and mezzanine loans. Other than income from embedded derivative instruments as described below, all of the income on our Agency RMBS is qualifying income for purposes of the 95% gross income test. The Agency RMBS are treated either as interests in a grantor trust or as interests in a REMIC for federal income tax purposes. In the case of Agency RMBS and CMBS treated as interests in grantor trusts, we are treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans and the prime ARM loans held in securitization trusts is qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. In the case of Agency RMBS and CMBS treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% gross income test. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest rate swap or cap contracts or other derivative instruments that potentially could produce nonqualifying income for the holders of the related REMIC securities. We believe that substantially all of our income from Agency RMBS, prime ARM loans held in securitization trusts and CMBS is qualifying income for the 75% and 95% gross income tests.

        Certain of the terms of our mortgage loans held by our securitization trusts and our distressed residential mortgage loans may in the future be modified to avoid foreclosure actions and for other reasons. Under the Internal Revenue Code, if the terms of a loan are modified in a manner constituting a "significant modification," such modification triggers a deemed exchange of the original loan for the modified loan. IRS Revenue Procedure 2011-16 provides a safe harbor pursuant to which we will not be required to redetermine the fair market value of the real property securing a loan for purposes of the gross income and asset tests in connection with a loan modification that is: (i) occasioned by a borrower default; or (ii) made at a time when we reasonably believe that the modification to the loan will substantially reduce a significant risk of default on the original loan. No assurance can be provided that all of our loan modifications have or will qualify for the safe harbor in Revenue Procedure 2011-16. To the extent we significantly modify loans in a manner that does not qualify for that safe harbor, we will be required to redetermine the value of the real property securing the loan at the time it was significantly modified. In determining the value of the real property securing such a loan, we generally will not obtain third-party appraisals, but rather will rely on internal valuations. No assurance can be provided that the IRS will not successfully challenge our internal valuations. If the terms of our mortgage loans are significantly modified in a manner that does not qualify for the safe harbor in Revenue Procedure 2011-16 and the fair market value of the real property securing such loans has decreased significantly, we could fail the 75% gross income test, the 75% asset test and/or the 10% value test.

        We own, and in the future may acquire, distressed residential mortgage loans. Revenue Procedure 2011-16 provides that that the IRS will treat distressed mortgage loans acquired by a REIT that are secured by real property and other property as producing in part nonqualifying income for the 75% gross income test. Specifically, Revenue Procedure 2011-16 indicates that interest income on a distressed mortgage loan will be treated as qualifying income based on the ratio of: (i) the fair market value of the real property securing the debt determined as of the date the REIT committed to acquire the loan; and (ii) the face amount of the loan (and not the purchase price or current value of the loan). The face amount of a distressed mortgage loan typically exceeds the fair market value of the real property securing the mortgage loan on the date the REIT commits to acquire the loan. We have invested, and in the future will invest, in distressed mortgage loans in a manner that is consistent with maintaining our qualification as a REIT.

        We currently own, and in the future may originate or acquire, mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. In Revenue Procedure 2003-65, the IRS established a safe harbor under which loans secured by a first priority security interest in ownership interests in a partnership or limited liability company owning real property will be treated as real estate assets for purposes of the REIT asset tests described below, and interest derived from those loans will be treated as qualifying income for both the 75% and 95% gross income tests, provided several requirements are satisfied.

        Although Revenue Procedure 2003-65 provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, our mezzanine loans typically do not meet all of the requirements for reliance on the safe harbor. To the extent any mezzanine loans that we originate or acquire do not qualify for the safe harbor described above, the interest income from the loans will be qualifying income for purposes of the 95% gross income test, but there is a risk that such interest income will not be qualifying income for purposes of the 75% gross income test. We have invested, and will continue to invest, in mezzanine loans in a manner that will enable us to continue to satisfy the REIT gross income and asset tests.

        We have entered into sale and repurchase agreements under which we nominally sold certain of our mortgage assets to a counterparty and simultaneously entered into an agreement to repurchase the sold assets. Based on positions the IRS has taken in analogous situations, we believe that we will be treated for purposes of the REIT gross income and asset tests (see "—Asset Tests" below) as the owner of the mortgage assets that are the subject of any such agreement notwithstanding that we transferred record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the mortgage assets during the term of the sale and repurchase agreement, in which case our ability to qualify as a REIT could be adversely affected.

        The interest, original issue discount, and market discount income that we receive from our mortgage loans and mortgage-backed securities generally will be qualifying income for purposes of both gross income tests. However, as discussed above, if the fair market value of the real estate securing any of our loans is less than the principal amount of the loan, a portion of the income from that loan will be qualifying income for purposes of the 95% gross income test but not the 75% gross income test.

        We have invested in Agency RMBS through "to be announced," or TBA, contracts and have recognized gain or loss upon the disposition of our investment in TBA contracts. The law is unclear regarding whether gains from dispositions of TBA contracts will be treated as gains from the sale of real property (including interests in real property and interests in mortgages on real property) or other qualifying income for purposes of the 75% gross income test. Until we receive a favorable private letter ruling from the IRS or we receive an opinion of counsel to the effect that income and gain from the disposition of TBA contracts should be treated as qualifying income for purposes of the 75% gross income test, we will either invest and dispose of TBA contracts through a TRS or we will limit our gains from dispositions of TBA contracts and any nonqualifying income to no more than 25% of our gross income for each calendar year. Accordingly, our ability to dispose of TBA contracts through dollar roll transactions or otherwise, could be limited. Moreover, even if we are advised by counsel that income and gains from dispositions of TBA contracts should be treated as qualifying income, it is possible that the IRS could successfully take the position that such income is not qualifying income. In the event that such income were determined not to be qualifying for the 75% gross income test, we could be subject to a penalty tax or we could fail to qualify as a REIT if such income and any nonqualifying income exceeds 25% of our gross income. See "—Failure to Qualify."

        Dividends.    Our share of any dividends received from any corporation (including our TRSs, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest will be qualifying income for purposes of both gross income tests.

        Fee Income.    Fee income generally is qualifying income for purposes of both the 75% and 95% gross income tests if it is received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees generally are not qualifying income for purposes of either gross income test. Any fees earned by a TRS are not included for purposes of the gross income tests.

        Foreign Currency Gain.    Certain foreign currency gains are excluded from gross income for purposes of one or both of the gross income tests. "Real estate foreign exchange gain" is excluded from gross income for purposes of the 75% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interest in real property and certain foreign currency gain attributable to certain "qualified business units" of a REIT. "Passive foreign exchange gain" is excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interest in real property. Because passive foreign exchange gain includes real estate foreign exchange gain, real estate foreign exchange gain is excluded from gross income for purposes of both the 75% and 95% gross income test. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

        Rents from Real Property.    As a result of foreclosures on mortgage loans held by our securitization trusts, we hold a small portfolio of residential real property. In addition, we own, and in the future may acquire, interests in limited partnerships and limited liability companies that own apartment buildings. Rents we receive with respect to real property or an interest therein will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if the following conditions are met:

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  First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of receipts or sales.

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  Second, rents we receive from a "related party tenant" will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS, at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space and the rent is not attributable to a modification of a lease with a controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock). A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant.

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  Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

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  Fourth, we generally must not operate or manage our real property or furnish or render noncustomary services to our tenants, other than through an "independent contractor" who is adequately compensated and from whom we do not derive revenue. However, we may provide services directly to tenants if the services are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not considered to be provided for the tenants' convenience. In addition, we may provide a minimal amount of "noncustomary" services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS, which may provide customary and noncustomary services to tenants without tainting its rental income from the related properties.

        Hedging Transactions.    From time to time, we enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income and gain from "hedging transactions" entered into on or before July 30, 2008 is excluded from gross income for purposes of the 95% gross income test (but is treated as nonqualifying income for purposes of the 75%

gross income test). Income and gain from hedging transactions entered into after July 30, 2008 are excluded from gross income for purposes of both the 75% and 95% gross income tests. A "hedging transaction" includes any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate changes, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets. A "hedging transaction" also includes any transaction entered into after July 30, 2008 primarily to manage risk of currency fluctuations with respect to any item of income or gain that is qualifying income for purposes of the 75% or 95% gross income test (or any property which generates such income or gain). We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and satisfy certain other identification requirements. To the extent that we hedge or for other purposes, or to the extent that a portion of our mortgage loans is not secured by "real estate assets" (as described below under "—Asset Tests") or in other situations, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We have structured and intend to continue to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

        Effective for taxable years beginning after December 31, 2015, if we have entered into a qualifying hedging transaction as described above (an "Original Hedge"), and a portion of the hedged indebtedness is extinguished or the related property is disposed of and in connection with such extinguishment or disposition we enter into a new clearly identified hedging transaction that would counteract the Original hedging transaction (a "Counteracting Hedge"), income from the Original Hedge and income from the Counteracting Hedge (including gain from the disposition of the Original Hedge and the Counteracting Hedge) will not be treated as gross income for purposes of the 95% and 75% gross income tests.

        Prohibited Transactions.    A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets will be held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. Whether a REIT holds an asset "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we will attempt to comply with the terms of safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold "primarily for sale to customers in the ordinary course of a trade or business." If we decide to sell assets in a manner that might expose us to the 100% prohibited transactions tax, we may contribute those assets to a TRS prior to marketing and sale of those assets to avoid the prohibited transactions tax. No assurance can be given, however, that the IRS will respect the transaction by which those assets are contributed to the TRS and even if the contribution transaction is respected, the TRS may incur a significant tax liability as a result of those sales.

        Foreclosure Property.    We will be subject to tax at the maximum corporate rate on any income (including foreign currency gain) from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income.

        However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

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  that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

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  for which the related loan or lease was acquired by the REIT at a time when the default was not imminent or anticipated; and

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  for which the REIT makes a proper election to treat the property as foreclosure property.

        However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

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  on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

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  on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

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  which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income or, as effective for taxable years beginning after December 31, 2015, a TRS.

Although we have not made any foreclosure property elections, we may do so in the future.

        Failure to Satisfy Gross Income Tests.    If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions generally will be available if:

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  our failure to meet such tests was due to reasonable cause and not due to willful neglect; and

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  following such failure for any taxable year, a schedule of the sources of our income is filed with the IRS.

        We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in "—Taxation of Our Company," even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of (i) the amount by which we fail the 75% gross income test or (ii) the amount by which 95% of our gross income exceeds the amount of our income qualifying under the 95% gross income test, multiplied by a fraction intended to reflect our profitability.

Asset Tests

        To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:

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  cash or cash items, including certain receivables, certain money market funds, and, in certain circumstances, foreign currencies;

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  government securities;

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  interests in real property, including leaseholds and options to acquire real property and leaseholds;

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  interests in mortgage loans secured by real property;

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  stock in other REITs;

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  investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term; and

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  regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consists of assets that are qualifying real estate-related assets under the federal income tax laws, determined as if we held such assets, we will be treated as holding directly our proportionate share of the assets of such REMIC.

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  effective for taxable years beginning after December 31, 2015: (i) personal property leased in connection with real property to the extent that rents attributable to such personal property are treated as "rents from real property," and (ii) debt instruments issued by "publicly offered REITs" (i.e., REITs which are required to file annual and periodic reports with the SEC under the Securities Exchange Act of 1934).

        Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer's securities may not exceed 5% of the value of our total assets, or the 5% asset test.

        Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power or value of any one issuer's outstanding securities, or the 10% vote or value test.

        Fourth, no more than 25% (20% for taxable years beginning after December 31, 2017) of the value of our total assets may consist of the securities of one or more TRSs.

        Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test, or the 25% securities test.

        Finally, effective for taxable years beginning after December 31, 2015, not more than 25% of the value of our total assets may be represented by debt instruments issued by publicly offered REITs to the extent not secured by real property or interests in real property.

        For purposes of the 5% asset test, the 10% vote or value test and the 25% securities test, the term "securities" does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans or mortgage-backed securities that constitute real estate assets, or equity interests in a partnership. For purposes of the 10% value test, the term "securities" does not include:

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  "Straight debt" securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower's discretion, or similar factors. "Straight debt" securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) hold non-"straight debt" securities that have an aggregate value of more than 1% of the issuer's outstanding securities. However, "straight debt" securities include debt subject to the following contingencies:

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    a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer's debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

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    a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

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  Any loan to an individual or an estate.

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  Any "section 467 rental agreement," other than an agreement with a related party tenant.

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  Any obligation to pay "rents from real property."

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  Certain securities issued by governmental entities.

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  Any security issued by a REIT.

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  Any debt instrument of an entity treated as a partnership for federal income tax purposes to the extent of our interest as a partner in the partnership.

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  Any debt instrument of an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership's gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in "—Requirements for Qualification—Gross Income Tests."

        The asset tests described above are based on our gross assets.

        We invest primarily in Agency RMBS consisting of pass-through certificates and IOs, as well as prime ARM loans held in securitization trusts and multi-family CMBS. We believe that these assets qualify as real estate assets or as government securities.

        As discussed above under "—Gross Income Tests," we, through our securitization trusts, own mortgage loans and we own distressed residential mortgage loans and mezzanine loans. In general, under the applicable Treasury Regulations, if a loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of: (i) the date we agreed to acquire or originate the loan; or (ii) in the event of a significant modification, the date we modified the loan, then a portion of the interest income from such a loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. Although the law is not entirely clear, a portion of the loan will also likely be a nonqualifying asset for purposes of the 75% asset test. The nonqualifying portion of such a loan would be subject to, among other requirements, the 10% vote or value test. IRS Revenue Procedure 2014-51 provides a safe harbor under which the IRS has stated that it will not challenge a REIT's treatment of a loan as being, in part, a qualifying real estate asset in an amount equal to the lesser of: (i) the fair market value of the loan on the date of the relevant quarterly REIT asset test; or (ii) the greater of (a) the current fair market value of the real property securing the loan on the date of the relevant quarterly REIT asset test or (b) the fair market value of the real property securing the loan determined as of the date the

REIT committed to acquire the loan. We will invest in distressed mortgage loans in a manner consistent with maintaining our qualification as a REIT.

        As described above, Revenue Procedure 2003-65 provides a safe harbor pursuant to which certain mezzanine loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% asset test (and therefore, are not subject to the 5% asset test and the 10% vote or value test). See "—Requirements for Qualification—Gross Income Tests." Although our mezzanine loans typically do not qualify for that safe harbor, we believe our mezzanine loans should be treated as qualifying assets for the 75% asset test or should be excluded from the definition of securities for purposes of the 10% vote or value test. We will continue to make mezzanine loans only to the extent such loans will not cause us to fail the asset tests described above.

        We have entered into sale and repurchase agreements under which we nominally sold certain of our Agency RMBS to a counterparty and simultaneously entered into an agreement to repurchase the sold assets in exchange for a purchase price that reflects a financing charge. Based on positions the IRS has taken in analogous situations, we believe that we are treated for REIT asset and income test purposes as the owner of the Agency RMBS that are the subject of such agreements notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the Agency RMBS during the term of the sale and repurchase agreement, in which case we could fail to qualify as a REIT.

        We have invested in TBA contracts and have recognized gain and loss upon the disposition of our investment in TBA contracts. The law is unclear with respect to the qualification of TBA contracts as real estate assets or Government securities for purposes of the 75% asset test. Until we receive a favorable private letter ruling from the IRS or we receive an opinion from counsel to the effect that TBA contracts should be treated as qualifying assets for purposes of the 75% asset test, we will either invest and dispose of TBA contracts through a TRS or we will limit our investment in TBA contracts and any nonqualifying assets to no more than 25% of our assets at the end of any calendar quarter and will limit our investments in TBA contracts with a single counterparty to no more than 5% of our assets at the end of any calendar quarter. Accordingly, our ability to purchase Agency RMBS through TBA contracts could be limited. Moreover, even if we are advised by counsel that TBA contracts should be treated as qualifying assets, it is possible that the IRS could successfully take the position that such assets are not qualifying assets. In the event that such assets were determined not to be qualifying for the 75% asset test, we could be subject to a penalty tax or we could fail to qualify as a REIT if the value of our TBA contracts and any nonqualifying assets exceeds 25% of our total assets at the end of any calendar quarter or if the value of our investments in TBA contracts with a single counterparty exceeds 5% of our assets at the end of any calendar quarter. See "—Failure to Qualify."

        We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurance, however, that we will be successful in this effort. In this regard, to determine our compliance with these requirements, we will need to value our investment in our assets to ensure compliance with the asset tests. Although we will seek to be prudent in making these estimates, there can be no assurances that the IRS might not disagree with these determinations and assert that a lower value is applicable. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT status if:

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  we satisfied the asset tests at the end of the preceding calendar quarter; and

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  the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more nonqualifying assets.

        If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

        If we violate the 5% asset test or the 10% vote or value test described above at the end of any calendar quarter, we will not lose our REIT status so long as (i) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (ii) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a more than de minimis failure of any of the asset tests, as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT status if we (i) dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure (ii) file a description of the assets that caused such failure with the IRS, and (iii) pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

        We currently believe that our assets satisfy the foregoing asset test requirements. However, no independent appraisals have been or will be obtained to support our conclusions as to the value of our assets and securities, or in many cases, the real estate collateral for the mortgage loans we hold through our securitization trusts, our mezzanine loans and the mortgage loans that support our Agency RMBS. Moreover, the values of some assets may not be susceptible to a precise determination. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the asset tests. As a result, there can be no assurance that the IRS will not contend that our ownership of securities and other assets violates one or more of the asset tests applicable to REITs.

Distribution Requirements

        Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

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  the sum of

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  90% of our "REIT taxable income," computed without regard to the dividends paid deduction and our net capital gain or loss, and

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  90% of our after-tax net income, if any, from foreclosure property, minus

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  the sum of certain items of non-cash income.

        We must pay such distributions in the taxable year to which they relate, or in the following taxable year if we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration.

        In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be "preferential dividends." A dividend is not a preferential dividend if the distribution is (i) pro-rata among all outstanding shares of stock within a particular class, and (ii) in accordance with the preferences among different classes of stock as set forth in our organizational documents.

        We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

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  85% of our REIT ordinary income for such year,

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  95% of our REIT capital gain income for such year, and

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  any undistributed taxable income from prior periods,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute. In making this calculation, the amount that a REIT is treated as having "actually distributed" during the current taxable year is both the amount distributed during the current year and the amount by which the distributions during the prior year exceeded its taxable income and capital gain for that prior year (the prior year calculation uses the same methodology so, in determining the amount of the distribution in the prior year, one looks back to the year before and so forth).

        For taxable years ending on or before December 31, 2014, in order for distributions to be counted towards our distribution requirement, and to provide us with a tax deduction, such distributions must not have been "preferential dividends." A distribution is not a preferential dividend if it is pro rata among all outstanding shares within a particular class, and is in accordance with the preferences among the different classes of shares as set forth in our organizational documents. For the taxable year that began on January 1, 2015 and all future taxable years, so long as we continue to be a "publicly offered REIT" (i.e., a REIT which is required to file annual and periodic reports with the SEC under the Securities Exchange Act of 1934), the preferential dividend rule will not apply to us.

        It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. Possible examples of those timing differences include the following:

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  Because we may deduct capital losses only to the extent of our capital gains, we may have taxable income that exceeds our economic income.

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  We will recognize taxable income in advance of the related cash flow if any of our mortgage loans or mortgage-backed securities are deemed to have original issue discount. We generally must accrue original issue discount based on a constant yield method that takes into account projected prepayments but that defers taking into account credit losses until they are actually incurred.

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  We may acquire investments that will be treated as having "market discount" for federal income tax purposes, because the investments will be debt instruments that we acquire for an amount less than their principal amount. Under the federal income tax rules applicable to market discount and our elections under those rules, we are required to recognize market discount as ordinary income as it accrues. The recognition of market discount results in an acceleration of the recognition of taxable income to periods prior to the receipt of the related economic income. Further, to the extent that such an investment does not fully amortize according to its terms, we may never receive the economic income attributable to previously recognized market discount.

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  We may recognize taxable income without receiving a corresponding cash distribution if we foreclose on or make a significant modification to a loan, to the extent that the fair market value of the underlying property or the principal amount of the modified loan, as applicable, exceeds our basis in the original loan.

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  We may recognize phantom taxable income from any residual interests in REMICs or retained ownership interests in mortgage loans subject to collateralized mortgage obligation debt.

        Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional common or preferred stock.

        We may satisfy the 90% distribution test with taxable distributions of our stock or debt securities. The IRS has issued private letter rulings to other REITs treating certain distributions that are paid partly in cash and partly in stock as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for federal income tax purposes. Those rulings may be relied upon only by taxpayers whom they were issued, but we could request a similar ruling from the IRS. In addition, the IRS previously issued a revenue procedure providing temporary authorization for publicly traded REITs to make elective cash/stock dividends, but that revenue procedure no longer applies. Accordingly, it is unclear whether and to what extent we will be able to make taxable dividends payable in cash and stock. We have no current intention to make a taxable dividend payable in our stock.

        Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying "deficiency dividends" to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

        We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these requirements.

Failure to Qualify

        If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in "—Gross Income Tests" and "—Asset Tests."

        If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to stockholders would be taxable as ordinary income. Subject to certain limitations of the federal income tax laws, corporate stockholders might be eligible for the dividends received deduction and domestic non-corporate stockholders might be eligible for the reduced federal income tax rate of up to 20% on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Stockholders

        The term "U.S. stockholder" means a beneficial owner of our capital stock that, for U.S. federal income tax purposes, is:

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  a citizen or resident of the U.S.;

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  a corporation or partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) created or organized under the laws of the U.S. or of a political subdivision of the U.S.;

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  an estate whose income is subject to U.S. federal income taxation regardless of its source; or

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  any trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

        As long as we qualify as a REIT, a taxable U.S. stockholder must take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. For purposes of determining whether a distribution is made out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our preferred stock dividends and then to our common stock dividends. A U.S. stockholder will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. stockholder generally will not qualify for the 20% tax rate for "qualified dividend income." Qualified dividend income generally includes dividends paid by domestic C corporations and certain qualified foreign corporations to most U.S. noncorporate stockholders. Because we are not generally subject to federal income tax on the portion of our REIT taxable income distributed to our stockholders, our dividends generally will not be eligible for the 20% rate on qualified dividend income. As a result, our ordinary REIT dividends will be taxed at the higher tax rate applicable to ordinary income. Currently, the highest marginal individual income tax rate on ordinary income is 39.6%. However, the 20% tax rate for qualified dividend income will apply to our ordinary REIT dividends, if any, that are (i) attributable to dividends received by us from non-REIT corporations, such as our TRSs, and (ii) attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our capital stock for more than 60 days during the 120-day period beginning on the date that is 60 days before the date on which our stock becomes ex-dividend.

        If we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

        A U.S. stockholder generally will recognize distributions that we designate as capital gain dividends as long-term capital gain without regard to the period for which the U.S. stockholder has held its capital stock. We generally will designate our capital gain dividends as either 20% or 25% rate distributions. See "—Capital Gains and Losses." A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as a preference item.

        We may elect to retain and pay income tax on the net long-term capital gain that we recognize in a taxable year. In that case, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its capital stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

        A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder's capital stock. Instead, the distribution will reduce the adjusted basis of such capital stock. A U.S. stockholder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder's adjusted basis in his or her capital stock as long-term capital gain, or short-term capital gain if the capital stock has been held for one year or less, assuming the capital stock is a capital asset in the hands of the U.S. stockholder.

        Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of the capital stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any "passive activity losses," such as losses from certain types of limited partnerships in which the stockholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of our capital stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.

        Any excess inclusion income we generate generally will be allocated among our stockholders to the extent that it exceeds our REIT taxable income in a particular year. A stockholder's share of excess inclusion income would not be allowed to be offset by any net operating losses otherwise available to the stockholder.

        Effective for distributions in taxable years beginning after December 31, 2015, the aggregate amount of dividends that we may designate as "capital gain dividends" or "qualified dividends" with respect to any taxable year may not exceed the dividends paid by us with respect to such year, including dividends that are paid in the following year and if made with or before the first regular dividend payment after such declaration) are treated as paid with respect to such year.

        Certain U.S. stockholders who are individuals, estates or trusts and whose income exceeds certain thresholds are required to pay a 3.8% Medicare tax. The Medicare tax applies to, among other things, dividends and other income derived from certain trades or business and net gains from the sale or other disposition of property, such as our capital stock, subject to certain exceptions. Our dividends and any gain from the disposition of our stock generally are the type of gain that is subject to the Medicare tax.

Taxation of U.S. Stockholders on the Disposition of Capital Stock

        In general, a U.S. stockholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our capital stock as long-term capital gain or loss if the U.S. stockholder has held the capital stock for more than one year and otherwise as short-term capital gain or loss. However, a U.S. stockholder must treat any loss upon a sale or exchange of capital stock held by such stockholder for six-months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of the capital stock may be disallowed if the U.S. stockholder purchases substantially identical capital stock within 30 days before or after the disposition.

Taxation of U.S. Stockholders on a Conversion of Preferred Stock

        Except as provided below, (i) a U.S. stockholder generally will not recognize gain or loss upon the conversion of preferred stock into our common stock, and (ii) a U.S. stockholder's basis and holding period in our common stock received upon conversion generally will be the same as those of the converted shares of preferred stock (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share exchanged for cash). Any of our shares of common stock received in conversion that are attributable to accumulated and unpaid dividends on the converted shares of preferred stock will be treated as a distribution that is potentially taxable as a dividend. Cash received upon conversion in lieu of a fractional share generally will be treated as payment in exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. stockholder has held the preferred stock for more than one year at the time of conversion. U.S. stockholders are urged to consult with their tax advisors regarding the federal income tax consequences of any transaction by which such U.S. stockholder exchanges our commons stock received on a conversion of preferred stock for cash or other property.

Taxation of U.S. Stockholders On a Redemption of Preferred Stock

        In general, a redemption of any preferred stock will be treated under Section 302 of the Internal Revenue Code as a distribution that is taxable at ordinary income tax rates as a dividend (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Internal Revenue Code enabling the redemption to be treated as a sale of the preferred stock (in which case the redemption will be treated in the same manner as a sale described in "—Taxation of U.S. Stockholders on the Disposition of Capital Stock" above). The redemption will satisfy such tests and be treated as a sale of the preferred stock if the redemption:

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  is "substantially disproportionate" with respect to the U.S. stockholder's interest in our stock;

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  results in a "complete termination" of the U.S. stockholder's interest in all classes of our stock; or

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  is "not essentially equivalent to a dividend" with respect to the U.S. stockholder, all within the meaning of Section 302(b) of the Internal Revenue Code.

        In determining whether any of these tests have been met, stock considered to be owned by the U.S. stockholder by reason of certain constructive ownership rules set forth in the Internal Revenue Code, as well as stock actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Internal Revenue Code described above will be satisfied with respect to any particular U.S. stockholder of the preferred stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are advised to consult their own tax advisors to determine such tax treatment.

        If a redemption of preferred stock does not meet any of the three tests described above, the redemption proceeds will be treated as a distribution, as described in "—Taxation of Taxable U.S. Stockholders" above. In that case, a U.S. stockholder's adjusted tax basis in the redeemed preferred stock will be transferred to such U.S. stockholder's remaining stock holdings in our company. If the U.S. stockholder does not retain any of our stock, such basis could be transferred to a related person that holds our stock or it may be lost.

        Under proposed Treasury regulations, if any portion of the amount received by a U.S. stockholder on a redemption of any class of our preferred stock is treated as a distribution with respect to our stock but not as a taxable dividend, then such portion will be allocated to all stock of the redeemed class held by the redeemed holder just before the redemption on a pro-rata, share-by-share, basis. The amount applied to each share will first reduce the redeemed holder's basis in that share and any excess after the basis is reduced to zero will result in taxable gain. If the redeemed holder has different bases in its shares, then the amount allocated could reduce some of the basis in certain shares while reducing all the basis and giving rise to taxable gain in others. Thus the redeemed holder could have gain even if such holder's basis in all its shares of the redeemed class exceeded such portion.

        The proposed Treasury regulations permit the transfer of basis in the redeemed preferred stock to the redeemed holder's remaining, unredeemed shares of preferred stock of the same class (if any), but not to any other class of stock held (directly or indirectly) by the redeemed holder. Instead, any unrecovered basis in the redeemed shares of preferred stock would be treated as a deferred loss to be recognized when certain conditions are satisfied. The proposed Treasury regulations would be effective for transactions that occur after the date the regulations are published as final Treasury regulations. There can, however, be no assurance as to whether, when and in what particular for such proposed Treasury regulations will ultimately be finalized.

Capital Gains and Losses

        A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate currently is 39.6%. The maximum tax rate on long-term capital gain applicable to non-corporate taxpayers is 20%. The maximum tax rate on long-term capital gain from the sale or exchange of "section 1250 property," or depreciable real property, is 25% to the extent that such gain would have been treated as ordinary income if the property were "section 1245 property." Individuals, trusts and estates whose income exceeds certain thresholds are also subject to a 3.8% Medicare tax on gain from the sale of our common stock.

        With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate stockholders at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000 ($1,500 for married individuals filing separate returns). A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Information Reporting Requirements and Backup Withholding

        We will report to our stockholders and to the IRS the amount of dividends we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at a rate of 28% with respect to distributions unless the holder:

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  is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

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  provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

        A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. U.S. stockholders that hold their capital stock through foreign accounts or intermediaries will be subject to U.S. withholding tax at a rate of 30% on dividends and, beginning on January 1, 2017, on proceeds of sale of our capital stock, if certain disclosure requirements related to U.S. accounts are not satisfied. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to

us. For a discussion of the backup withholding rules as applied to non-U.S. stockholders, see "—Taxation of Non-U.S. Stockholders."

        A U.S. withholding tax at a 30% rate will be imposed on dividends and, beginning on January 1, 2017, on proceeds of sale in respect of our capital stock received by certain non-U.S. stockholders, if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such dividends and proceeds will be required to seek a refund from the IRS to obtain the benefit or such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

Taxation of Non-U.S. Stockholders

        The term "non-U.S. stockholder" means a beneficial owner of our capital stock that is not a U.S. stockholder or a partnership (or entity treated as a partnership for federal income tax purposes). The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex. This section is only a summary of such rules. We urge non-U.S. stockholders to consult their own tax advisors to determine the impact of federal, foreign, state, and local income tax laws on ownership of our stock, including any reporting requirements.

Distributions

        A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of U.S. real property interests, or USRPI, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay the distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. stockholder's conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed on distributions and also may be subject to the 30% branch profits tax in the case of a corporate non-U.S. stockholder. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any ordinary dividend paid to a non-U.S. stockholder unless either:

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  a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN or W-8BEN-E evidencing eligibility for that reduced rate with us,

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  the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income, or

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  the distribution is treated as attributable to a sale of a USRPI under FIRPTA (discussed below).

However, reduced treaty rates are not available to the extent that the income allocated to the foreign stockholder is excess inclusion income. Any excess inclusion income we generate generally will be allocated among our stockholders to the extent that it exceeds our REIT taxable income in a particular year.

        A non-U.S. stockholder will not incur U.S. tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of its capital stock. Instead, the excess portion of such distribution will reduce the adjusted basis of that capital stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of the capital stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its stock, as described below. We must withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 10% (15% as applied to dispositions occurring on or after February 16, 2016) on any portion of a distribution not subject to withholding at a rate of 30%. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, by filing a U.S. tax return, a non-U.S. stockholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

        For any year in which we qualify as a REIT, a non-U.S. stockholder could incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA. A USRPI includes certain interests in real property and stock in corporations at least 50% of whose assets consist of interests in real property. We do not expect to make significant distributions that are attributable to gain from our sale or exchange of USRPIs. Under FIRPTA, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also could be subject to the 30% branch profits tax on such a distribution.

        However, subject to the discussion below regarding distributions to "qualified shareholders" and "qualified foreign pension funds," under FIRPTA, if the applicable class of our stock is regularly traded on an established securities market in the U.S., capital gain distributions on that class of stock that are attributable to our sale of a USRPI will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as the non-U.S. stockholder did not own more than 5% (10% as applied to distributions on or after December 18, 2015) of the applicable class of our stock at any time during the one-year period preceding the distribution. In such a case, non-U.S. stockholders generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends.

        A U.S. withholding tax at a 30% rate applies to dividends paid to certain non-U.S. stockholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such dividends will be required to seek a refund from the IRS to obtain the benefit or such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

        Qualified Shareholders.    Subject to the exception discussed below, any distribution on or after December 18, 2015 to a "qualified shareholder" who holds REIT stock directly or indirectly (through one or more partnerships) will not be subject to U.S. tax as income effectively connected with a U.S. trade or business and thus will not be subject to special withholding rules under FIRPTA. While a "qualified shareholder" will not be subject to FIRPTA withholding on REIT distributions, certain investors of a "qualified shareholder" (i.e., non-U.S. persons who hold interests in the "qualified shareholder" (other than interests solely as a creditor), and hold more than 10% of REIT stock (whether or not by reason of the investor's ownership in the "qualified shareholder")) may be subject to FIRPTA withholding.

        A "qualified shareholder" is a foreign person that (i) either is eligible for the benefits of a comprehensive income tax treaty which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the U.S. and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or NASDAQ markets, (ii) is a qualified collective investment vehicle (defined below), and (iii) maintains records on the identity of each person who, at any time during the foreign person's taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.

        A qualified collective investment vehicle is a foreign person that (i) would be eligible for a reduced rate of withholding under the comprehensive income tax treaty described above, even if such entity holds more than 10% of the stock of such REIT, (ii) is publicly traded, is treated as a partnership under the Code, is a withholding foreign partnership, and would be treated as a U.S. real property holding corporation if it were a domestic corporation, or (iii) is designated as such by the Secretary of the Treasury and is either (a) fiscally transparent within the meaning of section 894 of the Code, or (b) required to include dividends in its gross income, but is entitled to a deduction for distributions to its investors.

        Qualified Foreign Pension Funds.    Any distribution on or after December 18, 2015 to a "qualified foreign pension fund" or an entity all of the interests of which are held by a "qualified foreign pension fund" who holds REIT stock directly or indirectly (through one or more partnerships) will not be subject to U.S. tax as income effectively connected with a U.S. trade or business and thus will not be subject to the withholding rules under FIRPTA.

        A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (A) which is created or organized under the law of a country other than the U.S., (B) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (C) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (D) which is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (E) with respect to which, under the laws of the country in which it is established or operates, (i) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (ii) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.

        The provisions of the PATH Act (as defined below) relating to qualified shareholders and qualified foreign pension funds are complex. Stockholders should consult their tax advisors with respect to the impact of the PATH Act on them.

Dispositions

        Non-U.S. stockholders could incur tax under FIRPTA with respect to gain realized upon a disposition of our stock if we are a U.S. real property holding corporation during a specified testing period, subject to the discussion below regarding distributions to "qualified shareholders" and "qualified foreign pension funds." If at least 50% of a REIT's assets are USRPIs, then the REIT will be a U.S. real property holding corporation. Because of our investment strategy, we are not and do not expect to become a U.S. real property holding company. However, even if we are a U.S. real property holding corporation, a non-U.S. stockholder generally would not incur tax under FIRPTA on gain from the sale of our stock if we are a "domestically controlled qualified investment entity."

        A "domestically controlled qualified investment entity" includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. stockholders. We cannot assure you that this test will be met.

        If the applicable class of our stock is regularly traded on an established securities market, an additional exception to the tax under FIRPTA will be available with respect to such stock, even if we do not qualify as a domestically controlled qualified investment entity at the time the non-U.S. stockholder sells such stock. Under that exception, the gain from such a sale by such a non-U.S. stockholder will not be subject to tax under FIRPTA if (1) the applicable class of our stock is treated as being regularly traded under applicable Treasury Regulations on an established securities market and (2) the non-U.S. stockholder owned, actually or constructively, 5% (10% on or after December 18, 2015) or less of that class of stock at all times during a specified testing period. We believe that each class of our capital stock is regularly traded on an established securities market.

        On or after December 18, 2015, a sale of our shares by:

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  a "qualified shareholder" or

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  a "qualified foreign pension fund"

who holds our shares directly or indirectly (through one or more partnerships) will not be subject to federal income taxation under FIRPTA. While a "qualified shareholder" will not be subject to FIRPTA withholding upon sale of our shares, certain investors of a "qualified shareholder" (i.e., non-U.S. persons who hold interests in the "qualified shareholder" (other than interests solely as a creditor), and hold more than 10% of REIT stock (whether or not by reason of the investor's ownership in the "qualified shareholder")) may be subject to FIRPTA withholding.

        If the gain on the sale of shares of our stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. In addition, distributions that are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a non-U.S. stockholder treated as a corporation (under U.S. federal income tax principles) that is not otherwise entitled to treaty exemption. Finally, if we are not a domestically controlled qualified investment entity at the time our stock is sold and the non-U.S. stockholder does not qualify for the exemptions described in the preceding paragraph, under FIRPTA the purchaser of shares of our stock also may be required to withhold 10% (15% as applied to dispositions occurring on or after February 16, 2016) of the purchase price and remit this amount to the IRS on behalf of the selling non-U.S. stockholder.

        With respect to individual non-U.S. stockholders, even if not subject to FIRPTA, capital gains recognized from the sale of shares of our stock will be taxable to such non-U.S. stockholder if he or she is a non-resident alien individual who is present in the U.S. for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual may be subject to a U.S. federal income tax on his or her U.S. source capital gain.

        A U.S. withholding tax at a 30% rate will be imposed on proceeds from the sale of our stock received after December 31, 2018 by certain non-U.S. stockholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such proceeds will be required to seek a refund from the IRS to obtain the benefit or such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

Conversion of Preferred Stock

        So long our preferred stock does not constitute a USRPI under FIRPTA, the tax consequences to a non-U.S. stockholder of the conversion of our preferred stock into common stock will generally be the same as those described above for a U.S. stockholder. The conversion of our preferred stock into our common stock may be a taxable exchange for a non-U.S. stockholder if our preferred stock constitutes a USRPI. Even if our preferred stock does constitute a USRPI, provided our common stock also constitutes a USRPI, a non-U.S. stockholder generally will not recognize gain or loss upon a conversion of our preferred stock into our common stock so long as certain FIRPTA-related reporting requirements are satisfied. If our preferred stock does constitute a USRPI and such requirements are not satisfied, however, a conversion will be treated as a taxable exchange of our preferred stock for our common stock. Such a deemed taxable exchange will be subject to tax under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (e.g., an individual or a corporation, as the case may be) on the excess, if any, of the fair market value of such non-U.S. stockholder's common stock received over such non-U.S. stockholder's adjusted basis in its preferred stock. Collection of such tax will be enforced by a refundable withholding tax at a rate of 10% of the value of the common stock. It is not currently anticipated that our capital stock will constitute a USRPI. However, we cannot assure you that our capital stock will not become a USRPI. Non-U.S. stockholders are urged to consult with their tax advisors regarding the federal income tax consequences of any transaction by which such holder exchanges shares received on a conversion of our preferred stock for cash or other property.

Redemption of Preferred Stock

        For a discussion of the treatment of a redemption of our preferred stock for a non-U.S. stockholder, see "—Taxation of U.S. Stockholders on a Redemption of Preferred Stock."

Legislative or Other Actions Affecting REITs

        The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Additionally, several of the tax considerations described herein are currently under review and are subject to change. Prospective stockholders are urged to consult with their own tax advisors regarding the effect of potential changes to the federal tax laws on an investment in our common stock.

        Several REIT rules were recently amended under the Protecting Americans from Tax Hikes Act of 2015 (the "Act"), which was enacted on December 18, 2015. These rules were enacted with varying effective dates, some of which are retroactive. Investors should consult with their tax advisors regarding the effect of the PATH Act in their particular circumstances.

State, Local and Foreign Taxes

        We and/or our securityholders may be subject to taxation by various states, localities or foreign jurisdictions, including those in which we or a securityholder transacts business, owns property or resides. We may own properties located in numerous jurisdictions and may be required to file tax returns in some or all of those jurisdictions. The state, local and foreign tax treatment may differ from the federal income tax treatment described above. Consequently, you should consult your tax advisor regarding the effect of state, local and foreign income and other tax laws upon an investment in our securities.

 PLAN OF DISTRIBUTION

        We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

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  through underwriters or dealers;

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  directly to purchasers;

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  in a rights offering;

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  in "at the market offerings," within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;

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  through agents;

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  through a combination of any of these methods; or

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  through any other method permitted by applicable law and described in a prospectus supplement.

        The prospectus supplement with respect to any offering of securities will include the following information:

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  the terms of the offering;

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  the names of any underwriters, dealers or agents;

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  the name or names of any managing underwriter or underwriters;

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  the purchase price or initial public offering price of the securities;

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  the net proceeds from the sale of the securities;

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  any delayed delivery arrangements;

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  any underwriting discounts, commissions and other items constituting underwriters' compensation;

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  any discounts or concessions allowed or reallowed or paid to dealers;

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  any commissions paid to agents; and

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  any securities exchange on which the securities may be listed.

Sale through Underwriters or Dealers

        If underwriters are used in the sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        We will describe the name or names of any underwriters, dealers or agents and the purchase price of the securities in a prospectus supplement relating to the securities.

        In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts,

concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act. The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us.

        Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an "at-the-market" offering, sales made directly on NASDAQ, the existing trading market for our common stock, or such other exchange or automated quotation system on which our securities trade, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our securities, the amounts underwritten, and the nature of its obligations to take our securities will be described in the applicable prospectus supplement.

        Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our common stock, our Series B Preferred Stock and our Series C Preferred Stock, which are currently listed on NASDAQ. We currently intend to list any shares of common stock sold pursuant to this prospectus on NASDAQ. We may elect to list any series of preferred stock on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of or the trading market for any of the securities.

        Under agreements we may enter into, we may indemnify underwriters, dealers, and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act, or contribute with respect to payments that the underwriters, dealers or agents may be required to make. Unless otherwise set forth in the accompanying prospectus supplement, the obligations of any underwriters to purchase any of the securities will be subject to certain conditions precedent.

        To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        From time to time, we or our affiliates may engage in transactions with these underwriters, dealers and agents in the ordinary course of business. Underwriters have from time to time in the past provided, and may from time to time in the future provide, investment banking services to us for which they have in the past received, and may in the future receive, customary fees.

        If indicated in the prospectus supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

Direct Sales and Sales through Agents

        We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

Remarketing Arrangements

        Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

        If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

        We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

CERTAIN LEGAL MATTERS

        Certain legal matters in connection with this offering will be passed upon for us by Vinson & Elkins L.L.P. and, with respect to certain matters of Maryland law, Venable LLP. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

        The audited consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information about the public reference room. Our filings with the SEC are also available to the public through the SEC's Internet site at www.sec.gov. We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is part of the registration statement and does not contain all the information in the registration statement. Wherever a reference is made in this prospectus to a contract or other documents of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC's public reference room in Washington, D.C., as well as through the SEC's Internet site at www.sec.gov.

        Our Internet address is www.nymtrust.com. We make available free of charge, on or through the "Financial Information—SEC Filings" section of our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Also posted on our website, and available in print upon request to our Investor Relations Department, are the charters for our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, and our Code of Business Conduct and Ethics, which governs our directors, officers and employees. Information on our website is not part of this prospectus.

INCORPORATION BY REFERENCE OF INFORMATION FILED WITH THE SEC

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. The information incorporated by reference is considered to be part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

        We incorporate by reference the following documents or information filed with the SEC and any subsequent filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the initial registration statement and prior to completion of the offering of the securities described in this prospectus (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

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  our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed on February 25, 2016;

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  our Quarterly Reports on Form 10-Q filed on May 5, 2016 and August 5, 2016;

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  our Current Reports on Form 8-K filed on March 18, 2016, April 19, 2016, May 3, 2016, May 13, 2016, May 16, 2016, June 13, 2016, June 16, 2016 and July 6, 2016;

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  the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 from our Definitive Proxy Statement on Schedule 14A filed on March 31, 2016;

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  the description of our capital stock in our Registration Statement on Form 8-A filed on June 3, 2008;

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  the description of our Series B Preferred Stock in our Registration Statement on Form 8-A filed on May 31, 2013; and

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  the description of our Series C Preferred Stock in our Registration Statement on Form 8-A filed on April 21, 2015.

        We will provide without charge to each person, including any beneficial owner, to whom this is delivered, upon his or her written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request those documents from us by writing to New York Mortgage Trust, Inc., c/o Corporate Secretary, 275 Madison Avenue, New York, New York 10016 or by calling our Corporate Secretary at (212) 792-0107.

$100,000,000

              % Senior Convertible Notes Due 2022

Prospectus Supplement

                      , 2017

Nomura